PROSPECTUS SUPPLEMENT
(To Prospectus dated November 17, 1997)

                                   $8,250,000
           GATE(R) RECEIVABLE ASSET-BACKED DEBT SECURITIES (GRADS(R) )
                     7.24% COLLATERALIZED STUDENT LOAN BONDS
                                 SERIES 1997-S2

                      THE NATIONAL COLLEGIATE TRUST 1997-S2

         The 7.24% Collateralized Student Loan Bonds, Series 1997-S2 (the "Bonds") have an aggregate initial principal amount of $8,250,000 and a fixed interest rate per annum of 7.24% (the "Bond Interest Rate"). Interest on the Bonds will be payable semiannually on the 20th day of each March and September or, if such 20th day is not a Business Day, on the first Business Day thereafter (each, an "Interest Payment Date"), commencing on March 20, 1998. Interest will be payable on the Bonds in an amount equal to the interest accrued on the unpaid principal amount of Bonds during the six-month
                                                  (COVER CONTINUED ON NEXT PAGE)

         On or before the Closing Date, the Issuer will obtain from MBIA Insurance Corporation (the "Bond Insurer") a bond guaranty insurance policy (the "Bond Insurance Policy") that will, subject to its terms, guarantee the payment of interest and principal on the Bonds when due.

                    Prospective investors should consider the
                  information set forth under "Risk Factors" on
                   page S-8 of this Prospectus Supplement and
                   on page 10 of the accompanying Prospectus.

                                   [MBIA LOGO]

PROCEEDS OF THE ASSETS OF THE ISSUER AND PROCEEDS FROM THE BOND INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES. NEITHER THE BONDS NOR THE STUDENT LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                    Underwriting Discounts      Proceeds to
                Price to Public     and Commissions             Issuer (1)
--------------------------------------------------------------------------------
Per Bond             100%                   1.15%                 94.062%
--------------------------------------------------------------------------------
    Total         $8,250,000               $94,875              $7,760,125
================================================================================

(1) After deducting expenses payable by the Issuer, estimated at $395,000, including the payment of a Structural Advisory Fee to The First Marblehead Corporation, the structural advisor to the Issuer, equal to 1.4% of the aggregate initial principal amount of the Bonds. In addition, a Loan Origination Processing Fee will be paid to The First Marblehead Corporation in the amount of $34,710. See "Summary of the Prospectus Supplement--Depositor" herein and "The Depositor" in the Prospectus for a further description of The First Marblehead Corporation.

There is currently no secondary market for the Bonds. BancAmerica Robertson Stephens (the "Underwriter") intends to make a secondary market in the Bonds, but has no obligation to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue. The Bonds are offered by the Underwriter, subject to prior sale, to withdrawal, cancellation or modifications of the offer without notice, to receipt and acceptance by the Underwriter and to certain additional conditions. It is expected that the Bonds will be delivered in book-entry form through the same day funds settlement system of The Depository Trust System against payment therefor in immediately available funds in New York, New York on or about December 3, 1997.

                         BANCAMERICA ROBERTSON STEPHENS
          The date of this Prospectus Supplement is November 25, 1997.

(COVER CONTINUED)

period (or for the initial Interest Payment Date, the period commencing with the Closing Date) ending on the last day preceding each such Interest Payment Date. Principal on the Bonds will be payable semiannually on the 20th day of each March and September or, if such 20th day is not a Business Day, on the first Business Day thereafter (each, a "Principal Payment Date"), commencing on September 20, 2001. The Stated Maturity Date for the Bonds will be on the Payment Date in September 2014, the latest scheduled maturity date of the Student Loans pledged to secure the Bonds. However, the actual payment in full of the Bonds could occur sooner than the Stated Maturity Date, as provided herein.

         It is a condition to issuance that the Bonds offered hereby be rated not lower than "Aaa" and "AAA" by Moody's Investors' Service, Inc. and Fitch Investors Service, L.P., respectively. See "Rating" herein.

         The Bonds will be collateralized by a pool of loans (the "Student Loans") to students at the educational institutions identified herein (the "Owner Participants") purchased by The National Collegiate Trust 1997-S2 (the "Issuer") directly from the Originators simultaneously with the closing for the sale of the Bonds. As of December 3, 1997 (the "Closing Date"), the outstanding principal balance of the Student Loans is expected to be $7,430,288. The pool of Student Loans will be pledged by the Issuer to State Street Bank and Trust Company (the "Indenture Trustee") for the benefit of the holders of the Bonds (the "Bondholders") and the Bond Insurer.

         The Student Loans were originated by the Originators identified herein in connection with the Guaranteed Access to Education ("GATE(R)" )Student Loan Program established by The National Collegiate Trust, a Delaware business trust, which was the initial depositor (the "Depositor") of the Issuer. The Student Loans were made to students to provide financing for the costs of attending the educational institutions that are the Owner Participants in the Issuer and for certain other expenses in connection therewith. The Student Loans will be serviced by the Pennsylvania Higher Education Assistance Agency (the "Servicer"), subject to the requirements set forth herein and in the accompanying Prospectus.

         The Bond Insurer is a wholly-owned subsidiary of MBIA Inc. In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, certain financial statements that have been filed with the Securities and Exchange Commission by MBIA Inc. have been incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement. See "The Bond Insurer" herein.

         The yield to maturity on the Bonds will be affected by, among other things, the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Student Loans and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.


         THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE BONDS. SALES OF THE BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

                                  -----------

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  -----------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE BONDS, INCLUDING BY ENTERING STABILIZING BIDS AND PURCHASING THE BONDS TO COVER ANY SHORT POSITION IN THE BONDS MAINTAINED BY THE UNDERWRITER, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY MAY BE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS. A "GLOSSARY OF PRINCIPAL TERMS" IS INCLUDED AT THE END OF THE PROSPECTUS. TERMS THAT ARE USED BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT WILL HAVE THE MEANINGS SPECIFIED IN THE PROSPECTUS.

SECURITIES OFFERED...................  7.24% Collateralized Student Loan Bonds,
                                       Series 1997-S2, issued pursuant to an
                                       indenture (the "Indenture"), between the
                                       Issuer, acting through the Owner Trustee
                                       (as defined herein), and the Indenture
                                       Trustee. The Bonds will be issued in
                                       minimum denominations of $25,000 and
                                       multiples of $1,000 in excess thereof.
                                       See "Description of the Bonds" and
                                       "Description of the Indenture" herein and "Description of the Indenture" in the Prospectus.

ISSUER...............................  The National Collegiate Trust 1997-S2, a
                                       Delaware business trust established by
                                       the Depositor for the sole purpose of
                                       acquiring, owning, holding and pledging
                                       the Student Loans and issuing and selling the Bonds. The Issuer will have no significant assets other than the Trust Estate pledged as collateral for the Bonds. See "The Issuer" in the Prospectus.

DEPOSITOR............................  The National Collegiate Trust, a Delaware
                                       business trust, owned by NCT Holdings,
                                       Inc., a Delaware corporation and a
                                       wholly-owned subsidiary of The First
                                       Marblehead Corporation. The registered
                                       office of the Depositor is c/o Delaware
                                       Trust Capital Management, Inc., 900
                                       Market Street, Wilmington, Delaware
                                       19801. The First Marblehead Corporation
                                       will receive a Structural Advisory Fee
                                       and a Loan Origination Processing Fee, as set forth on the cover page of this Prospectus Supplement, from the Issuer upon the issuance and sale of the Bonds. See "The Depositor" in the Prospectus.

SERVICER.............................  The Pennsylvania Higher Education
                                       Assistance Agency, a public corporation
                                       and a governmental instrumentality of the Commonwealth of Pennsylvania. The primary compensation of the Servicer for servicing the Student Loans will be a monthly fee (the "Servicing Fee") set forth herein. See "The Servicer" and "The Servicer--Servicing Compensation" herein and "The Servicer" in the Prospectus.

INDENTURE TRUSTEE....................  State Street Bank and Trust Company, a
                                       Massachusetts trust company. See
                                       "Description of the Indenture--The
                                       Indenture Trustee" herein.

OWNER TRUSTEE........................  Delaware Trust Capital Management, Inc.,
                                       a Delaware trust company acting as
                                       trustee for the Depositor and for the
                                       Issuer. See "The Owner Trustee" herein.

ADMINISTRATOR........................  First Marblehead Data Services Inc., a
                                       Delaware corporation. See "The
                                       Administrator" herein and in the
                                       Prospectus.

ORIGINATORS..........................  BankBoston, NA ("BankBoston") with respect to the Student Loans originated
                                       by BankBoston and Bank of America
                                       National Association ("BANA") with
                                       respect to Student Loans originated by
                                       BANA. See "The Originators" herein and in the Prospectus and "Description of the Student Loans" herein.

CLOSING DATE.........................  December 3, 1997.

DESCRIPTION OF THE
     BONDS...........................  The Bonds will be issued pursuant to an
                                       Indenture, to be dated as of November 1, 1997, between the Issuer acting through the Owner Trustee and the Indenture Trustee, as trustee for the Bondholders. The Bonds will initially be represented by one or more certificates registered in the name of CEDE & Co., the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC, DTC Participants and Indirect DTC
                                       Participants for the benefit of the Bond
                                       Owners. The Bonds will be issued in
                                       definitive form only under the limited
                                       circumstances described in the
                                       Prospectus. See "Risk Factors--Difficulty in Pledging" and "--Potential Delays in Receipt of Distributions" herein and "Risk Factors" and "Description of the Indenture--Book-Entry Registration and
                                       Definitive Bonds" in the Prospectus.

     A.  INTEREST....................  The Bonds will bear a fixed interest rate equal to 7.24% per annum. Interest on the Bonds will be payable semiannually on the 20th day of each March and September or, if such 20th day is not a Business Day, on the first Business Day thereafter (each, an "Interest Payment Date"), commencing on March 20, 1998. Interest is payable on the Bonds in an amount equal to the interest accrued on the unpaid principal amount of the Bonds during the six-month period (or, for the initial Interest Payment Date, the period commencing with the Closing Date) ending on the last day preceding each such Interest Payment Date (each such period, the "Interest Accrual Period"). See "Description of the Bonds--Payments of Interest" herein and in the Prospectus.

     B.  PRINCIPAL...................  Principal payments on the Bonds will be payable semiannually on the 20th day of
                                       each March and September or, if such 20th day is not a Business Day, on the first Business Day thereafter (each, a "Principal Payment Date" and together with the related Interest Payment Date, a "Payment Date"), commencing on September 20, 2001. Following payment of interest on the Bonds and certain expenses as described in "Collateral Proceeds Account; Application of Funds" below, payment of principal will be made from the remaining Available Funds (defined below) on deposit in the Collateral Proceeds Account and the Reserve Fund. "Available Funds" are equal to the sum of
                                       (i) all monthly interest collected with
                                       respect to the Student Loans during the
                                       six-month period ending on the 15th day
                                       of the calendar month in which the
                                       related Payment Date occurs (each such
                                       period, a "Collection Period"); (ii) all monthly principal collected with respect to the Student Loans during the related Collection Period together with any and all prepayments received with respect to the Student Loans during the Collection Period; (iii) net liquidation proceeds related to defaulted Student Loans received during the Collection Period;
                                       (iv) reinvestment income deposited in the Collateral Proceeds Account and the Reserve Fund during the Collection Period; (v) funds in the Reserve Fund in excess of the Interest Reserve Amount;
                                       (vi) any Insured Payments; (vii) any
                                       Funding Owner Payments; and (viii) any
                                       indemnification, repurchase or other
                                       similar proceeds related to the Student
                                       Loans.

     C.  STATED MATURITY DATE........  September 20, 2014. However, the actual date on which payment in full may be made on the Bonds may be earlier than the Stated Maturity date due to, among other factors, principal prepayments on the Student Loans. No assurance can be given as to the actual maturity date of the Bonds or the payment experience of the Student Loans or the Bonds. See "Certain Yield and Prepayment Considerations" herein and "Risk Factors--Average Life of Bonds; Prepayments; Yields" and "Yield Considerations" in the Prospectus.

     D.  OPTIONAL REDEMPTION.........  The Issuer will have the right, at its option, to redeem the Bonds (i) in whole, at a redemption price of 100% of their unpaid principal amount, plus accrued interest, on any Payment Date on which the Aggregate Current Principal Amount of all Bonds outstanding has declined to 10% or less of their initial Aggregate Current Principal Amount, and (ii) during the 60-day period following the Closing Date, in an amount not to exceed 5% of the Aggregate Current Principal Amount of the Bonds at a price equal to 100% of their unpaid principal amount, plus accrued interest. See "Description of the Bonds--Optional Redemption" in the Prospectus. Insured Payments under the Bond Insurance Policy will be made only at the time set forth therein. No Insured Payments will be made for any optional redemption of the Bonds. See "Bond Insurance Policy" herein.

TRUST ESTATE.........................  The collateral pledged by the Issuer to the Indenture Trustee, for the benefit of the Bondholders and the Bond Insurer, as security for the bonds consisting primarily of the Student Loans, the Bond Insurance Policy, the Surety Bond, the Collateral Proceeds Account and the Reserve Fund (including all income from investments of funds in each of such accounts).

USE OF PROCEEDS......................  The net proceeds from the sale of the
                                       Bonds, as set forth on the cover of this Prospectus Supplement, will be used by the Issuer to acquire the Student Loans at a discount directly from the Originators simultaneously with the closing of the sale of the Bonds. See "Use of Proceeds" herein and in the Prospectus.

THE STUDENT LOANS ...................  As of the Closing Date, 3,471
                                       GATE(R) Student Loans, with an aggregate initial principal amount of $7,430,288 will be acquired directly by the Issuer from the Originators. None of the Student Loans will be secured by any assets of the borrowers.

                                       2,988 Student Loans, with an initial
                                       principal amount of $5,716,003 were
                                       originated by BankBoston, and 483 Student
                                       Loans, with an initial principal amount
                                       of $1,714,285 were originated by BANA.

                                       222 Student Loans, with an initial
                                       principal amount of $788,442 have an
                                       interest rate that adjusts quarterly (the
                                       "Adjustable Rate Student Loans") and the remaining Student Loans have a fixed interest rate.

                                       The Student Loans will conform to the
                                       description herein and in "The GATE(R)
                                       Student Loan Program" in the Prospectus.

                                       The Student Loans were originated between January and October of 1997. All of the Student Loans are scheduled to mature between September 1, 2010 and September 1, 2014. The Student Loans in the Trust Estate are expected to have the following additional characteristics as of the Closing Date (percentages of the Student Loans are as of the aggregate initial principal amount of the Student Loans):

                                       (i)    a weighted average initial
                                              interest rate of 8.31% per annum
                                              with respect to the Adjustable
                                              Rate Student Loans, and a weighted
                                              average interest rate of 9.17% per
                                              annum with respect to the
                                              remaining Student Loans;

                                       (ii)   an average initial principal
                                              amount of approximately $2,141;
                                              and

                                       (iii)  a weighted average remaining term
                                              to scheduled maturity of
                                              approximately 185 months.

                                       (iv)   Each Adjustable Rate Student Loan
                                              is subject to an interest rate
                                              adjustment (each, an "Interest
                                              Rate Adjustment") during each
                                              quarter prior to the related
                                              Amortization Date and annually
                                              thereafter, on the date specified
                                              in the related Student Loan note
                                              (the "Interest Adjustment Date").
                                              The index for the Interest Rate
                                              Adjustment is the weekly average
                                              per annum coupon equivalent yield
                                              for 91-day Treasury bills sold at
                                              the 91- day Treasury bill auctions
                                              in the thirteen weeks (for
                                              quarterly adjustments), or 52
                                              weeks (for annual adjustments),
                                              prior to the related Interest
                                              Adjustment Date as reported in the
                                              WALL STREET JOURNAL (the "T-Bill
                                              Rate"). The interest rates on the
                                              Adjustable Rate Student Loans are
                                              adjusted on the related Interest

                                              Adjustment Date to equal the
                                              T-Bill Rate plus a margin
                                              specified in the related Student
                                              Loan Note.

                                       For additional discussion of the Student
                                       Loans, see "Description of the Student
                                       Loans" herein.

COLLATERAL PROCEEDS ACCOUNT;
     APPLICATION OF FUNDS............  All amounts collected on the Student
                                       Loans, net of the Servicing Fee, will be remitted to a trust account or accounts (collectively, the "Collateral Proceeds Account"), to be established by the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer. All Available Funds in the Collateral Proceeds Account and the Reserve Fund will be available for application to the payment of principal and/or interest on the Bonds and certain expenses described below, on each Payment Date; provided, however, that any Insured Payments made by the Bond Insurer under the Bond Insurance Policy or the Surety Bond and included in Available Funds cannot be applied to the payment of certain expenses described below of the Bond Insurer.

                                       On each Payment Date, the Indenture
                                       Trustee will apply Available Funds in the following order of priority: FIRST, if such Payment Date is in September, commencing with the Payment Date occurring on September 20, 1998, to the payment of (x) the Guaranty Fee (as defined below) and the Surety Fee (as defined below) and (y) the Guaranty Fee Arrearage (any accrued but unpaid Guaranty Fees plus interest) and the Surety Fee Arrearage (any accrued but unpaid Surety Fees plus interest), if any (provided, that no Insured Payments will be used for such purpose); SECOND, to the Bonds for the payment of accrued interest on the Bonds at the Bond Interest Rate; THIRD, on the Stated Maturity Date, to the Bonds for the payment of any unpaid principal amount of the Bonds; FOURTH, to the payment of any reimbursement amounts then due and owing to the Bond Insurer under the Reimbursement Agreement (defined below) (provided, no Insured Payments will be used for such purpose); FIFTH, to the payment of any shortfall in the Interest Reserve Amount for the related Interest Accrual Period (provided that, if after giving effect to all payments of interest and principal on the Bonds on such Payment Date, the Interest Reserve Amount equals or exceeds the Aggregate Current Principal Amount of the Outstanding Bonds, then the Bonds will be immediately due and payable) (provided further that, Insured Payments made under the Bond Insurance Policy will not be used for such purpose); SIXTH, to the payment of scheduled fees due the Indenture Trustee pursuant to the Indenture; SEVENTH, to the payment of any unpaid amount due any firm of independent accountants that audits the financial statements of the Issuer pursuant to the Indenture (the "Accountants"); EIGHTH, to the payment of scheduled fees due the Owner Trustee of the Issuer pursuant to the Trust Agreement (the "Trust Agreement") between the Owner

                                       Trustee and the Owner Participants;
                                       NINTH, to the payment of scheduled fees
                                       due the Administrator pursuant to the
                                       Administration Agreement; TENTH, to the
                                       Owner Trustee, for the benefit of the
                                       Funding Owners, the amount of any Funding
                                       Owner Payments which are designated
                                       Liquidity Capital Contributions under the
                                       Trust Agreement, which have previously
                                       been deposited into the Reserve Fund
                                       pursuant to the Indenture, and which have not been repaid to the Owner Trustee for the benefit of the Funding Owners; ELEVENTH, on each Principal Payment Date other than on the Stated Maturity Date, to the Bonds for the payment of any unpaid principal amount of the Bonds; TWELFTH, to the payment of any unpaid amount due the Indenture Trustee pursuant to the Indenture THIRTEENTH, to the payment of any unpaid amount due the Owner Trustee pursuant to the Trust Agreement; FOURTEENTH, to the payment of any unpaid amount due the Administrator pursuant to the Administration Agreement; and FIFTEENTH, if such Payment Date is not a Principal Payment Date, any amounts in the Collateral Proceeds Account will be deposited in the Reserve Fund; provided that Insured Payments under the Bond Insurance Policy will only be applied to the payment of interest on the Bonds on any Payment Date and principal on the Bonds on the Stated Maturity Date; provided, further, that prior to the first Principal Payment Date, the payments described in clauses TWELFTH, THIRTEENTH and FOURTEENTH above will only be made upon the Bond Insurer's consent, which consent will not unreasonably be withheld.

                                       Any amounts remaining in the Collateral
                                       Proceeds Account immediately following
                                       retirement of the Bonds in full and
                                       payment of any unpaid administrative fees and expenses (including any amounts owed to the Bond Insurer) will be paid to the Issuer. See "Description of the Bonds--Collateral Proceeds Account" herein.

RESERVE FUND...........................The Indenture Trustee will establish and maintain a reserve fund (the "Reserve
                                       Fund") for the benefit of holders of the Bonds and the Bond Insurer. On the Closing Date $1,080,000 will be deposited in the Reserve Fund and invested in Eligible Investments by the Indenture Trustee. All funds remaining in the Collateral Proceeds Account on each Payment Date commencing with the initial Payment Date and ending on, but excluding, the Payment Date on September 20, 2001, after making all payments due on the Bonds on such Payment Dates, shall be deposited in the Reserve Fund. On each Payment Date thereafter, upon the payment of all interest accrued and owing on the Bonds, any remaining funds in the Collateral Proceeds Account will be deposited in the Reserve Fund, to the extent necessary, so that the amount therein will equal the amount of interest payable on the Bonds on the next succeeding Payment Date (the "Interest Reserve Amount"). If after giving effect to all payments of interest and principal on the Bonds on such Payment Date, the Interest Reserve Amount equals or exceeds the original principal amount of the

                                       Bonds, minus all prior payments, if any, made with respect to principal of the Bonds (the "Aggregate Current Principal Amount"), then the Bonds will be immediately due and payable. Amounts held in the Reserve Fund will be available to meet debt service requirements on the Bonds payable on any Payment Date, to the extent necessary, if insufficient amounts are held in the Collateral Proceeds Account. See "Description of the Bonds--Reserve Fund" herein.

BOND INSURER.........................  MBIA Insurance Corporation (the "Bond
                                       Insurer"). See "The Bond Insurer" herein.

BOND INSURANCE POLICY................  The Bond Insurer will issue the Bond
                                       Insurance Policy as a means of providing additional credit enhancement to the bonds. Under the Bond Insurance Policy, subject to its terms, the Bond Insurer is guaranteeing the payment of principal and interest of the Bonds. The Bond Insurer will receive a premium (the "Guaranty Fee") for issuing the Bond Insurance Policy. Pursuant to an Insurance and Indemnification Agreement, to be entered into between the Issuer and the Bond Insurer (the "Reimbursement Agreement"), the Issuer will reimburse the Bond Insurer for any Insured Payments made under the Bond Insurance Policy and the Surety Bond and any unpaid Guaranty Fee and Surety Fee due to the Bond Insurer, together with interest (at a rate to be specified in the Reimbursement Agreement) thereon from the date such amounts became due until paid in full. Any such reimbursement of the Bond Insurer will be made in accordance with the priorities set forth in the Indenture as described herein under "Collateral Proceeds Account; Application of Funds". See "Credit Enhancement--Bond Insurance
                                       Policy" herein.

SURETY BOND..........................  On or before the Closing Date, the Bond
                                       Insurer will issue a surety bond (the
                                       "Surety Bond") that will, subject to its terms, guarantee payment of the Funding Owner Payments up to the related Funding Amounts. The Bond Insurer will receive a premium (the "Surety Fee") for issuing the Surety Bond. A payment by the Bond Insurer under either the Surety Bond or the Bond Insurance Policy is referred to herein as an "Insured Payment". See "Credit Enhancement" and "Funding Owners" herein.


FUNDING OWNER PAYMENTS...............  Pursuant to the GATE(R) Student Loan
                                       Program, at the time of issuance of the
                                       Bonds, certain Participating Institutions
                                       (each, a "Funding Owner") have pledged
                                       pursuant to the Trust Agreement, to make
                                       Mandatory Capital Contributions and
                                       Liquidity Capital Contributions as
                                       described herein under "Credit
                                       Enhancement--Funding Owners" to the
                                       Issuer for the benefit of the
                                       Bondholders. The following Owner
                                       Participants are Funding Owners: Beaver
                                       College, Bryant College, Clarkson
                                       University, Elmira College, Hartwick
                                       College, Pepperdine University,
                                       Presbyterian College, Roger Williams
                                       University,

                                       Santa Clara University and Saint Anselm's
                                       College. See "The GATE(R) Student Loan
                                       Program" in the Prospectus.

CERTAIN FEDERAL INCOME
     TAX CONSEQUENCES................  Upon the issuance of the Bonds, Thacher
                                       Proffitt & Wood, counsel to the Issuer,
                                       will deliver its opinion generally to the effect that, under the law in effect on the date thereof, and assuming compliance with the Indenture and related documents, for federal income tax purposes: (i) the Bonds will constitute indebtedness of and not equity interests in the Issuer or in a separate association taxable as a corporation and (ii) the Issuer will not be classified as an association taxable as a corporation. Prospective investors should be aware, however, that the Issuer will not seek any ruling from the Internal Revenue Service on the federal income tax characterization of the Bonds or the classification of the Issuer and opinions of counsel are not binding on the Internal Revenue Service or the courts. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA CONSIDERATIONS.................  The terms of the offering do not generally restrict the issuance or
                                       subsequent transfer of Bonds to employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Code. Fiduciaries of a plan considering an investment in the Bonds should carefully review with their legal advisors whether the purchase or holding of Bonds would be restricted by the application of ERISA or section 4975 of the Code to such plan. See, "ERISA Considerations".

RATING...............................  It is a condition of issuance that the
                                       Bonds be rated not lower than "Aaa" by
                                       Moody's Investors Service, Inc. and "AAA" by Fitch Investors Service, L.P. (each, a "Rating Agency"). The ratings of the Bonds are based in part on the credit rating of the Bond Insurer as well as the terms of the Bond Insurance Policy and the Surety Bond. There is no assurance that the ratings on the Bonds will not be lowered or withdrawn if circumstances so warrant. Further, a security rating does not address the frequency of prepayments of Student Loans, or the corresponding effect on yield to investors. See "Rating" herein and in the Prospectus and "Risk Factors--Effect of Downgrade of Bond Insurer" herein.

                                  RISK FACTORS

         Prospective purchasers of Bonds should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

LIMITED LIQUIDITY

         There is, and at issuance there will be, no market for the Bonds, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for the life of the Bonds. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in student loans. In addition, the market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Bonds by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto and to the reports to Bondholders delivered pursuant to the Indenture as described herein under the heading "Description of the Bonds--Reports to Bondholders" for information concerning the Bonds. Except to the extent described herein, Bondholders will have no redemption rights and the Bonds are subject to early retirement only under certain specified circumstances described herein. The Bonds will not be listed on any securities exchange.

AVERAGE LIFE OF BONDS; PREPAYMENTS; YIELDS

         Prepayments by borrowers on the Student Loans generally will result in a faster rate of principal payments on the Bonds than if payments on the Student Loans were made as scheduled. Thus, the prepayment experience on the Student Loans may affect the average life of the Bonds. The rate of principal payments on pools of the student loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Student Loans or that the rate of payments will conform to any model described herein. If prevailing interest rates fall significantly below the applicable rates borne by the Student Loans, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Student Loans. Furthermore, there can be no assurance that student loan programs, such as programs being implemented or proposed by the federal or state government, will not result in significant prepayment of the Student Loans. Only limited information regarding historic prepayment rates for GATE (R) Student Loans is provided herein. See "Repayment History Regarding GATE(R) Student Loans" herein. In addition, no information regarding historic prepayment rates for other student loans to students of the Owner Participants or for student loans serviced by the Servicer is provided herein, because the Depositor believes that the terms of the GATE(R) Student Loan Program are materially different from the terms of student loans originated under existing student loan programs administered by the Owner Participants or any other student loans serviced by the Servicer, and that any information regarding historic prepayment rates on such loans would not only be irrelevant, but might mislead investors into making erroneous judgments as to the likely level of prepayments under the GATE(R) Student Loan Program. See "Yield Considerations--Yield and Prepayment Considerations" in the Prospectus for a discussion of the major differences between the GATE(R) Student Loan Program and other existing loan programs, which the Depositor believes are likely to affect the level of prepayments. See also "Certain Yield and Prepayment Considerations" herein.

EFFECT OF RATING DOWNGRADE OF BOND INSURER

         The rating of the Bonds by each Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of the Bond Insurer. The Issuer will not have any right to replace the Bond Insurer or any obligation to supplement any credit enhancement, or to take any other action to maintain the ratings of the Bonds.

LIMITED NATURE OF RATING

         The rating assigned by each Rating Agency to the Bonds reflects only its assessment of the likelihood that holders of the Bonds will receive payments to which such Bondholders are entitled under the Indenture. Such rating does not constitute an assessment of the likelihood that principal prepayments on the related Student Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early retirement of the Bonds. In addition, a rating does not address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Bond at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. See "Rating" herein.

FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES; LIMITED LIABILITY OF SERVICER

         The Depositor's GATE(R) Student Loan Program prescribes rules and procedures applicable to originating and servicing the Student Loans. See "The GATE(R) Student Loan Program" in the Prospectus. In addition, numerous federal and state consumer protection laws and related regulations impose substantial requirements upon the origination and servicing of the Student Loans. See "Certain Legal Aspects of the GATE(R) Student Loans" in the Prospectus. If an Originator fails to originate a Student Loan in compliance with the Program Manual and state and federal consumer lending laws, the Originator will be obligated to indemnify the Indenture Trustee on behalf of the related Issuer for any losses incurred as a result thereof or repurchase the related Student Loans, as set forth in the related Origination Agreement. See "The Originators" herein. In addition, because the Servicer remits to the Indenture Trustee only on a monthly basis, pursuant to the Servicing Agreement, the Servicer will agree to indemnify the Depositor and the Issuer for any claim, loss, liability or expense, including reasonable attorney's fees, that arise out of or relate to the Servicer's acts or omissions with respect to the servicing of the Student Loans under the Servicing Agreement, where a final determination of liability on the part of the Servicer is established by an arbitrator, court of law or by way of settlement agreed to by the Servicer. However, the maximum liability of the Servicer under the Servicing Agreement with respect to each pool of Student Loans for all losses incurred by the Issuer as a result of servicing deficiencies with respect to such pool of Student Loans will not exceed ten percent (10%) of the initial aggregate principal balance of such pool of Student Loans (the "Pool Limit"); provided that the Servicer will be liable for such losses incurred with respect to each pool of Student Loans in excess of the Pool Limit until such time as the aggregate losses incurred by the Depositor, the Issuer and other issuers organized by the Depositor, collectively, as a result of servicing deficiencies with respect to all Student Loans serviced by the Servicer is equal to ten percent (10%) of the initial aggregate principal balance of all such Student Loans. Proceeds from such indemnification will be deposited with the Indenture Trustee in the Collateral Proceeds Account and will be used to make interest and principal payments on the Bonds.

         Therefore, failure to originate or service properly a Student Loan in accordance with those rules, procedures or laws could adversely affect the total collections for any Interest Accrual Period and the Issuer's ability to pay principal and interest on the Bonds. See "The Servicer--The Servicing Agreement" herein and in the Prospectus.

ACTUAL CASH FLOW RESULTS MAY BE MATERIALLY AND ADVERSELY DIFFERENT; INABILITY OF INDENTURE TRUSTEE TO LIQUIDATE STUDENT LOANS

         The interest and principal payments received with respect to the Student Loans for a particular Collection Period may vary greatly in both timing and amount from the payments actually due on the Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral, customary servicer forbearance or forbearance required by applicable bankruptcy or insolvency laws prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulting Student Loans. Failures by borrowers to pay timely the principal and interest on the Student Loans will affect the total collections during the Collection Period which may reduce the amount of principal and interest paid to the Bondholders on a Payment Date.

         See "The GATE(R) Student Loan Program" in the Prospectus for a complete discussion of the characteristics of the GATE(R) Student Loan Program and GATE(R) Student Loans, including the terms for the payment of principal and interest thereof.

DIFFICULTY IN PLEDGING

         Since transactions in the Bonds can be effected only through DTC, DTC Participants and DTC Indirect Participants, the ability of a Bond Owner to pledge a Bond to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Bonds, may be limited due to a lack of a physical certificate representing such Bond. See "Description of the Indenture--Book-Entry Registration and Definitive Bonds" in the Prospectus.

POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS

         Bond Owners may experience some delay in their receipt of distributions on the book-entry Bonds since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of the DTC Participants which will thereafter credit them to the accounts of Bond Owners either directly or indirectly through Indirect DTC Participants. See "Description of the Indenture--Book-Entry Registration and Definitive Certificates" in the Prospectus.


                                 USE OF PROCEEDS

         The net proceeds to the Issuer set forth on the cover page to this Prospectus Supplement, estimated to be $7,760,125 (or 94.062% of the aggregate proceeds of the sale of the Bonds) will be used by the Issuer (i) to purchase the Student Loans at a discount directly from the Originators simultaneously with the closing of the sale of the Bonds, and (ii) to deposit $1,080,000 in the Reserve Fund.


                        DESCRIPTION OF THE STUDENT LOANS

         The Issuer will pledge for the benefit of the Bondholders and the Bond Insurer the Trust Estate, consisting primarily of 3,471 Student Loans with an initial aggregate principal amount (calculated as of the Closing Date) of $7,430,288. The Student Loans will be fixed rate and Adjustable Rate Student Loans originated under the GATE(R) Student Loan Program, as more fully described herein and in the Prospectus. See "The GATE(R) Student Loan Program" in the Prospectus for a general description of the provisions of the Student Loans originated pursuant to the GATE(R) Student Loan Program.

         The Student Loans will conform to the description herein and in "The GATE(R) Student Loan Program" in the Prospectus. The Participating Institutions that hold the beneficial ownership interests in the Issuer (the "Owner Participants") and the number, Original Principal Amount and initial Interest Rate of the Student Loans in the Trust Estate are as follows (measured as of the Closing Date):


                                                          TOTAL 1997-S2
                                                          STUDENT LOANS
                                                          -------------

                                                              INITIAL INTEREST RATE   INTEREST RATE              MARGIN
NAME OF OWNER                                    ORIGINAL      FOR ADJUSTABLE RATE    FOR FIXED RATE      (FOR ADJUSTABLE RATE
PARTICIPANT                 NUMBER           PRINCIPAL AMOUNT $   STUDENT LOANS       STUDENT LOANS          STUDENT LOANS)
-----------                 ------           ------------------   -------------       -------------          --------------
Albright College              23                   $103,018                                9.25%
Allegheny College             12                     73,300                                9.00%
                               1                      4,400                                8.75%
Babson College                 1                      2,400                                9.25%
Beaver College                82                     99,500                                8.25%
Bryant College                80                     86,100                                9.50%
Clarkson University           903                 1,635,779                                9.25%
Daniel Webster College        67                    123,113                                9.25%
                              13                     41,796                                9.50%
Elmira College                172                   215,000                                9.25%
Embry-Riddle University       115                   153,297                                8.75%
Franciscan University of      53                    130,035                                8.75%
Steubenville
Franklin Pierce College       173                   274,450                                9.50%
Geneva College                 1                      6,500                                9.25%
Hartwick College              583                 1,449,763                                9.25%
Illinois Institute of          3                     34,470                                9.25%
Technology
Kings College                  1                      4,000                                9.25%
Linfield College               4                     22,685                                9.25%
Lycoming College              119                   117,000                                9.25%
Mount Ida College             10                     23,706                                9.25%
Oglethorpe University          3                     11,765                                9.00%
Pepperdine University
Law      fixed                12                     40,459                               11.00%
         fixed                22                     99,172                                9.85%

Bus/Grad                       4                     17,930                               10.70%
         fixed                11                     53,705            8.46%                                       3.25%
         variable              6                     27,368            8.41%                                       3.25%
                                                                                          10.50%
                               8                     21,259
Undergrad fixed               116                   528,199            8.31%                                       3.10%
         variable             20                     57,747            8.26%                                       3.10%
Pt. Loma Nazarene             156                   565,582                                8.00%
College
Presbyterian College          75                    111,468                                9.25%
Roger Williams                35                    237,213                               10.50%
University

                                                              INITIAL INTEREST RATE   INTEREST RATE              MARGIN
NAME OF OWNER                                    ORIGINAL      FOR ADJUSTABLE RATE    FOR FIXED RATE      (FOR ADJUSTABLE RATE
PARTICIPANT                 NUMBER           PRINCIPAL AMOUNT $   STUDENT LOANS       STUDENT LOANS          STUDENT LOANS)
-----------                 ------           ------------------   -------------       -------------          --------------
St. Anselm College            371                   482,365                                9.25%
Santa Clara University        52                    124,288                                8.75%
         fixed                68                    111,514            8.26%                                       3.10%
         variable              1                      9,909            8.31%                                       3.10%
Tulane University              8                     36,050                                9.25%
Utica College of              11                     36,000                                9.00%
Syracuse University           30                    123,274                                9.25%
Wesleyan College (Ga)         46                    134,708                                8.75%
Total/Wtd. Avg. Initial      3471                 7,430,288            8.31%               9.17%                  3.115%
Int. Rate

         The Student Loans in the Trust Estate are expected to have the following additional characteristics as of the Closing Date:

         (i) All of the Student Loans to students of Illinois Institute of Technology, Santa Clara University, Pepperdine University, Pt. Loma Nazarene College and Linfield College were originated by BANA, and all of the remaining Student Loans were originated by BankBoston.

         (ii) An average principal amount of approximately $3,552 with respect to the Adjustable Rate Student Loans and $2,044 with respect to the remaining fixed rate Student Loans.

         (iii) A weighted average remaining term to scheduled maturity of approximately 182 months with respect to the Adjustable Rate Student Loans and 186 months with respect to the remaining fixed rate Student Loans.

         (iv) 142 of the related Student Loan Notes with an initial aggregate principal amount of $581,801 were executed by a student borrower and a cosignor.

         (v) 2,621 Student Loans, with an initial principal amount of $5,408,739 were made to students of Funding Owners. The Funding Owners (and related Funding Amounts) are Beaver College ($22,885), Bryant College ($20,664), Clarkson University ($408,945), Elmira College ($64,500), Hartwick College ($405,934), Pepperdine University ($232,566), Presbyterian College ($26,752) Roger Williams University ($71,164), Santa Clara University ($61,428) and St. Anselm College ($139,886).

         (vi) The interest rate on the Adjustable Rate Student Loans is equal to the T-Bill Rate plus the applicable margin.

         (vii) Each Adjustable Rate Student Loan is subject to an interest rate adjustment (each, an "Interest Rate Adjustment") during each quarter after origination prior to the related Amortization Date and annually thereafter, on the date specified in the related Student Loan note (the "Interest Adjustment Date"). The index for the Interest Rate Adjustment is the weekly average per annum coupon equivalent yield for 91-day Treasury bills sold at the 91-day Treasury bill auctions in the thirteen weeks (for quarterly adjustments), or 52 weeks (for annual adjustments), prior to the related Interest Adjustment Date as reported in the WALL STREET JOURNAL (the "T- Bill Rate"). The interest rates on the Adjustable Rate Student Loans are adjusted on the related Interest Adjustment Date to equal the T-Bill Rate plus a margin specified in the related Student Loan Note.

         (viii) One GATE(R) Student Loan, with an aggregate initial principal amount of $4,400 was originated as of January 6, 1997; 28 Student Loans, with an aggregate initial principal amount of $117,220 were originated as of February 5, 1997; 114 Student Loans, with an aggregate initial principal amount of $188,400 were originated as of March 5, 1997; 76 Student Loans, with an aggregate initial principal amount of $204,043 were originated as of April 5, 1997; 118 Student Loans with an aggregate initial principal amount of $358,773 were originated as of May 5, 1997; 66 Student Loans, with an aggregate initial principal amount of $252,885 were originated as of June 5, 1997; 62 Student Loans with an aggregate initial principal amount of $215,158 were originated as of July 5, 1997; 39 Student Loans, with an aggregate initial principal amount of $135,566 were originated as of August 1, 1997; 2,483 Student Loans, with an aggregate initial principal amount of $4,833,935 were originated as of September 1, 1997; and 484 Student Loans, with an aggregate initial principal amount of $1,119,908 were originated as of October 1, 1997. All of the Student Loans are scheduled to mature between September 1, 2010 and September 1, 2014.

         The expected graduation dates of each of the students are as follows:

                                                        EXPECTED GRADUATION DATES
                                               (INITIAL PRINCIPAL AMOUNT OF STUDENT LOANS)


NAME OF OWNER
PARTICIPANT                       -8/98               9/98-8/99              9/99-8/00               9/00-                  TOTAL
-----------                       -----               ---------              ---------               -----                  -----
Albright College                 $33,498               $44,335                $25,185                     $0              $103,018
Allegheny College                 42,500                17,700                 15,000                  2,500                77,700
Babson College                     2,400                    --                     --                     --                 2,400
Beaver College                    15,000                29,250                 55,250                     --                99,500
Bryant College                    19,950                32,550                 32,550                  1,050                86,100
Clarkson University              218,600               277,914                482,974                656,291             1,635,799
Daniel Webster                    31,756                32,597                 32,305                 68,250               164,908
College
Elmira College                    15,000                30,000                 37,500                132,500               215,000
Embry-Riddle                      39,112                26,775                 11,550                 75,860               153,297
University
Franciscan                        24,400                15,350                 28,385                 61,900               130,035
University of
Steubenville
Franklin Pierce                   45,150                44,550                 97,900                 86,850               274,450
College
Geneva College                        --                 6,500                     --                     --                 6,500
Hartwick College                 229,127               259,605                456,726                504,305             1,449,763
Illinois Institute of             30,427                    --                  4,043                     --                34,470
Technology
Kings College                      4,000                    --                     --                     --                 4,000
Linfield College                  14,685                 8,000                     --                     --                22,685
Lycoming College                      --                 1,000                  4,000                112,000               117,000
Mount Ida College                 22,206                 1,500                     --                     --                23,706



Oglethorpe College                11,765                    --                     --                     --                11,765
Pepperdine
University Law-                   35,314                 5,145                      0                     --                40,459
11.00%   fixed                    25,447                21,404                 52,322                     --                99,173
9,85%    fixed
                                  14,930                 3,000                      0                     --                17,930
Bus/Grad fixed                    27,678                41,846                 11,550                     --                81,074
         variable
                                  11,359                 1,400                  8,500                      0                21,259
Undergrad fixed                  179,440               123,264                134,604                148,638               585,946
         variable
Pt. Loma College                 400,013               126,098                 26,594                 12,877               565,582
Presbyterian                       4,000                 6,600                  3,471                 97,397               111,468
College
Roger Williams                    93,084                65,743                 39,142                 39,244               237,213
University
St. Anselm                         9,370                14,100                196,555                262,340               482,365
University
Santa Clara
 University fixed                 40,155                47,327                 34,806                  2,000               124,288
         variable                 36,270                32,580                 16,625                 35,948               121,423
Tulane University                 18,550                11,400                     --                  6,100                36,050
Utica College of                 105,747                40,213                 13,315                     --               159,274
Syracuse University
Wesleyan College                  40,536                38,696                 26,638                 28,838               134,708
(Ga)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                          1,841,469             1,406,441              1,847,490              2,334,888             7,430,288
% OF POOL                         24.783%               18.928%                24.864%                31.424%               100.00%



                                  THE SERVICER

GENERAL

         The Student Loans will be serviced by the Pennsylvania Higher Education Assistance Agency (the "Servicer"), pursuant to a servicing agreement (the "Servicing Agreement") dated January 6, 1995, as amended, between the Servicer and the Depositor. On the Closing Date, the Depositor, with the consent of the Servicer, will assign its interest in the Servicing Agreement with respect to the Student Loans, to the Issuer. Pursuant to the terms of the Servicing Agreement, the Servicer will remit to the Indenture Trustee on a monthly basis all funds held on account for the Issuer since the last remittance to the Indenture Trustee. See "The Servicer" and "The Servicer--Servicing Standards and Procedures" in the Prospectus for a description of the Servicer and the servicing standards to be followed by the Servicer.

SERVICING COMPENSATION

         The Servicer will be entitled to a monthly fee for its services (the "Servicing Fee") in an amount based upon the aggregate principal balance of the Student Loans serviced at the end of each month, multiplied by the applicable Servicing Fee divided by twelve, equal to the following:

                 TIME PERIOD                           SERVICING FEE
                 -----------                           -------------


through September 2001                                     0.46%

October 2001 through September 2006                        0.66%

October 2006 through September 2010                        0.86%

October 2010 through September 2014                        1.00%

ORIGINATION SERVICES AGREEMENT

         The Servicer will provide certain origination services to the Originators pursuant to an origination services agreement (the "Origination Services Agreement"), dated January 6, 1995, between the Servicer and the Depositor. On the Closing Date, the Depositor, with the consent of the Servicer, will assign its interest in the Origination Services Agreement with respect to the Student Loans, to the Issuer. The Servicer will be entitled to an origination services fee in an aggregate amount equal to approximately $34,700 from the proceeds from sale of the Bonds.

REPAYMENT HISTORY REGARDING GATE(R) STUDENT LOANS

         The following chart is provided by way of information only and sets forth the actual delinquency, prepayment and forbearance experience of all GATE(R) student loans as of September 30, 1997. THERE CAN BE NO ASSURANCE THAT THE STUDENT LOANS THAT SECURE THE BONDS WILL BE IN ANY MANNER COMPARABLE TO THE HISTORICAL INFORMATION SET FORTH BELOW. Because the first GATE(R) student loans were originated in 1994, the age of the portfolio of GATE(R) student loans serviced by the Servicer is fairly recent, and, more importantly, less than fifty percent of such student loans have entered repayment status. Consequently, the repayment experience with respect to GATE(R) student loans is insufficient to provide reliable predictive information based on the historical repayment performance of the Servicer's GATE(R) student loan portfolio. The source for the information in the following table is the monthly servicer reports prepared by the Servicer in connection with all GATE(R) Student Loans since the first issuance of Collateralized Student Loan Bonds under the GATE(R) Student Loan Program in 1994.


                        [Space intentionally left blank.]

                                            DELINQUENCY, PREPAYMENT AND FORBEARANCE EXPERIENCE ON
                                                           GATE(R) STUDENT LOANS1,2

                                                                                               NUMBER                AGGREGATE
                                                                                                 OF                  PRINCIPAL
                                                                                                LOANS                AMOUNT ($)
                                                                                            -------------        -----------------
Total GATE(R) Student Loans Outstanding                                                         9806                26,176,248
Total GATE(R) Student Loans That Have Entered Repayment to Date3                                 ---                13,595,316
Total GATE(R) Prepayments4                                                                       ---                 1,137,647
Total GATE(R) Student Loans Currently in Repayment                                              3693                11,163,756
Delinquency5
         Period of Delinquency:
                  31-60 Days                                                                     178                   545,877
                  61-90 Days                                                                      76                   288,162
                  91-120 Days                                                                     62                   252,413
                  121-150 Days                                                                    15                    77,371
                  151-180 Days                                                                    50                   239,987
         Total Delinquencies                                                                     381                 1,403,810
                  Delinquencies as a Percentage of Total Student Loans in Repayment            10.32%                    12.57%
                           Delinquencies as a Percentage of Total Student Loans                 3.89%                     5.36%
                           Outstanding
Defaults
         Total Student Loans Forwarded to a Collection Agent6                                    306                 1,293,917
                  Defaults as a Percentage of Total Student Loans That Have Entered
                  Repayment To Date                                                             7.65%                     9.52%
                     Defaults as a Percentage of Total Student Loans Outstanding                3.12%                     4.94%
Forbearance
         Total Student Loans in Forbearance7                                                      69                   180,954
                  Total Forbearance Loans as a Percentage of Total Student Loans that
                  have entered Repayment To Date                                                1.73%                     1.33%
                  Total Forbearance Loans as a Percentage of Total Student Loans
                  Outstanding                                                                   0.70%                     0.69%


----------
1 Excludes GATE(R) Student Loans securing the 1997-S2 Bonds.
2 All information as of September 30, 1997.
3 Approximately 4% of these student loans entered repayment more than 3 years ago; approximately 16% entered repayment more than 2 years ago; approximately 52% entered repayment more than 1 year. Includes GATE(R) Student Loans that have been paid in full.
4 Includes GATE(R) Student Loans that were cancelled by the related Participating Institutions during the 60 day period following the related Closing Date. The GATE(R) Student Loans securing the GATE(R) Series 1994 S-1 Collateralized Student Loan Bonds having an outstanding principal balance of $3,783,636, contain a provision for a significant prepayment penalty. None of the other GATE(R) Student Loans have any prepayment penalties.
5 Excludes GATE(R) Student Loans that were delinquent in the past and are now current. Excludes GATE(R) Student Loans in forbearance. Delinquent GATE(R) Student Loans are forwarded to a collection agent at 180 days.
6 Includes 104 GATE(R) Student Loans having an aggregate principal value of $443,285, that have made some payments since being turned over to a collection agent; does not include GATE(R) Student Loans 151-180 days delinquent that have not yet been forwarded to a collection agent. None of the GATE(R) Student Loans have been written off as uncollectible.
7 Temporary deferment due to hardship.

                                 THE ORIGINATORS

         The Student Loans were originated by the Originators as of the dates set forth in the summary of this Prospectus Supplement. See "The GATE(R) Student Loan Program" and "The Originator" in the Prospectus. The Originators will be responsible for ensuring that all of the Student Loans are originated in compliance with the Program Manual and applicable state and federal consumer lending laws. If an Originator fails to originate a Student Loan in compliance with the Program Manual and state and federal consumer lending laws, the Originator will be obligated to indemnify the Issuer for losses incurred with respect to such Student Loan or repurchase the related Student Loan, as set forth in the related Origination Agreement. Proceeds from such indemnification or repurchase will be deposited with the Indenture Trustee in the Collateral Proceeds Account and will be used to make interest and principal payments on the Bonds. See "Description of the Bonds--Collateral Proceeds Account" herein.

         Each of the Student Loans originated by BankBoston, NA ("BankBoston") was originated pursuant to an Origination and Funding Agreement between BankBoston and the related Owner Participant (each, a "BankBoston Origination Agreement"). Such Student Loans will be sold to the Issuer simultaneously with the closing of the sale of the Bonds pursuant to that certain Master Purchase and Securitization Agreement, dated as of August 31, 1995, between BankBoston and the Depositor. Each of the Student Loans originated by Bank of America National Association ("BANA") was originated pursuant to a Loan Packaging and Funding Agreement between BANA and the related Owner Participant (each, a "BANA Origination Agreement"; together with each BankBoston Origination Agreement, the "Origination Agreements"). Such Student Loans will be sold to the Issuer simultaneously with the closing of the sale of the Bonds pursuant to that certain Note Purchase Agreement, dated as of August 1, 1996, between BANA and the Depositor. See "Certain Legal Aspects of the Student Loans--Consumer Protection Laws" in the Prospectus.


                             THE OWNER PARTICIPANTS

         The following table sets forth information regarding each of the Owner Participants of the National Collegiate Trust 1997-S2. The source for the statistical information regarding the Owner Participants is THE COLLEGE HANDBOOK
- 1997, published by The College Entrance Examination Board.



                                 INITIAL                                                        HISTORICAL PERCENTAGE
NAME AND                         PRINCIPAL    % OF POOL                                         ---------------------
LOCATION                         BALANCE OF   (BY INITIAL    FULL-TIME ENROLLMENT                                           PURSUING
OF OWNER          ACCREDITING    STUDENT      PRINCIPAL      --------------------     GRADUATING          RECEIVING         GRADUATE
PARTICIPANT       ASSOCIATION    LOANS        BALANCE)       UNDERGRAD   GRADUATE     IN 4 YEARS        FINANCIAL AID        STUDY
-----------       -----------    -----        --------       ---------   --------     ----------        -------------        -----

Albright College  Middle States  $103,018     1.39%            1008         --            72%                89%              26%
Reading, PA       Assn. of
                  Colleges and
                  Schools
Allegheny College Middle States  77,700       1.05%            1798         --            73%                94%              23%
Meadville, PA     Assn. of
                  Colleges and
                  Schools
Babson College    New England    2,400        0.03%            1726        482            83%                49%              3%
Newton Centre,    Assn. Of
MA                Schools and
                  Colleges
Beaver College    Middle States  99,500       1.34%            1044        248            68%                65%              12%
Glenside, PA      Assn. of
                  Colleges and
                  Schools
Bryant College    New England    86,100       1.16%            2288         60            72%                68%              4%
Smithfield, RI    Assn. of
                  Schools and
                  Colleges
Clarkson          Middle States  1,635,779    22.02%           2212        314            75%                94%              11%
University        Assn. of
Potsdam, NY       Colleges and
                  Schools
Daniel Webster    New England    164,909      2.22%             441         --            42%                85%              4%
College           Assn. of
Nashua, NH        Schools and
                  Colleges

                                 INITIAL                                                        HISTORICAL PERCENTAGE
NAME AND                         PRINCIPAL    % OF POOL                                         ---------------------
LOCATION                         BALANCE OF   (BY INITIAL    FULL-TIME ENROLLMENT                                           PURSUING
OF OWNER          ACCREDITING    STUDENT      PRINCIPAL      --------------------     GRADUATING          RECEIVING         GRADUATE
PARTICIPANT       ASSOCIATION    LOANS        BALANCE)       UNDERGRAD   GRADUATE     IN 4 YEARS        FINANCIAL AID        STUDY
-----------       -----------    -----        --------       ---------   --------     ----------        -------------        -----

Elmira College    Middle States  215,000      2.89%            1104         --            67%                90%              33%
Elmira, NY        Assn. of
                  Colleges and
                  Schools
Embry-Riddle      Southern       153,297      2.06%            3543        122            37%                78%              --
 Aeronaut         Assn. of
University        Colleges and
Daytona Beach,    Schools
FL
Franciscan        North Central  130,035      1.75%            1347        214            56%                80%              --
University of     Assn. of
Steubenville      Colleges and
Steubenville, OH  Schools
Franklin Pierce   New England    274,450      3.69%            1239         --            42%                85%              12%
College           Assn. of
Rindge, NH        Schools and
                  Colleges
Geneva College    Middle States  6,500        0.09%            1377         52            59%                95%              9%
Beaver Falls, PA  Assn. of
                  Colleges and
                  Schools
Hartwick College  Middle States  1,449,763    19.51%           1463         --            63%                68%              13%
Oneonta, NY       Assn. of
                  Colleges and
                  Schools
Illinois          North Central  34,470       0.46%            1659        780            46%                85%              6%
Institute of      Assn. of
Technology        Colleges and
Chicago, Illinois Schools
Kings College     Middle States  4,000        0.05%            1815         --            71%                91%              5%
Wilkes-Barre, PA  Assn. of
                  Colleges  and
                  Schools
Linfield College  Western        22,685       0.31%            1516         21            62%                85%              10%
McMinnville, OR   Association of
                  Schools and
                  Colleges
Lycoming College  Middle States  117,000      1.57%            1374         --            65%                85%              10%
Williamsport, PA  Assn. of
                  Colleges and
                  Schools
Mount Ida College New England    23,706       0.32%            1589         --             --                70%              --
Newton Centre,    Assn. of
MA                Schools and
                  Colleges
Oglethorpe        Southern       11,765       0.16%             844         1             62%                76%              22%
University        Assn. of
Atlanta, GA       Colleges and
                  Schools
Pepperdine        Western        845,841      11.38%           2570        3074           67%                75%              23%
University        Assn. of
Malibu, CA        Schools and
                  Colleges
Pt. Loma          Western        565,582      7.61%            1902        213            44%                85%              --
Nazarene College  Assn, of
San Diego, CA     Schools and
                  Colleges
Presbyterian      Southern       111,468      1.50%            1156         --            76%                76%              30%
College           Assn. of
Clinton, SC       Schools and
                  Colleges
Roger Williams    New England    237,213      3.19%            2230         --            55%                58%              6%
University        Assn. of
Bristol, RI       Schools and
                  Colleges

                                 INITIAL                                                        HISTORICAL PERCENTAGE
NAME AND                         PRINCIPAL    % OF POOL                                         ---------------------
LOCATION                         BALANCE OF   (BY INITIAL    FULL-TIME ENROLLMENT                                           PURSUING
OF OWNER          ACCREDITING    STUDENT      PRINCIPAL      --------------------     GRADUATING          RECEIVING         GRADUATE
PARTICIPANT       ASSOCIATION    LOANS        BALANCE)       UNDERGRAD   GRADUATE     IN 4 YEARS        FINANCIAL AID        STUDY
-----------       -----------    -----        --------       ---------   --------     ----------        -------------        -----

St. Anselm        New England    482,365      6.49%            1910         --            76%                85%              17%
College           Assn. of
Manchester, NH    Schools and
                  Colleges
Santa Clara       Western        245,711      3.31%            3977        479            83%                65%              28%
University        Assn. of
Santa Clara, CA   Schools and
                  Colleges
Tulane University Southern       36,050       0.49%            4930        4269           72%                53%              69%
New Orleans, LA   Assn. of
                  Colleges and
                  Schools
Utica Coll. of    Middle States  159,274      2.14%            1412         --            42%                85%              5%
Syracuse U.       Assn. of
Utica, NY         Colleges and
                  Schools
Wesleyan College  Southern       134,708      1.81%             398         --            48%                75%              --
Macon, GA         Assn. of
                  Colleges and
                  Schools
------------------------------------------------------------------------------------------------------------------------------------



         As discussed herein and in the Prospectus, the Owner Participants will own all of the beneficial interests in the Issuer based primarily upon the proportion of Student Loans to students of such Owner Participant in the Trust Estate. See "The Issuer" in the Prospectus.

         The following is a table of the default experience of each of the Owner Participants for the year ended September 30, 1994, and the weighted average for the years ended September 30, 1994, 1993 and 1992 with respect to the Federal Family Education Loan Program (the "FFEL Program") at such Owner Participant. The largest component of the FFEL Program is the Stafford Loan Program, which provides for the origination of loans ("Stafford Loans") by eligible lenders in accordance with the Higher Education Act to eligible students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year. Holders of Stafford Loans complying with the limitations of the Higher Education Act will be entitled to the benefits of: (i) a guarantee of the payment of principal and interest with respect to such Stafford Loan; (ii) federal interest support payments equal to the interest payable on such Stafford Loans prior to the time the student begins to repay such loans; and (iii) federal special allowance payments during the term of the Stafford Loans that ensure that interest payments on such loans approximate current market interest rates.

         INVESTORS SHOULD NOTE THAT THE GATE(R) STUDENT LOANS BEAR NO RELATIONSHIP TO THE PRIVATE AND GOVERNMENT SPONSORED STUDENT LOANS, INCLUDING THE STAFFORD LOANS DESCRIBED ABOVE. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT EXPERIENCE ON THE GATE(R) STUDENT LOANS WILL BE SIMILAR. THE INFORMATION SET FORTH BELOW SHOULD NOT BE CONSIDERED TO REFLECT THE CREDIT QUALITY OF THE GATE(R) STUDENT LOANS OR AS A BASIS FOR ASSESSING THE LIKELIHOOD, AMOUNT OR SEVERITY OF LOSSES ON THE GATE(R) STUDENT LOANS. SUCH INFORMATION IS INCLUDED ONLY AS AN INDICATION OF THE EXPERIENCE OF THE STUDENTS ATTENDING THE OWNER PARTICIPANTS.

         The source of the following statistics is the Department of Education publication dated February 1996 and entitled:

                                       FEDERAL FAMILY EDUCATION LOAN PROGRAM
                                                1992, 1993 AND 1994
                                          COHORT DEFAULT RATE FOR SCHOOLS


                                                                           NO. OF               COHORT
                                                                         BORROWERS              DEFAULT
                                                   YEAR ENDED             ENTERING              RATE ON
NAME OF INSTITUTION                               SEPTEMBER 30           REPAYMENT            FFEL LOANS1
-------------------                               ------------           ---------            -----------
Albright College                                      1994                  338                  2.4%
                                                    1992-1994               323                  2.7%
                                                      Avg.
Allegheny College                                     1994                  371                  2.2%
                                                    1992-1994               371                  3.5%
                                                      Avg.
Beaver College                                        1994                  434                  1.4%
                                                    1992-1994               373                  2.2%
                                                      Avg.
Bryant College                                        1994                  628                  2.4%
                                                    1992-1994               604                  2.8%
                                                      Avg.
Clarkson University                                   1994                  711                  3.4%
                                                    1992-1994               778                  3.3%
                                                      Avg.
Daniel Webster College                                1994                  175                  5.1%
                                                    1992-1994               169                  4.9%
                                                      Avg.
Elmira College                                        1994                  354                  6.8%
                                                    1992-1994               318                  6.5%
                                                      Avg.
Embry-Riddle Aeronaut University                      1994                 1,561                 6.0%
                                                    1992-1994              1,921                 4.9%
                                                      Avg.
Franciscan University of                              1994                  466                  3.9%
Steubenville                                        1992-1994               420                  3.8%
                                                      Avg.
Franklin Pierce College                               1994                  697                  6.5%
                                                    1992-1994               608                  6.8%
                                                      Avg.
Geneva College                                        1994                  462                  3.7%
                                                    1992-1994               408                  4.2%
                                                      Avg.
Hartwick College                                      1994                  234                  5.1%
                                                    1992-1994               213                  3.0%
                                                      Avg.

                                                                           NO. OF               COHORT
                                                                         BORROWERS              DEFAULT
                                                   YEAR ENDED             ENTERING              RATE ON
NAME OF INSTITUTION                               SEPTEMBER 30           REPAYMENT            FFEL LOANS1
-------------------                               ------------           ---------            -----------
Illinois Institute of Technology                      1994                 1,224                   3.4%
                                                    1992-1994              1,235                   3.8%
                                                      Avg.
Kings College                                         1994                  556                    4.7%
                                                    1992-1994               499                    3.9%
                                                      Avg.
Linfield College                                      1994                  575                    3.8%
McMinnville, OR                                     1992-1994               565                    3.9%
                                                      Avg.
Lycoming College                                      1994                  368                    1.6%
                                                    1992-1994               330                    3.3%
                                                      Avg.
Mount Ida College                                     1994                  509                   20.4%
                                                    1992-1994               467                   14.2%
                                                      Avg.
Oglethorpe College                                    1994                  157                    7.0%
                                                    1992-1994               185                    5.9%
                                                      Avg.
Pepperdine University                                 1994                 1,287                   5.8%
                                                    1992-1994              1,277                   5.6%
                                                      Avg.
Pt. Loma Nazarene College                             1994                  495                    7.3%
                                                    1992-1994               494                    5.8%
                                                      Avg.
Presbyterian College                                  1994                  142                    0.0%
                                                    1992-1994               130                    1.1%
                                                      Avg.
Roger Williams University                             1994                  528                    7.0%
                                                    1992-1994               452                    8.0%
                                                      Avg.
St. Anselm                                            1994                  341                    5.0%
                                                    1992-1994               308                    3.5%
                                                      Avg.
Santa Clara University                                1994                 1,009                   3.0%
                                                    1992-1994              1,029                   2.8%
                                                      Avg.
Tulane University                                     1994                 2,137                   4.2%
                                                    1992-1994              2,085                   3.8%
                                                      Avg.
Utica College                                         1994                  543                    6.3%
                                                    1992-1994               524                    5.0%
                                                      Avg.

                                                                           NO. OF               COHORT
                                                                         BORROWERS              DEFAULT
                                                   YEAR ENDED             ENTERING              RATE ON
NAME OF INSTITUTION                               SEPTEMBER 30           REPAYMENT            FFEL LOANS1
-------------------                               ------------           ---------            -----------
Wesleyan College                                      1994                  111                  10.8%
                                                    1992-1994               114                   9.9%
                                                      Avg.

                                                                                              BY TOTAL #
                                                                         BY SCHOOL2            OF LOANS3
                                                                         ----------            ---------
National Average - 564                                1994                  7.71%                6.67%
Publics                                             1992-1994               7.86%                6.85%
                                                      Avg.
                                                      1994
National Average - 1349                             1992-1994               6.42%                6.27%
Privates                                              Avg.                  6.40%                6.25%

----------
1 The cohort default rate for a given year is the ratio of the number of borrowers in default to the number of borrowers entering into repayment during the indicated academic year (October 1 to September 30). For example, a school's cohort default rate for the year ended September 30, 1992 is the percentage of students whose loans entered repayment from October 1, 1991 to September 30, 1992 and who defaulted between October 1, 1991 and September 30, 1993.

2 Based on the average of each school's cohort default rate to the total number of schools.

3 Based on the number of all loans in default to the total number of loans in repayment status.


                                THE OWNER TRUSTEE

         Delaware Trust Capital Management, Inc., a Delaware trust company, is the Owner Trustee for the Depositor and the Issuer. The Owner Trustee's primary corporate trust offices are located at 900 Market Street, Wilmington, Delaware 19801, telephone number (302) 421-7748.


                                THE ADMINISTRATOR

         First Marblehead Data Services Inc., a Delaware corporation, will act as the administrator (the "Administrator") for the Issuer. Pursuant to the Administration Agreement, dated as of November 1, 1997 (the "Administration Agreement"), among the Issuer, the Indenture Trustee, the Owner Trustee and the Administrator, the Issuer and the Owner Trustee have appointed the Administrator to act as their agents to perform the duties and the obligations of the Issuer under the Indenture. In addition, pursuant to the Trust Agreement, each of the Owners has given the Administrator its power of attorney to act on its behalf in certain circumstances under the Trust Agreement. While the Bonds remain outstanding, the Administrator will receive an administration fee on each Payment Date equal to 0.10% of the outstanding principal balance of the Bonds as of the immediately preceding Payment Date.

                                THE BOND INSURER

         The following information has been supplied by MBIA Insurance Corporation (the "Bond Insurer") for inclusion in this Prospectus Supplement.

         The Bond Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Bond Insurer. The Bond Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Bond Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Bond Insurer, changes in control and transactions among affiliates. Additionally, the Bond Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         On November 14, 1997, MBIA Inc. announced the signing of a definitive agreement to merge with CapMAC Holdings Inc. ("CHI"), the parent company of Capital Markets Assurance Corporation ("CapMAC"), in a stock-for-stock transaction valued at $607 million. The announcement also stated that all outstanding policies issued by CapMAC will be backed by the full financial resources of MBIA Inc., and that the agreement is subject to regulatory approvals and approval by CHI shareholders.

         The consolidated financial statements of the Bond Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Bond Insurer and its subsidiaries for the nine months ended September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Bond Insurer and its subsidiaries included in documents filed by MBIA, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Bond Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                                                             SAP
                                        ------------------------------------------------------------------------------
                                                  DECEMBER 31, 1996                       SEPTEMBER 30, 1997
                                        ------------------------------------------------------------------------------
                                                    (AUDITED)                                (UNAUDITED)
                                                                      (IN MILLIONS)
Admitted Assets........................              $4,476                                    $5,165
Liabilities............................              $3,009                                    $3,457
Capital and Surplus....................              $1,467                                    $1,708


                                                                             GAAP
                                        ------------------------------------------------------------------------------
                                                  DECEMBER 31, 1996                       SEPTEMBER 30, 1997
                                        ------------------------------------------------------------------------------
                                                    (AUDITED)                                (UNAUDITED)
                                                                        (IN MILLIONS)
Assets.................................              $5,066                                    $5,819
Liabilities............................              $2,263                                    $2,594
Shareholder's Equity...................              $2,804                                    $3,225

         Copies of the financial statements of the Bond Insurer incorporated by reference herein and copies of the Bond Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Bond Insurer. The address of the Bond Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Bond Insurer is (914) 273-4545.

         The Bond Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Bond Insurance Policy, the Surety Bond and the Bond Insurer set forth under the heading "Description of the Bonds--Credit Enhancement--Bond Insurance Policy," "Description of the Bonds--Credit Enhancement--Surety Bond" and "The Bond Insurer." Additionally, the Bond Insurer makes no representation regarding the Bonds or the advisability of investing in the Bonds.

         Moody's Investors Service, Inc. rates the claims paying ability of the Bond Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Bond Insurer "AAA."

         Fitch Investors Service, L.P. rates the claims paying ability of the Bond Insurer "AAA."

         Each rating of the Bond Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Bond Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Bonds and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Bonds. The Bond Insurer does not guaranty the market price of the Bonds nor does it guaranty that the ratings on the Bonds will be revised or withdrawn.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds will be issued pursuant to the Indenture, dated as of November 1, 1997 (the "Indenture"), between the Issuer, acting through Delaware Trust Capital Management, Inc., as owner trustee (the "Owner Trustee"), and State Street Bank and Trust Company, as the Indenture Trustee (the "Indenture Trustee") for the 7.24% Collateralized Student Loan Bonds, Series 1997-S2. The Indenture will be an exhibit to the Current Report on Form 8-K to be filed with the Commission by the Issuer promptly following the closing of the sale of the Bonds.

         On the Closing Date, the Indenture Trustee will establish and maintain a Reserve Fund unto which it will deposit $1,050,000. In addition, the Indenture Trustee will establish and maintain as of the Closing Date the Collateral Proceeds Account into which Available Funds will be deposited for payment to the Bondholders as described herein.

         The Bonds will be issued in fully registered form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Bonds in certificated form may be transferred or exchanged for Bonds of the same class and series, without the payment of any service charge other than any tax or government charge payable in connection with such registration of transfer or exchange.

         Payments of principal of, and interest on, the Bonds will be made on the dates (the "Payment Dates") set forth herein by check mailed to Bondholders registered as such (which initially shall be CEDE & Co., the nominee of DTC) on the related record date preceding such Payment Date at the addresses of such Bondholders appearing on the Bond Register, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. Notice will be mailed not less than five days before the Payment Date on which the final payment of principal on any Bond is expected to be made to the holder of such Bond. See "Description of the Bonds--Payments of Interest" and "Payments of Principal" herein.

         Payments of principal of and interest on, the Bonds will be made by the Indenture Trustee as the Paying Agent of the Issuer. The Indenture Trustee will include with each payment on a Bond, which includes both interest and principal, a statement showing the amount of such payment that constitutes interest and principal, respectively, and the remaining unpaid principal amount of a Bond of minimum denomination. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate unpaid principal amount of the Bonds.

PAYMENTS OF INTEREST

         The Bonds will bear a fixed interest rate from the date of issuance at 7.24% per annum (calculated on the basis of a 360-day year of twelve 30-day months) until the principal amount of the Bonds is paid in full. Interest on the Bonds will be payable semiannually on each Interest Payment Date. Each such payment of interest will represent interest accrued for the six-month period from the most recent Interest Payment Date (or, with respect to the first Interest Payment Date, from the Closing Date) through the last day preceding the related Interest Payment Date (an "Interest Accrual Period").

PAYMENTS OF PRINCIPAL

         Principal payments on the Bonds will be payable semiannually on each Principal Payment Date, commencing on September 20, 2001. Following payment of interest on the Bonds and certain expenses as described in "Collateral Proceeds Account; Application of Funds" below, payment of principal will be made from the remaining Available Funds (as defined below) on deposit in the Collateral Proceeds Account and in the Reserve Fund. "Available Funds" are equal to the sum of (i) all monthly interest collected with respect to the Student Loans during the related Collection Period; (ii) all monthly principal collected with respect to the Student Loans during the related Collection Period together with any and all prepayments received with respect to the Student Loans during the Collection Period; (iii) net liquidation proceeds related to defaulted Student Loans received during the Collection Period; (iv) reinvestment income deposited in the Collateral Proceeds Account and the Reserve Fund during the Collection Period;
(v) funds in the Reserve Fund in excess of the Interest Reserve Amount; (vi) any Insured Payments; (vii) any Funding Owner Payments and (viii) any indemnification, repurchase or other similar proceeds related to the Student Loans; provided, on the first Principal Payment Date, the amounts in (i), (ii),
(iii) and (iv) relate to all Collection Periods prior to such Payment Date.

THE RESERVE FUND

         As provided in the Indenture, the Indenture Trustee will establish and maintain the Reserve Fund for the benefit of the holders of the Bonds. On the Closing Date, approximately $1,080,000 from the proceeds of the sale of the Bonds will be deposited into the Reserve Fund and invested by the Indenture Trustee in Eligible Investments. All funds remaining in the Collateral Proceeds Account on each Payment Date commencing with the initial Payment Date and ending on but excluding September 20, 2001, after making all interest payments due on the Bonds on such Payment Dates, will be deposited in the Reserve Fund. On each Payment Date thereafter, upon the payment of all interest accrued and owing on the Bonds, any remaining funds in the Collateral Proceeds Account will be deposited in the Reserve Fund, to the extent necessary, so that the amount therein will equal the amount of interest payable on the Bonds on the next succeeding Payment Date (the "Interest Reserve Amount").

         On any Payment Date, if the amount in the Collateral Proceeds Account is not sufficient to pay interest due and unpaid on the Bonds, the Indenture Trustee will withdraw (to the extent of available funds) from the Reserve Fund and deposit in the Collateral Proceeds Account an amount equal to such shortfall. If after giving effect to all payments of interest and principal and all other payments on the Bonds on a Payment Date, the Interest Reserve Amount equals or exceeds the outstanding principal amount of all the Bonds (the "Aggregate Current Principal Amount"), then the Bonds will be immediately due and payable.

COLLATERAL PROCEEDS ACCOUNT; APPLICATION OF FUNDS

         All Available Funds in the Collateral Proceeds Account will be used to pay interest and principal on the Bonds and certain expenses described below, on each Payment Date; provided, however, that any Insured Payments made by the Bond Insurer under the Bond Insurance Policy or the Surety Bond and included in Available Funds cannot be applied to the payment of certain expenses described below of the Bond Insurer. On each Payment Date, the Indenture Trustee will apply Available Funds in the following order of priority: FIRST, if such Payment Date is in September commencing with the Payment Date occurring on September 20, 1998, to the payment of (x) the Guaranty Fee and the Surety Fee and (y) the Guaranty Fee Arrearage and the Surety Fee Arrearage, if any (provided, that no Insured Payments will be used for such purpose); SECOND, to the Bonds for the payment of accrued interest on the Bonds at the Bond Interest Rate; THIRD, on the Stated Maturity Date, to the Bonds for the payment of any unpaid principal amount of the Bonds; FOURTH, to the payment of any reimbursement amounts then due and owing to the Bond Insurer under the Reimbursement Agreement (provided, that no Insured Payment will be used for such purpose); FIFTH, to the payment of any shortfall in the Interest Reserve Amount for the related Interest Accrual Period (provided that, if after giving effect to all payments of interest and principal on the Bonds on such Payment Date, the Interest Reserve Amount equals or exceeds the

Aggregate Current Principal Amount of the Outstanding Bonds, then the Bonds will be immediately due and payable) (provided further that, Insured Payments made under the Bond Insurance Policy will not be used for such purpose); SIXTH, to the payment of scheduled fees due the Indenture Trustee pursuant to the Indenture; SEVENTH, to the payment of any unpaid amount due any firm of independent accountants that audits the financial statements of the Issuer pursuant to the Indenture (the "Accountants"); EIGHTH, to the payment of scheduled fees due the Owner Trustee of the Issuer pursuant to the Trust Agreement; NINTH, to the payment of scheduled fees due the Administrator pursuant to the Administration Agreement; TENTH, to the Owner Trustee, for the benefit of the Funding Owners, the amount of any Funding Owner Payments which are designated Liquidity Capital Contributions under the Trust Agreement, which have previously been deposited into the Reserve Fund pursuant to the Indenture, and which have not been repaid to the Owner Trustee for the benefit of the Funding Owners; ELEVENTH, on each Principal Payment Date other than on the Stated Maturity Date, to the Bonds for the payment of any unpaid principal amount of the Bonds; TWELFTH, to the payment of any unpaid amount due the Indenture Trustee pursuant to the Indenture; THIRTEENTH, to the payment of any unpaid amount due the Owner Trustee pursuant to the Trust Agreement; FOURTEENTH, to the payment of any unpaid amount due the Administrator pursuant to the Administration Agreement; and FIFTEENTH, if such Payment Date is not a Principal Payment Date, any remaining amounts in the Collateral Proceeds Account will be deposited in the Reserve Fund; provided that Insured Payments under the Bond Insurance Policy will only be applied to the Payment of interest on the Bonds on any Payment Date and Principal on the Bonds on the Stated Maturity Date; provided, further, that prior to the first Principal Payment Date, the payments described in TWELFTH, THIRTEENTH and FOURTEENTH above will only be made upon the Bond Insurer's consent, which consent will not unreasonably be withheld.

         Any Available Funds remaining in the Collateral Proceeds Account immediately following retirement of the Bonds in full and payment of any unpaid administrative fees and expenses (including any amounts owned to the Bond Insurer) will be paid to the Issuer. The funds so paid to the Issuer may be used to pay the Issuer's general operating expenses and to make distributions to the related Owner Participants.

COST OF ISSUANCE ACCOUNT

         On the Closing Date, the Indenture Trustee will establish a cost of issuance account (the "Cost of Issuance Account") into which the Issuer will cause the Indenture Trustee to deposit approximately $395,000 (the "Cost of Issuance Amount"). Promptly after the Closing Date, the Indenture Trustee will withdraw amounts in the Cost of Issuance Account pursuant to an Issuer Order to pay the actual costs and expenses incurred by the Issuer in connection with the issuance of the Bonds. Thereafter, the Indenture Trustee will withdraw any remaining amounts from the Cost of Issuance Account and deposit the same in the Reserve Fund.

OPTIONAL REDEMPTION

         To avoid excessive administrative expense, the Issuer will be permitted, at its option, to redeem the Bonds, on any Payment Date on which the Aggregate Current Principal Amount of Bonds outstanding has declined to 10% or less of their initial Aggregate Current Principal Amount at a price equal to 100% of their unpaid principal amount, plus accrued interest. In addition, the Issuer will have the right, at its option, to redeem Bonds pro rata during the 60-day period following the Closing Date, in an amount not to exceed 5% of the Aggregate Current Principal Amount of the Bonds at a redemption price of 100% of their unpaid principal amount, plus accrued interest. Notice of redemption shall be given to Bondholders not less than fifteen days prior to such redemption. See "Limited Withdrawal and Substitution of Student Loan Collateral" below. Insured Payments under the Bond Insurance Policy will be made only at the times set forth therein. No Insured Payments will be made regardless of any optional redemption of the Bonds. See "Bond Insurance Policy" herein.

LIMITED WITHDRAWAL AND SUBSTITUTION OF STUDENT LOAN COLLATERAL

         During the 60-day period following the Closing Date, the Issuer will have the right, at its option, to withdraw and substitute Student Loans having an original principal balance up to 5% of the aggregate principal balance of the Student Loans in the Trust Estate. Such withdrawal or substitution of Student Loans is intended to permit Owner Participants to cancel Student Loans of students who choose not to attend or who leave soon after arrival, and to make loans to students, who had not made timely application, in unusual or emergency circumstances. Any withdrawn Student Loans may be released from the Trust Estate if the Issuer deposits with the Indenture Trustee additional Student Loans having the same terms, including interest rates, as the Student Loans being withdrawn, and/or cash in the aggregate amounts specified in the Indenture. See "Description of the Bonds--Optional Redemption" herein.

REPORTS TO BONDHOLDERS

         The Indenture Trustee will prepare and deliver to the Issuer, the Bond Insurer, each Rating Agency and each Bondholder no later than one (1) Business Day following each Payment Date, a statement (a "Payment Date Statement") with respect to such Payment Date setting forth the following information:

                  (a) the Available Funds on deposit in the Collateral Proceeds Account and the Reserve Fund, itemizing (i) Servicer Remittances received during the related Collection Period, (ii) net liquidation proceeds related to Defaulted Student Loans received during the related Collection Period, (iii) the aggregate amount of reinvestment income received during the Collection Period, (iv) Funding Owner Payments received by the Indenture Trustee during the related Interest Accrual Period, designating whether such payments are Mandatory Capital Contributions or Liquidity Capital Contributions and the Funding Owners who have made such contributions, and (v) the amounts on deposit in the Reserve Fund in excess of the Interest Reserve Amount, (vi) any Insured Payments and (vii) any indemnification, repurchase or other similar proceeds related to the Student Loans;

                  (b) the aggregate amount of interest accrued during the immediately preceding Interest Accrual Period on all outstanding Bonds;

                  (c) the aggregate amount of all payments then being made with respect to the Bonds;

                  (d) the aggregate amount of all payments then being made with respect to the Bonds that represents principal;

                  (e) the amount of any payment then being made with respect to an individual Bond;

                  (f) the amount of the payment then being made with respect to an individual Bond that represents interest;

i                  (g)      the amount of the payment then being made with
         respect to an individual Bond
         that represents principal;

                  (h) the outstanding principal amount of an individual Bond after giving effect to any repayment of principal made on such date;

                  (i) the sum of (i) the outstanding principal balance after giving effect to all payments and recoveries of principal and (ii) any interest in excess of interest payable at the interest rate of the Bonds, paid or payable by the Servicer to the Indenture Trustee, of all Student Loans still subject to the lien of the Indenture;

                  (j) the Aggregate Current Principal Amount of Bonds after giving effect to the principal payments to be made on such Payment Date;

                  (k) the number and aggregate outstanding principal balance of Student Loans that are more than 150 days delinquent, if any, as of the related Payment Date.

         In addition, the Issuer, to the extent required by applicable law, will prepare and file any and all tax returns, information statements or other filings required to be delivered to any govern mental taxing authority and to Bondholders pursuant to any applicable law with respect to the Trust Estate and the transactions contemplated hereby.


                               CREDIT ENHANCEMENT

         In order to provide sufficient security for the payment of interest and principal on the Bonds, the Issuer established the following additional form of credit enhancement with respect to the Bonds:

DIFFERENCE BETWEEN STUDENT LOAN INITIAL INTEREST RATE AND BOND INTEREST RATE

         The weighted average initial interest rate on the pool of Student Loans will equal 9.08% per annum. Because the fixed interest rate paid on the Bonds will be 7.24% per annum, the difference between (i) the initial Student Loan interest rate (net of the Servicing Fee) and (ii) the Bond Interest Rate provides the holders of the Bonds an additional form of credit support on the payment of interest and, to a limited extent, principal on the Bonds; provided, however, since there are Adjustable Rate Student Loans securing the Bonds, a decrease in the interest rate on such Student Loans could diminish or eliminate such credit support.

OVERCOLLATERALIZATION

         On the Closing Date the collateralization ratio of Student Loans to Bonds will be 90.06% since the initial aggregate outstanding principal balance of Student Loans and of Bonds will be $7,430,288 and $8,250,000, respectively. However, this ratio is expected to increase by the end of the period commencing on the Closing Date and ending on August 31, 2001, since accrued interest on the Student Loans will be capitalized upon the graduation of each student. Further, on the Closing Date the collateralization ratio of all assets in the Trust Estate (i.e., Student Loans, $1,080,000 deposited in the Reserve Fund and the aggregate Funding Amount for all Funding Owners equal to $1,454,723) to Bonds will be 120.79% since the initial aggregate outstanding principal balance of Student Loans, the amount deposited in the Reserve Fund and the aggregate Funding Amount for all Funding Owners in the Trust Estate will be $9,965,011 and the initial outstanding principal balance of the Bonds will be $8,250,000.

         On the Closing Date, the Issuer will acquire the Student Loans with the proceeds from the sale of the Bonds. The Issuer will pledge the Student Loans to the Indenture Trustee as security for the Bonds for the benefit of the Bondholders and the Bond Insurer. The Owner Participants may receive distributions from their residual interests in the Student Loans only after all of the Bonds are paid in full. See "The Issuer" and "The GATE(R) Student Loan Program" in the Prospectus.

BOND INSURANCE POLICY

         The following information regarding the Bond Insurance Policy has been supplied by the Bond Insurer for inclusion in this Prospectus Supplement.

         The Bond Insurer, in consideration of the payment of the Guaranty Fee and subject to the terms of the Bond Insurance Policy, thereby unconditionally and irrevocably guarantees to any Bondholder (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received by the Indenture Trustee, or its successor as Indenture Trustee for the Bondholders, on behalf of the Bondholders from the Bond Insurer, for payment by the Indenture Trustee to each Bondholder in accordance with the terms of the Indenture. The Bond Insurer's obligations under the Bond Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Bond Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Bonds (including, without limitation, an optional redemption), unless such acceleration is at the sole option of the Bond Insurer.

         Notwithstanding the foregoing paragraph, the Bond Insurance Policy does not cover (i) optional or mandatory redemptions unless such redemption is at the sole option of the Bond Insurer, (ii) any payments to be made on an accelerated basis unless such acceleration is at the sole option of the Bond Insurer, and
(iii) shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability) or any preference relating to (i),
(ii) and (iii).

         The Bond Insurer will pay any Insured Payment that is a Preference Amount (as defined below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Bond Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of each Bondholder relating to or arising under the Bonds against the debtor which made such preference payment or otherwise with respect to such preference payment and
(iv) appropriate instruments to effect the appointment of the Bond Insurer as agent for such Bondholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Bond Insurer, provided that if such documents are received after 12:00 p.m. New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Bondholder and not to any Bondholder directly unless such Bondholder has returned principal or interest paid on the Bonds to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Bondholder.

         The Bond Insurer will pay any other amount payable under the Bond Insurance Policy no later than 12:00 p.m. New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York, on a Business Day by State Street Bank and Trust Company, N.A., as the Bond Insurer's Fiscal Agent or any successor fiscal agent appointed by the Bond Insurer (the "Bond Insurer's Fiscal Agent") of a Notice of Non-Payment (as described below); provided that if such Notice of Non- Payment is received after 12:00 p.m., New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice of Non-Payment received by the Bond Insurer's Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Bond Insurance Policy it shall be deemed not to have been received by the Bond Insurer's Fiscal Agent for purposes of this paragraph, and the Bond Insurer or the Bond Insurer's Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice of Non-Payment.

         Insured Payments due under the Bond Insurance Policy, unless otherwise stated therein, will be disbursed by the Bond Insurer's Fiscal Agent to the Indenture Trustee on behalf of the Bondholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

         The Bond Insurer's Fiscal Agent is the agent of the Bond Insurer only and the Bond Insurer's Fiscal Agent shall in no event be liable to Bondholders for any acts of the Bond Insurer's Fiscal Agent or any failure of the Bond Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Bond Insurance Policy.

         Subject to the terms of the Indenture, the Bond Insurer shall be subrogated to the rights of each Bondholder to receive payments under the Bonds to the extent of any payment by the Bond Insurer under the Bond Insurance Policy.

         Pursuant to an Insurance and Indemnification Agreement to be entered into between the Issuer and the Bond Insurer (the "Reimbursement Agreement"), the Issuer will agree to reimburse the Bond Insurer for any Insured Payments made under the Bond Insurance Policy and the Surety Bond, together with interest (at a rate to be specified in the Reimbursement Agreement) thereon from the date such amounts became due until paid in full. Any such reimbursement of the Bond Insurer will be made in accordance with the priorities set forth in the Indenture as described herein under "Collateral Proceeds Account; Application of Funds".

         As used in the Bond Insurance Policy, the following terms shall have the following meanings:

         "Bondholder" means each Bondholder (as defined in the Indenture other than the Issuer, the Indenture Trustee, the Administrator, the Depositor, the Owner Participants or the Servicer) who, on the applicable Payment Date, is entitled under the terms of the related Bond to distribution thereunder.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which the Bond Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means (a) for any Payment Date, any shortfall in the aggregate amount available in the Collateral Proceeds Account, the Reserve Fund, any Funding Owner Payments or any other amounts available under the Indenture to pay the interest due and payable on the Bonds on such Payment Date, and (b) on the Stated Maturity Date, any shortfall in the aggregate amount available in the Collateral Proceeds Account, the Reserve Fund, any Funding Owner Payments or any other amounts available under the Indenture to pay the outstanding principal on the Bonds (at the stated maturity) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of optional redemption or acceleration resulting from default or otherwise, the payments guaranteed by the Bond Insurance Policy shall be made in such amount and at such times as such payments of principal would have been due had there not been such acceleration).

         "Indenture" means the Indenture dated as of November 1, 1997, by and between the Issuer and the Indenture Trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by Bond Insurer.

         "Insured Payment" means with respect to the Bond Insurance Policy (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

         "Notice of Non-Payment" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy in the form required by the Bond Insurance Policy, the original of which is subsequently delivered by registered or certified mail, for the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

         "Preference Amount" means any amount previously distributed to a Bondholder on the Bonds that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Bond Insurance Policy and not otherwise defined in the Bond Insurance Policy shall have the respective meanings set forth in the Indenture as of the date of execution of the Bond Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Bond Insurer.

         Any notice under the Bond Insurance Policy or service of process of the Bond Insurer's Fiscal Agent may be made at the address listed below for the Bond Insurer's Fiscal Agent or such other address as the Bond Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Bond Insurer's Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Bond Insurer's Fiscal Agent shall specify to the Indenture Trustee in writing.

         The Bond Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Bond Insurance Policy and the Surety Bond is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

         The Bond Insurance Policy is not cancelable for any reason. The premium on the Bond Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Bonds.

SURETY BOND

         The following information regarding the Surety Bond has been supplied by the Bond Insurer for inclusion in this Prospectus Supplement.

         Application has been made to the Bond Insurer for a commitment to issue a surety bond (the "Surety Bond"). The Surety Bond will provide that upon notice from the Indenture Trustee to the Bond Insurer to the effect that insufficient amounts of the Funding Owner Payments have been received by the Indenture Trustee, the Bond Insurer will promptly deposit with the Indenture Trustee an amount sufficient to pay the deficiency or the available amount of the Surety Bond, whichever is less. Not more than three (3) days after receipt by the Bond Insurer of a demand for payment in the form attached to the Surety Bond, duly executed by the Indenture Trustee, the Bond Insurer will make a deposit of funds in an account with the Bond Insurer's Fiscal Agent or its successor, sufficient for the payment to the Indenture Trustee of amounts which are then due to the Indenture Trustee (as specified in the demand for payment) subject to the Surety Bond Coverage.

         The available amount of the Surety Bond is the initial face amount of the Surety Bond less the amount of any previous Funding Owner Payments paid by the Bond Insurer to the Indenture Trustee which have not been reimbursed. Pursuant to the Indenture, the Bond Insurer will be reimbursed from funds available under the Indenture in the amount of any such payment made by the Bond Insurer plus the interest thereon.

         The Surety Bond will be held by the Indenture Trustee. The Surety Bond will be issued in the face amount equal to aggregate related Funding Amounts payable by the Funding Owners from time to time and will be non-cancelable.

FUNDING OWNERS

         Certain Owner Participants (each, a "Funding Owner") are obligated to make certain capital contributions (each, a "Funding Owner Payment") to the Issuer pursuant to the Trust Agreement. See "The Student Loans--The GATE(R) Student Loan Program" in the Prospectus.

         Pursuant to the Trust Agreement, each Funding Owner has agreed to make Funding Owner Payments consisting of Mandatory Capital Contributions and Liquidity Capital Contributions up to a specified limit (the "Funding Amount"). With respect to any Payment Date, (i) Mandatory Capital Contributions will be required of each Funding Owner to the extent there are default losses (of principal or interest) on any Student Loans to students of such Funding Owner (and may also be required by a Funding Owner to the extent there are default losses on Student Loans to students of another Owner Participant if such default losses exceed the related Funding Amount (if such Owner Participant is a Funding Owner) or exceed the positive balance of such Owner Participant's capital account (as determined under the Trust Agreement)), and (ii) Liquidity Capital Contributions will be required of each Funding Owner if there are shortfalls in the Interest Reserve Amount to the extent such Funding Owner has not made Funding Owner Payments equal to its related Funding Amount (net of returned Liquidity Capital Contributions, if any).

         At the time prior to each Payment Date and in the manner set forth in the Trust Agreement, the Owner Trustee, or the Administrator on its behalf, will determine whether any Liquidity Capital Contribution or Mandatory Capital Contribution is payable. The Owner Trustee, or the Administrator on its behalf, will promptly notify each Funding Owner of its obligation to make such Funding Owner Payments. All Funding Owner Payments will be remitted to the Indenture Trustee for deposit in the Collateral Proceeds Account and will be used to pay interest and principal on the Bonds.

         Pursuant to the Indenture, Liquidity Capital Contributions will be repaid to the Funding Owners on any Payment Date when there are funds available in excess of the amount necessary to pay interest on the Bonds and certain other expenses. If any such Payment Date is a Principal Payment Date, repayment of Liquidity Capital Contributions will be made prior to the payment of principal of Bonds.

         The following Owner Participants are Funding Owners: Beaver College, Bryant College, Clarkson University, Elmira College, Hartwick College, Pepperdine University, Presbyterian College, Roger Williams University, Santa Clara University and Saint Anselm's College.


                          DESCRIPTION OF THE INDENTURE

         The Bonds offered hereby will be issued pursuant to a Trust Indenture, to be dated as of November 1, 1997 (the "Indenture") between the Issuer acting through the Owner Trustee and the Indenture Trustee. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms of the Indenture and the Bonds. The Issuer will provide to prospective or actual Bondholders, without charge, on written request, a copy (without exhibits) of the Indenture. Requests should be addressed to The National Collegiate Trust 1997-S2, 7.24% Collateralized Student Loan Bonds, Series 1997-S2, c/o State Street Bank and Trust Company, Two International Place, 5th Floor, Boston, Massachusetts 02110.

THE INDENTURE TRUSTEE

         State Street Bank and Trust Company is the Indenture Trustee for the Bonds pursuant to the Indenture. The Indenture Trustee's principal corporate trust offices are located at 225 Franklin Street, Boston, Massachusetts 02110.

MODIFICATION OF INDENTURE

         With the consent of the "Control Party" (defined as the Bond Insurer so long as any Bonds are outstanding or no default exists by the Bond Insurer under the Bond Insurance Policy or, if such a default then exists and Bonds are outstanding, holders of not less than 66 2/3% of the Aggregate Current Principal Amount of the outstanding Bonds), the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Bonds or modify (except as provided below) in any manner the rights of the Bondholders.

         Without the consent of the holder of each outstanding Bond affected thereby and the Control Party, however, no supplemental indenture shall (i) change the Stated Maturity of, or the Interest Payment Date for any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (ii) reduce the percentage of the Aggregate Current Principal Amount of the outstanding Bonds, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iii) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of each outstanding Bond affected thereby, or the provisions of the Indenture without the consent of each outstanding Bond affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default, except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (iv) modify the definition of "Outstanding Obligations" or "Control Party", (v) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the assets subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of principal and interest payable on the Bonds on any Payment Date (including the components of any such calculations), adversely affect the rights of the Bond Insurer or the Bondholders to the benefits of any provisions for the mandatory redemption of Bonds, or to adversely affect the rights of the Bondholders to any amounts deposited in the Reserve Fund, (vii) modify or alter the provisions of the Indenture with respect to the sale of the Trust Estate under certain circumstances, (viii) impair or adversely affect the Trust Estate except as otherwise permitted under the Indenture, or (ix) change the percentage required to declare an acceleration of the Bonds.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures with the consent of the Bond Insurer, without obtaining the consent of Bondholders, to cure ambiguities or make minor corrections, to provide for the maintenance of the rating of the Bonds at the Issuer's option, and to do such other things as would not adversely affect the interests of the Bond Insurer or the Bondholders.

EVENTS OF DEFAULT

         An event of default ("Event of Default") with respect to the Bonds is defined in the Indenture as being (i) a default in the payment of principal of any Bond at Stated Maturity; (ii) a default in the payment of interest on any Bond which continues for one Business Day; (iii) a default in the payment of the redemption price of any Bond that has been called for redemption which continues for five days; (iv) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Bond Insurer, or if a default by the Bond Insurer exists under the Bond Insurance Policy, holders of at least 25% of the Aggregate Current Principal Amount of the Bonds then outstanding; or (vi) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. See "Description of the Indenture--Events of Default" in the Prospectus.

RIGHTS UPON EVENTS OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to the Bonds, the Indenture Trustee may with the consent of the Control Party, and shall if instructed by the Control Party, declare the Bonds to be immediately due and payable. Such declaration may under certain circumstances be rescinded by the Control Party. See also "Description of the Indenture--Rights

Upon Events of Default" in the Prospectus for additional considerations with respect to Events of Default.


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield on the Bonds will depend on the price paid by the Bondholder, the receipt and timing of receipt of payments on the Bonds and the weighted average coupon and term to maturity of the Student Loans.

YIELD AND PREPAYMENT CONSIDERATIONS

         A Bond's yield to maturity will be affected by the rate of principal payments on the Student Loans and the allocation thereof to reduce the principal balance of such Bond. The rate of principal payments on the Student Loans will in turn be affected by the amortization schedules thereof and the rate of principal prepayments thereon. Prepayments on the Student Loans will result in distributions on the Bonds of amounts that would otherwise accrue interest and be distributed over the remaining terms of the Student Loans. Assuming the Bonds are sold at par, a higher than anticipated rate of principal prepayments on the Student Loans will not affect the yield to maturity on the Bonds, although it will affect the average life of the Bonds. Thus, although the Bonds will be paid in full they may be retired earlier than expected. If the Bonds are sold at a discount or at a premium, a higher rate of prepayment on the Student Loans will increase or decrease, respectively, the yield to maturity on the Bonds.

         Because the rates of payment of principal on the Student Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. In general, the earlier a prepayment of principal on the Student Loans is distributed on a Bond, the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The extent of prepayments of principal of the Student Loans varies from time to time and may be affected by a number of factors including, without limitation, economic, demographic, geographic, social, legal and tax. In addition, the rate of prepayment on the Student Loans may be affected by prevailing market interest rates for student loans. When the prevailing market interest rate is below a student loan coupon, a borrower may have an increased incentive to refinance his or her student loan. There can be no assurance as to the rate of prepayment on the Student Loans in the Trust Estate or that the rate of payments will conform to any model described herein. Furthermore, there can be no assurance that student loan programs, such as programs currently proposed and being implemented by the Clinton Administration, or other federal or state government programs, will not result in significant prepayment of the Student Loans. The Issuer will not make any representation as to the particular factors that will affect the prepayments of the Student Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Student Loans that will be paid as of any date or as to the overall rate of prepayment on the Student Loans. See also "Yield Considerations" in the Prospectus.

         Only limited information regarding historic prepayment rates for GATE(R) Student Loans is provided in this Prospectus Supplement. See "Repayment History Regarding GATE(R) Student Loans" herein. Because the first GATESM Student Loans were originated in 1994, the age of the portfolio of GATE(cent) student loans serviced by the Servicer is fairly recent, and, more importantly, only a small portion of such student loans are in repayment status. Thus, the repayment experience with respect to GATE(R) student loans is insufficient to provide reliable predictive information based on the historical repayment performance of GATE(R) student loans. There can be no assurance that the Student Loans that secure the Bonds will be in any manner comparable to the limited historical information provided herein. In addition, no information regarding historic prepayment rates for other student loans to students of the Owner Participants or for other student loans serviced by the Servicer is provided herein, because the Depositor believes that the terms of the GATE(R) Student Loan Program are materially different from the terms of student loans originated under existing student loan programs or any of the other student loans serviced by the Servicer, and that any information regarding historic prepayment rates on such loans would not only be irrelevant, but might mislead investors into making erroneous judgments as to the likely level of prepayments under the GATE(R) Student Loan Program. See "Yield Considerations--Yield and Prepayment Considerations" in the Prospectus for a discussion of the major differences between the GATE(R) Student Loan Program and other existing loan programs, which the Depositor believes are likely to affect the level of prepayments.

         The rates at which principal payments are received on the Student Loans and the rate at which payments are made from the Collateral Proceeds Account and the Reserve Fund for the Bonds may affect the ultimate maturity and the weighted average life of the Bonds. Weighted average life refers to the average amount of time that will elapse from the date of issue of an instrument until each dollar of principal of such instrument is repaid to the investor.

         The weighted average life of the Bonds will be influenced by the rate at which principal on the related Student Loans, whether in the form of scheduled amortization or prepayments, is paid on such series of Bonds. Prepayment rates on loans are commonly measured relative to a prepayment standard or model. However, there is no standard or model specifically available for GATE(R) student loans.

         Subject to the foregoing discussions and assumptions, the following table indicates the weighted average life and final maturity of the Bonds based on the conditional prepayment rate ("CPR") prepayment model. CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. THE CPR PREPAYMENT MODEL, LIKE ANY PREPAYMENT MODEL, DOES NOT PURPORT TO BE EITHER AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT.

EFFECT OF PREPAYMENT OF STUDENT LOANS ON WEIGHTED AVERAGE LIFE AND FINAL MATURITY OF THE BONDS1


PREPAYMENT
EXPERIENCE            0CPR          1CPR2           2CPR3          3CPR4        4CPR5         5CPR6          6CPR7           7CPR8
----------            ----          -----           -----          -----        -----         -----          -----           -----
Average Life          11.7           11.2            10.6          10.0          9.5           9.0            8.5             8.1
(in Years)


Final Maturity        March        September       September       March        March         March        September       September
Maturity              2013            2012           2012          2012          2012         2011           2011             2011

--------------------

(1)      This table has been prepared using the following assumptions:

         (i) defaults are assumed to occur with respect to Student Loans constituting 13.09% (2.5 x the weighted average Stafford Loan default rate for the Owner Participants, which is based on the number of loans defaulted - see "The Owner Participants" herein) of the aggregate principal balance of the Student Loans in the Trust Estate and liquidations of defaulted Student Loans are assumed to result in recoveries of 20% of the aggregate principal balance of defaulted loans, for an aggregate loss of 10.47% of the aggregate principal balance of the Student Loans in the Trust Estate (plus interest thereon); 43% of these defaults are assumed to occur in the first year in which repayment commences, 20% in the second year, 14% in the third year, 10% in the fourth year and 3.25% in each of years five through eight;

         (ii) students to whom Student Loans were made constituting 16% of the Trust Estate leave school prior to the graduation of the student's entering class;

         (iii) students to whom Student Loans were made constituting 25% of the Trust Estate defer the payment of interest on the loans for an average of 2.5 years following graduation; and

         (iv) the interest rate on the Adjustable Rate Student Loans is (and will remain) 8.31% and on the fixed rate loans is 9.17%; the interest rate on the Outstanding Bonds is 7.24%, and reinvestment income on funds in the Reserve Fund and the Collateral Proceeds Account is earned at the rate of 5% per year.

(2) Assumes 1% (on an annualized basis) of the principal outstanding on the Student Loan at the beginning of each Interest Accrual Period prepays during that period and prepayments received prior to the first Principal Payment Date are not used to retire Bonds as received.

(3) Assumes 2% (on an annualized basis) of the principal outstanding on the Student Loan at the beginning of each Interest Accrual Period prepays during that period and prepayments received prior to the first Principal Payment Date are not used to retire Bonds as received.

(4) Assumes 3% (on an annualized basis) of the principal outstanding on the Student Loan at the beginning of each Interest Accrual Period prepays during that period and prepayments received prior to the first Principal Payment Date are not used to retire Bonds as received.

(5) Assumes 4% (on an annualized basis) of the principal outstanding on the Student Loan at the beginning of each Interest Accrual Period prepays during that period and prepayments received prior to the first Principal Payment Date are not used to retire Bonds as received.

(6) Assumes 5% (on an annualized basis) of the principal outstanding on the Student Loan at the beginning of each Interest Accrual Period prepays during that period and prepayments received prior to the first Principal Payment Date are not used to retire Bonds as received.

(7) Assumes 6% (on an annualized basis) of the principal outstanding on the Student Loan at the beginning of each Interest Accrual Period prepays during that period and prepayments received prior to the first Principal Payment Date are not used to retire Bonds as received.

(8) Assumes 7% (on an annualized basis) of the principal outstanding on the Student Loan at the beginning of each Interest Accrual Period prepays during that period and prepayments received prior to the first Principal Payment Date are not used to retire Bonds as received.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         INCREASED PRINCIPAL PAYMENTS; EXTENSIONS OF MATURITY. The Student Loans require that for the first five years after graduation (the "Interest Only Period") interest payments only be made, and if a student borrower defers payment in accordance with the GATE(R) Program no such interest is required to be paid. Principal amortization commences after the Interest Only Period. In addition, the amortization of principal due and owing each year increases. Thus, monthly loan payments will gradually increase in size. The ability of a borrower to make increased principal payments may depend upon his or her wages over time and other economic factors, and, therefore, there is a risk that the Student Loans may default during the eight years of principal amortization after the Interest Only Period, or that the maturity of a Student Loan may be extended in connection with a workout. See "Yield Considerations--Other Factors Affecting Weighted Average Life" in the Prospectus.

         NEGATIVE AMORTIZATION. The weighted average life of the Bonds may be affected by (i) students that defer repayment of their respective Student Loans to attend graduate school or (ii) by servicer-approved forbearance periods during which a student's monthly payments on the related Student Loan may be deferred or reduced due to such student's inability to make scheduled payments. In addition to interest accrued during the time the student borrower is enrolled, during any such deferment or forbearance period, interest accrued on a Student Loan will be added to the outstanding principal balance of such Student Loan, thus causing negative amortization. To the extent that deferred interest is added to the principal balance of a Student Loan, future interest accruals are computed on that higher principal balance and the scheduled payment is increased to amortize the unpaid principal over the remaining amortization term of the Student Loan.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In general, except as supplemented or otherwise described herein, the discussion that appears in the Prospectus under the heading "Certain Federal Income Tax Consequences" will apply to purchasers of the Bonds. Upon the issuance of the Bonds, Thacher Proffitt & Wood, counsel to the Depositor and the Issuer, will deliver its opinion generally to the effect that, under the law in effect on the date thereof and assuming compliance with the Indenture and related documents, for federal income tax purposes (i) the Bonds constitute indebtedness of, and not equity interests in, the Issuer or in a separate association taxable as a corporation and (ii) the Issuer will not be classified as an association taxable as a corporation.

         For further information regarding the federal income tax consequences of investing in the Bonds, see "Certain Federal Income Tax Consequences" in the Prospectus.


                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code and on collective investment funds and insurance company separate accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.

         ERISA generally imposes on fiduciaries of Plans to which it applies certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan (as described below) and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, and civil money penalties and other sanctions under ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

         Section 2510.3-101 of the regulations of the United States Department of Labor ("Regulations") governs the determination a of Plan's assets in cases where a Plan makes an investment in an entity which itself has assets. Under the Regulations, a Plan's assets include its investments but do not include the assets of the entities in which it invests unless the Plan's investment is an equity interest, other than a publicly offered security (as defined in the Regulations) or a security issued by an investment company registered under the Investment Company Act of 1940, in a company which is not an operating company (as defined in the Regulations) and in which equity participation by benefit plan investors is not significant (as defined in the Regulations). The Regulations define "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller has been advised by counsel that in its opinion the Bonds will be treated as indebtedness under the laws of the State of Delaware and, although there is no relevant precedent, the Seller believes that the Bonds possess no substantial equity features. Accordingly, the Seller believes that the assets of a Plan which invests in Bonds would include the Bonds acquired but would not, by virtue of such investment, include the assets of the Issuer. In such event, the ERISA fiduciary requirements and the prohibited transaction rules of ERISA and the Code would apply to a Plan's investment in Bonds but would not, by virtue of such investment, apply to the assets and activities of the Issuer.

         For a discussion of the ERISA fiduciary requirements and the prohibited transaction rules that would apply in the event that the Bonds are treated as equity interests, see "ERISA Considerations" in the Prospectus.

         Any Plan fiduciary that proposes to cause a Plan to purchase Bonds should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) any prohibited transaction exemption in connection therewith. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Bonds should consider whether such purchase would be appropriate under the general fiduciary standards of prudence and diversification, taking into account the overall investment policy of the Plan and its existing portfolio, and should consult with its counsel with respect to the potential applicability of ERISA and the Code.

OTHER PLAN INVESTORS

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA and 414(e) of the Code) are not subject to ERISA requirements. Accordingly, such plans' investments in Bonds are not subject to the ERISA considerations described above. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to certain prohibited transaction rules set forth in Section 503 of the Code.


                                  UNDERWRITING

         BancAmerica Robertson Stephens (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase all of the principal amount of the Bonds, if any are purchased.

         Distribution of the Bonds will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer from the sale of the Bonds will be approximately 94.062% of the aggregate principal balance initially represented by the Bonds, plus accrued interest at the Bond Interest Rate from the Closing Date, after deducting expenses payable by the Issuer. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the purchase and sale of the Bonds, the Underwriter may be deemed to have received compensation from the Issuer in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "1933 Act").

         The Underwriting Agreement provides that the Issuer will indemnify the Underwriter against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         Purchasers of the Bonds, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Bonds. Bondholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the Bonds in accordance with Regulation M under the Exchange Act, including by entering into stabilizing bids and purchasing the Bonds to cover any short position in the Bonds maintained by the Underwriter, during or after the offering. A stabilizing bid means placing any bid or effecting any purchase for the purpose of pegging, fixing or maintaining the price of the Bonds. The Underwriter may create a short position for the account of the Underwriter by selling more Bonds in connection with the offering that it is committed to purchase from the Issuer and, in such case, may purchase Bonds in the open market following completion of the offering to cover all or a portion of such short position. Any of the transactions described in this paragraph could cause the price of the Bonds to be higher than it might be in the absence of such transactions. The Underwriter is not committed to enter into stabilizing transactions and, if any such transactions are entered into, they may be discontinued at any time.

         BancAmerica Robertson Stephens, the Underwriter, is an affiliate of BANA, an Originator of 486 Student Loans, with an initial principal amount of $1,714,285. The proceeds of the sale of the Bonds will be used to purchase the Student Loans from the Originators, including BANA.


                                  LEGAL MATTERS

         Certain legal matters relating to the Bonds will be passed upon for the Depositor and the Issuer by Thacher Proffitt & Wood, New York, New York and for the Bond Insurer by Kutak Rock, Omaha, Nebraska.


                                     RATING

         It is a condition to issuance that the Bonds offered hereby be rated no less than "Aaa" and "AAA" respectively, by Moody's Investors Service, Inc. and Fitch Investors Service, L.P. (each, a "Rating Agency").

         Each Rating Agency's rating of the Bonds addresses the likelihood of the receipt by Bondholders of payments required under the Indenture. The rating by each of Moody's Investors Service, Inc. and Fitch Investors Service, L.P. takes into consideration the credit quality of the Student Loan pool, structural and legal aspects associated with the Bonds, and the extent to which the payment stream on the Student Loan pool is adequate to make payments required under the Bonds. A "Aaa" or "AAA" rating on the Bonds does not, however, constitute a statement regarding frequency of prepayments on the Student Loans.

         The ratings of "Aaa" and "AAA" assigned to the Bonds also addresses the likelihood of the receipt by Bondholders of all distributions to which such Bondholders are entitled. The rating process addresses the structural and legal aspects associated with the Bonds, including the nature of the underlying Student Loans. The ratings assigned to collateralized student loan pools do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield or that they may fail to recoup their initial investment. See "Certain Yield and Prepayment Considerations" herein.

         The ratings of the Bonds are based in part on the credit ratings of the Bond Insurer as well as the terms of the Bond Insurance Policy and the Surety Bond. There is no assurance that the ratings on the bonds will not be lowered or withdrawn if circumstances so warrant. Further, a security rating is not a recommendation to buy, sell or hold securities. Each security rating should be evaluated independently of any other security rating. See "Risk Factors--Effect of Downgrade of Bond Insurer" herein.

                                   PROSPECTUS

           GATE(R) RECEIVABLE ASSET-BACKED DEBT SECURITIES (GRADS(R))
                        COLLATERALIZED STUDENT LOAN BONDS
                              (ISSUABLE IN SERIES)

                          THE NATIONAL COLLEGIATE TRUST
                           AND SIMILAR TRUSTS OF WHICH
                   THE NATIONAL COLLEGIATE TRUST IS DEPOSITOR
                                    --------

         The National Collegiate Trust (the "Depositor") proposes to establish separate trusts (each, an "Issuer") which will sell from time to time under this Prospectus and related Prospectus Supplements up to $50,000,000 aggregate principal amount of collateralized student loan bonds, issuable in series (the "Bonds"). As described in the related Prospectus Supplement, the Bonds of each series may consist of
                                                  (Cover continued on next page)

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 10 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                    --------

EACH SERIES OF BONDS REPRESENTS OBLIGATIONS OF THE RELATED ISSUER ONLY AND WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY, OR BY ANY EDUCATIONAL INSTITUTION HAVING ANY INTEREST IN SUCH ISSUER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE BONDS BEING OFFERED HEREUNDER DO NOT REPRESENT AN INTEREST IN, OR OBLIGATION OF, ANY ORIGINATOR OR ITS PARENT ENTITY, INCLUDING, WITHOUT LIMITATION, BANKBOSTON, NA OR BANKAMERICA CORPORATION. NO PURCHASER OF THE BONDS SHALL HAVE ANY RECOURSE TO ANY ORIGINATOR OR TO ITS PARENT ENTITY. THE UNDERWRITING CRITERIA EMPLOYED BY ANY ORIGINATOR IN ORIGINATING THE STUDENT LOANS MAY DIFFER FROM THOSE UTILIZED BY SUCH ORIGINATOR AND ITS AFFILIATES IN ORIGINATING STUDENT LOANS UNDER OTHER STUDENT LOAN PROGRAMS. SUCH DIFFERENCES INCLUDE, WITHOUT LIMITATION, THE FACT THAT THE STUDENT LOAN UNDERWRITING STANDARDS ARE NOT INTENDED TO ANALYZE IN DETAIL THE ABILITY OF INDIVIDUAL BORROWERS TO REPAY THEIR STUDENT LOANS.
                                    --------

         PRIOR TO ISSUANCE THERE WILL HAVE BEEN NO MARKET FOR THE BONDS OF ANY SERIES AND THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET FOR ANY BONDS WILL DEVELOP OR THAT, IF IT DOES DEVELOP, IT WILL CONTINUE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE BONDS OF ANY SERIES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR SUCH SERIES.

         The Bonds of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Underwriting" herein and in the related Prospectus Supplement.

                The date of this Prospectus is November 17, 1997

(Cover continued)

one or more classes of Bonds that, among other things: (i) are senior or subordinate to one or more other classes of Bonds in entitlement to certain payments of interest, principal and other amounts payable on the Bonds or (ii) provide for payments of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Bonds of such series.

         Unless otherwise specified in the related Prospectus Supplement, principal on each series of Bonds will be payable in semiannual installments on the dates set forth in the related Prospectus Supplement (each, a "Principal Payment Date") commencing no later than the fourth anniversary of the issuance of such series of Bonds. Unless otherwise specified in the related Prospectus Supplement, interest on each class of each series of Bonds will be payable semiannually on the dates set forth in the related Prospectus Supplement (the "Interest Payment Dates") at a fixed rate per annum as specified in the related Prospectus Supplement, in an amount equal to the interest accrued on the unpaid principal amount of the related class of each series of Bonds during the six-month period ending on the last day preceding each such Interest Payment Date (each such period, an "Interest Accrual Period"). Each series of Bonds will be collateralized by a segregated pool of fixed-rate or adjustable-rate loans to students (the "Student Loans").

         Each Issuer will issue a series of Bonds pursuant to a trust indenture (an "Indenture") and will use the proceeds thereof to purchase the Student Loans directly or indirectly from the Originator (as defined herein). The Student Loans will be pledged as collateral by the related Issuer to an independent indenture trustee (the "Indenture Trustee") for the benefit of the holders of the related series of Bonds.

         The Student Loans will be originated by one or more financial institution originators identified in the related Prospectus Supplement (the "Originator") under the GATE (Guaranteed Access to Education)(R) Student Loan Program to students enrolled full-time at participating educational institutions and to recent graduates. The Student Loans will be made to provide financing for the costs of attending the related participating educational institution and for certain other expenses in connection therewith, or in the case of recent graduates to refinance amounts owed to, or previously borrowed from, the educational institution. Unless otherwise specified in the related Prospectus Supplement, the Pennsylvania Higher Education Assistance Agency will act as servicer (the "Servicer") for the Student Loans.

         The Issuer may, at its option, redeem Senior Bonds, and upon their retirement, redeem Subordinate Bonds, on any date on which the Aggregate Current Principal Amount of a series of Bonds outstanding has declined to 10% or less of their initial Aggregate Current Principal Amount, in whole, but not in part. In addition, unless otherwise specified in the related Prospectus Supplement, the Issuer may, at its option (i) redeem Senior Bonds and the Subordinate Bonds, pro rata, in part during the 60-day period following the related Closing Date, in an amount not to exceed five percent (5%) of the Aggregate Current Principal Amount of such series of Bonds, and (ii) redeem Senior Bonds, and upon their retirement, redeem Subordinate Bonds, on any Payment Date prior to the first Principal Payment Date, in an amount equal to any principal prepayments collected by the Servicer during the six-month period ending on the 15th day of the calendar month preceding the month in which the related Payment Date occurs (the "Prepayments Collection Period").

         Unless otherwise specified in the related Prospectus Supplement, each class of each series of Bonds will initially be represented by a single bond registered in the name of Cede & Co., the nominee of the Depository Trust Company. The interests of Bondholders will be represented by book-entries only. Certificated Bonds will be available only under the limited circumstances described herein. See "Description of the Bonds--Book--Entry Registration and Definitive Bonds" herein. The Bonds may be purchased in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

         It is a condition of issuance that each class of each series of Bonds be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").

         The yield on each series of Bonds will be affected by, among other things, the rate of payment of principal (including prepayments) on Student Loans in the related pool and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and "Certain Yield and Prepayment Considerations" in the related Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

         As more particularly described herein, the Prospectus Supplement relating to the Bonds of each series will, among other things, set forth, as appropriate: (i) information as to the trust estate (with respect to any series, the "Trust Estate") consisting primarily of the related pool of Student Loans, including the general characteristics of the Student Loans included therein;
(ii) additional information with respect to the method of distribution of the Bonds; and (iii) additional information with respect to any series of Bonds.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Bonds. This Prospectus and the Prospectus Supplement relating to each series of Bonds contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048 (website: www.sec.com).

         No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Bonds, or an offer of the Bonds to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

         The Servicer or the Indenture Trustee will be required to mail to holders of Bonds of each series periodic, unaudited reports concerning the related Trust Estate. Unless and until Definitive Bonds are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Estate to Cede & Co., the nominee of The Depository Trust Company ("DTC"), as registered holder of the Bonds, pursuant to the related Indenture. Such reports may be available to holders of interests in the Bonds (the "Bondholders") upon request to their respective DTC participants. See "Description of the Bonds--Reports to Bondholders". The Owner Trustee on behalf of the related Issuer will file or cause to be filed with the Commission such periodic reports with respect to each related Trust Estate as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by each Issuer with respect to the related Trust Estate pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Bonds evidencing interests therein. The Owner Trustee on behalf of the related Issuer will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of Bonds, a copy of any or all documents or reports incorporated herein by reference, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to an Issuer should be directed in writing to its principal executive office as set forth in the related Prospectus Supplement.

                              SUMMARY OF PROSPECTUS

         THE FOLLOWING SUMMARY OF CERTAIN PERTINENT INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF BONDS CONTAINED IN THE PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF BONDS OF SUCH SERIES. A GLOSSARY OF PRINCIPAL TERMS IS INCLUDED AT THE END OF THIS PROSPECTUS.

SECURITIES OFFERED.....................Collateralized student loan bonds, issuable in series (the "Bonds"). The
                                       Bonds will be issued from time to time
                                       pursuant to Indentures between each
                                       Issuer acting through a bank, trust
                                       company or other fiduciary acting as its trustee (the "Owner Trustee") and a bank or trust company acting as trustee for the Bondholders under the related Indenture (the "Indenture Trustee"). Unless otherwise specified in the related Prospectus Supplement, the Bonds of each series will be issued in minimum denominations of $25,000 and multiples of $1,000 in excess thereof. See "Risk Factors", "Description of the Bonds", and "Description of the Indenture".

                                       As described in the related Prospectus
                                       Supplement, the Bonds of each series may consist of one or more classes of Bonds that, among other things: (i) are senior ("Senior Bonds") or subordinate ("Subordinate Bonds") to one or more other classes of Bonds in entitlement to certain payments of interest, principal and other amounts payable on the Bonds, or (ii) provide for payments of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Bonds of such series.

ISSUER.................................The Issuer with respect to each series of
                                       Bonds will be a trust established by The
                                       National Collegiate Trust (the
                                       "Depositor"). The related Issuer will not engage in any activities other than issuing and selling the Bonds and, in connection therewith, acquiring, owning, holding and pledging the Student Loans. The Issuer will have no significant assets other than those pledged as collateral for the Bonds. The beneficial owners of the Issuer will be the educational institutions holding all or any portion of the beneficial ownership of the Issuer (the "Owner Participants"). See "The Issuer".

DEPOSITOR..............................The Depositor is a Delaware business trust formed for the purpose of creating one or more trusts, each of which will issue one or more series of Bonds, and for the purpose of developing and promoting the GATE(R) student loan program. The Bonds of any series will be obligations solely of the related Issuer. The beneficial owner of the Depositor is NCT Holdings, Inc. See "The Depositor".

SERVICER...............................Unless otherwise specified in the related
                                       Prospectus Supplement, the Pennsylvania
                                       Higher Education Assistance Agency, a
                                       public corporation and a government
                                       instrumentality of the Commonwealth of
                                       Pennsylvania. See "The Servicer".

INDENTURE TRUSTEE......................Unless otherwise identified in the related Prospectus Supplement, State
                                       Street Bank and Trust Company, a
                                       Massachusetts trust company. See "The
                                       Indenture Trustee".

OWNER TRUSTEE..........................Delaware Trust Capital Management, Inc.,
                                       a Delaware trust company acting as
                                       trustee for the Depositor and for each
                                       Issuer.

ADMINISTRATOR......................... First Marblehead Data Services Inc., a
                                       Delaware corporation and the wholly-owned subsidiary of The First Marblehead Corporation. See "The Administrator" herein and in the accompanying Prospectus Supplement and "The Depositor" herein.

INTEREST PAYMENTS......................Unless otherwise specified in the related
                                       Prospectus Supplement, interest on each
                                       class of each series of Bonds will be
                                       payable semiannually on the dates set
                                       forth in the related Prospectus
                                       Supplement (each, an "Interest Payment
                                       Date"), at a fixed rate per annum as set forth in the related Prospectus Supplement, in an amount equal to the interest accrued on the unpaid principal amount of the related class of such series of Bonds during the six-month period ending on the last day preceding each such Interest Payment Date (each such period, an "Interest Accrual Period"). See "Description of the Bonds--Payments of Interest".

PRINCIPAL PAYMENTS.....................Unless otherwise specified in the related
                                       Prospectus Supplement, principal payments on each series of Bonds will be payable semiannually on the dates specified in the related Prospectus Supplement (each, a "Principal Payment Date"; an Interest Payment Date and a Principal Payment Date may also be referred to herein as a "Payment Date"), commencing with respect to the Senior Bonds, no later than the fourth anniversary of the issuance of such series of Bonds, and with respect to the Subordinate Bonds, if any, commencing on the date specified in the related Prospectus Supplement. Following payment of interest on the Bonds and certain expenses as described in "Collateral Proceeds Account; Application of Funds" below, payment of principal will be made from Available Funds on deposit in the Collateral Proceeds Account and the Reserve Fund. Unless otherwise specified in the related Prospectus Supplement, "Available Funds" are equal to (i) all monthly interest collected with respect to the Student Loans during the six-month period ending on the 15th day of the calendar month in which the related Payment Date occurs (each such period, a "Collection Period"); (ii) all monthly principal collected with respect to the Student Loans during the related Collection Period together with any and all prepayments received with respect to the Student Loans during the Collection Period; (iii) net liquidation proceeds related to defaulted Student Loans received during the Collection Period;
                                       (iv) reinvestment income deposited in the Collateral Proceeds Account during the Collection Period and (v) funds in the Reserve Fund in excess of the Interest Reserve Amount; provided on the first Principal Payment Date, the amounts in
                                       (i), (ii), (iii) and (iv) relate to all
                                       Collection Periods prior to and including such Payment Date. See "Description of the Bonds--Payments of Principal".

STATED MATURITY DATE...................Unless otherwise specified in the related
                                       Prospectus Supplement, the scheduled
                                       maturity date of each class of each
                                       series of Bonds (the "Stated Maturity
                                       Date") will be on the 17th anniversary of the initial Interest Payment Date set forth in the related Prospectus Supplement. However, the actual payment in full of each class of each series of Bonds could occur earlier than the related Stated Maturity Date due to, among other things, principal prepayments on the related Student Loans, and no assurance can be given as to the actual payment experience of the Bonds or the related Student Loans. See "Risk Factors--Average Life of Bonds; Prepayments; Yields" and "Yield Considerations".

OPTIONAL REDEMPTION....................Unless otherwise specified in the related
                                       Prospectus Supplement, the Issuer will
                                       have the right, at its option, (a) to
                                       redeem the Senior Bonds and, upon
                                       retirement in full of all Senior Bonds,
                                       to redeem Subordinate Bonds in whole, on any date on which the Aggregate Current Principal Amount of all Bonds outstanding of such series has declined to 10% or less of their initial Aggregate Current Principal Amount and (b) to redeem the Senior Bonds and the Subordinate Bonds, pro rata in part, during the 60- day period following the related Closing Date, in an amount not to exceed five percent (5%) of the Aggregate Current Principal Amount of such series of Bonds, at a redemption price of 100% of their unpaid principal amount, plus accrued interest. See "Description of the Bonds--Optional Redemption."

USE OF PROCEEDS........................Unless otherwise specified in the related
                                       Prospectus Supplement, the Student Loans will initially be funded by the Originator. The net proceeds of each series of Bonds, unless otherwise specified in the related Prospectus Supplement, will be used by the Issuer to acquire the related Student Loans at a discount from the Originator simultaneously with the closing of the sale of such series of Bonds. See "Use of Proceeds" and "The Originator" herein and in the accompanying Prospectus Supplement.

SECURITY FOR THE BONDS.................Unless otherwise specified in the related
                                       Prospectus Supplement, the Bonds are
                                       secured by collateral including the
                                       following (the "Trust Estate"):

A.  STUDENT LOANS......................The Student Loans will consist of fixed-rate or adjustable-rate loans to
                                       students (the "Student Loans") described below and will include all rights of the Issuer to receive any and all payments of any nature and from any source with respect to the Student Loans. None of the Student Loans will be secured by any assets of the borrowers.

                                       The Student Loans will be originated by
                                       the Originator under the GATE(R)
                                       (Guaranteed Access to Education) student loan program. See "Risk Factors" and "The GATE(R) Student Loan Program".

                                       Unless otherwise specified in the related
                                       Prospectus Supplement, during the 60 day period following the related Closing Date, the Issuer will have the right, at its option, to withdraw Student Loans having an original principal balance up to five percent (5%) of the aggregate principal balance of the Student Loans constituting the related Trust Estate. Such withdrawn Student Loans may be released from the Trust Estate only if the Issuer deposits with the Indenture Trustee additional Student Loans having the same terms, including interest rates, as the

                                       Student Loans being withdrawn, and/or
                                       cash in the aggregate amount specified in the Indenture. See "Description of the Bonds--Limited Withdrawal and
                                       Substitution of Student Loan Collateral".
                                       Under limited circumstances, as set forth in the related Prospectus Supplement, the Issuer will have the right to acquire additional Student Loans within a specified period following the related Closing Date. An amount specified in the related Prospectus Supplement will be deposited by the Indenture Trustee into an account for such purpose, from the proceeds of the sale of the related series of Bonds.

B.  COLLATERAL PROCEEDS ACCOUNT;
       APPLICATION OF FUNDS............For each series of Bonds, all amounts collected on the Student Loans, net of
                                       the Servicing Fee, will be remitted to a trust account or accounts (collectively, the "Collateral Proceeds Account"), to be established by the Indenture Trustee for the benefit of the Bondholders of such series. Unless otherwise provided in the related Prospectus Supplement, all Available Funds deposited in the Collateral Proceeds Account and the Reserve Fund during the related Collection Period will be available for application to the payment of the principal and interest on the Bonds on the next Payment Date.

                                       Unless otherwise provided in the related
                                       Prospectus Supplement, on each Payment
                                       Date, the Indenture Trustee will apply
                                       Available Funds, unless otherwise
                                       specified in the related Prospectus
                                       Supplement, FIRST, to the Senior Bonds
                                       for the payment of accrued interest at
                                       the related Bond Interest Rate; SECOND,
                                       to the Subordinate Bonds for the payment of accrued interest at the related Bond Interest Rate; THIRD, to the payment of any shortfall in the Interest Reserve Amount for the related Interest Accrual Period (provided that, if after giving effect to all payments of interest and principal on the Bonds on such Payment Date, the Interest Reserve Amount equals or exceeds the Aggregate Current Principal Amount of the Outstanding Bonds, then the Trustee will declare all the Bonds to be immediately due and payable by a notice in writing to the Issuer); FOURTH, to the payment of any unpaid amount due the Indenture Trustee pursuant to the Indenture; FIFTH, to the payment of any unpaid amount due the Accountants; SIXTH, to the payment of any unpaid amount due the Owner Trustee of the Issuer pursuant to the related Trust Agreement between the Owner Trustee and the Owner Participants; SEVENTH, to the payment of any unpaid amount due the Administrator pursuant to the Administration Agreement; EIGHTH, to the Owner Trustee, for the benefit of the Funding Owners, the amount of any Funding Owner Payments which are designated Liquidity Capital
                                       Contributions under the Trust Agreement, which have previously been deposited into the Reserve Fund pursuant to the Indenture and which have not been repaid to the Owner Trustee for the benefit of the Funding Owners; NINTH, on each Principal Payment Date, to the Senior Bonds for the payment, pro rata, of any unpaid principal amount of the Senior Bonds; TENTH, on each Principal Payment Date following payment in full of the Senior Bonds (which initially may be the same Principal Payment Date on which the Senior Bonds are paid in full), to the Subordinate Bonds, if any, for the payment, pro rata, of any unpaid principal amount of the Subordinate Bonds; and ELEVENTH, if such Payment Date is not a Principal Payment Date, any remaining amounts in the Collateral Proceeds Account will be deposited in the Reserve Fund.

                                       Any amounts remaining in the Collateral
                                       Proceeds Account immediately following
                                       retirement of the Bonds in full and
                                       payment of any unpaid administrative fees and expenses will be paid to the Issuer. See "Description of the Bonds--Collateral Proceeds Account".

  C.  RESERVE FUND.....................Unless otherwise specified in the related
                                       Prospectus Supplement, the Indenture
                                       Trustee will establish and maintain a
                                       reserve fund (the "Reserve Fund") for the benefit of holders of each series of Bonds. On the related Closing Date, an amount specified in the related Prospectus Supplement will be deposited in the Reserve Fund and invested in Eligible Investments by the Indenture Trustee. Unless otherwise specified in the related Prospectus Supplement, all funds remaining in the Collateral Proceeds Account on each Payment Date commencing with the initial Payment Date and ending but not including the Payment Date that is on the fourth anniversary of the initial Payment Date, after making all payments due on such series of Bonds on such Payment Dates, shall be deposited in the Reserve Fund. On each Payment Date thereafter, upon the payment of all interest accrued and owing on the related series of Bonds, any remaining funds in the Collateral Proceeds Account shall be deposited in the Reserve Fund, to the extent necessary, so that the amount therein shall equal the amount of interest payable on such series of Bonds on the next succeeding Payment Date (the "Interest Reserve Amount"); provided that, if after giving effect to all payments of interest and principal on the related series of Bonds on such Payment Date, the Interest Reserve Amount equals or exceeds the original principal amount of such series of Bonds, minus all prior payments, if any, made with respect to principal of such series of Bonds (the "Aggregate Current Principal Amount"), then the Indenture Trustee shall declare all the Bonds to be immediately due and payable. Amounts held in the Reserve Fund will be available to meet debt service requirements on the Bonds payable on any Payment Date, to the extent necessary if insufficient amounts are held in the Collateral Proceeds Account. See "Description of the Bonds--Credit Enhancement--Reserve Fund".

  COST OF ISSUANCE ACCOUNT.............The Indenture Trustee will establish and maintain a cost of issuance account (the
                                       "Cost of Issuance Account"). On the
                                       related Closing Date, an amount (the
                                       "Cost of Issuance Amount") equal to the
                                       anticipated costs or expenses incurred by the Issuer in connection with the issuance of the related series of Bonds (the "Cost of Issuance") will be deposited in the Cost of Issuance Account from the proceeds of sale of such series of Bonds. Promptly after the related Closing Date, amounts in the Cost of Issuance Account will be withdrawn and used by the Indenture Trustee to pay the Cost of Issuance. See "Description of the Bonds--Credit Enhancement--The Cost of Issuance Account".

CREDIT SUPPORT THROUGH
  OVERCOLLATERALIZATION................Unless otherwise specified in the related
                                       Prospectus Supplement, on the related
                                       Closing Date for the sale of a series of Bonds, the aggregate principal amount of assets (i.e. Student Loans and amounts deposited in the Reserve Fund) included in the related Trust

                                       Estate will exceed the related aggregate principal amount of Bonds issued and sold on such date by a percentage set forth in the related Prospectus Supplement. The related Prospectus Supplement may specify other forms of credit support, such as insurance policies or subordination, for a series of Bonds, in addition to or in place of such overcollateralization. See "Description of the Bonds--Credit Enhancement--Overcollateralization".

BOOK-ENTRY BONDS.......................Unless otherwise specified in the related
                                       Prospectus Supplement, each class of each series of Bonds will initially be represented by a single certificate for each class of such series of Bonds registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Bonds will be entitled to receive a definitive certificate representing such person's interest in the Bonds unless definitive certificates representing interests in the Bonds are issued under the limited circumstances described herein. See "Description of the Bonds--Book-Entry Registration and
                                       Definitive Bonds".

TAX STATUS OF THE
  BONDS................................The Bonds will constitute indebtedness of the related Issuer and the stated
                                       interest on a Bond generally will be
                                       taxable as ordinary income in accordance with the Bondholder's normal accounting method. See "Certain Federal Income Tax Consequences".

ERISA CONSIDERATIONS...................The acquisition of a Bond by or for any employee benefit plan subject to the
                                       Employee Retirement Income Security Act
                                       of 1974, as amended ("ERISA"), or any
                                       plan described in Section 4975(e)(1) of
                                       the Code (a "Plan") could result in a
                                       prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such acquisition is subject to a statutory or administrative exemption. In addition, if, by virtue of such acquisition, assets held by the related Issuer were deemed to be assets of the acquiring Plan, the Servicer or other parties may be considered to be a fiduciary with respect to such Plan. See "ERISA Considerations".

RATING.................................At their respective dates of issuance, each class of each series of Bonds will
                                       be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating".

                                  RISK FACTORS

         In considering an investment in any series of the Bonds, investors should consider, among other things, the following risk factors and any other risk factors set forth under the heading "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

         The Bonds will not be listed on any national securities exchange. There is, and at issuance there will be, no market for the Bonds of any series, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for the life of the Bonds of such series. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in student loans. In addition, the market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Bonds by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Bondholders delivered pursuant to the related Indenture as described herein under the heading "Description of the Bonds--Reports to Bondholders", "Book-Entry Registration and Definitive Bonds" and "Description of the Indenture--Servicer's Annual Compliance Statement" for information concerning the Bonds. Except to the extent described herein and in the related Prospectus Supplement, Bondholders will have no redemption rights and the Bonds are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement.

AVERAGE LIFE OF BONDS; PREPAYMENTS; YIELDS

         Prepayments on the Student Loans in any Trust Estate generally will result in a faster rate of principal payments on the related Bonds than if payments on such Student Loans were made as scheduled. Thus, the prepayment experience on the Student Loans may affect the average life of such Bonds. The rate of principal payments on pools of Student Loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other risk factors. There can be no assurance as to the rate of prepayment on the Student Loans in any Trust Estate or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Student Loans included in a Trust Estate, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Student Loans. Furthermore, there can be no assurance that student loan programs, such as programs being implemented or proposed by the federal or state government, will not result in significant prepayment of the Student Loans. As a result, the retirement of any series of Bonds could occur significantly earlier than expected. In addition, only limited information regarding historic prepayment rates for GATE(R) Student Loans will be provided in the related Prospectus Supplement. Further, no information regarding historic prepayment rates for other student loans serviced by the Servicer is expected to be provided in the related Prospectus Supplement. See "Yield Considerations" herein and "Certain Yield and Prepayment Considerations" and "Repayment History Regarding GATE(R) Student Loans" in the related Prospectus Supplement.

RISKS DIFFER BETWEEN THE SENIOR BONDS AND THE SUBORDINATE BONDS

         The Subordinate Bonds bear a greater risk of loss of principal than do the Senior Bonds because the Subordinate Bonds do not receive principal payments until the Senior Bonds are paid in full.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to the Bonds reflects only its assessment of the likelihood that holders of the Bonds will receive payments to which such Bondholders are entitled under the related Indenture. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Student Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early retirement of the series of Bonds. Neither will such rating address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Bond at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. See "Rating" herein and in the related Prospectus Supplement.

FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES

         The Depositor's GATE(R) Student Loan program prescribes rules and procedures applicable to originating and servicing the Student Loans. See "The GATE(R) Student Loan Program". In addition, numerous federal and state consumer protection laws and related regulations impose substantial requirements upon the origination and servicing of the Student Loans. See "Certain Legal Aspects of the GATE(R) Student Loans". If the Originator fails to originate a Student Loan in compliance with the Program Manual and state and federal consumer lending laws, the Originator will be obligated to indemnify the Indenture Trustee on behalf of the related Issuer for any losses incurred as a result thereof or repurchase the affected Student Loans, as set forth in the related Origination Agreement. In addition, pursuant to the Servicing Agreement, the Servicer will agree to indemnify the Depositor and the related Issuer for any claim, loss, liability or expense, including reasonable attorney's fees, that arise out of or relate to the Servicer's acts or omissions with respect to the servicing of the Student Loans under the Servicing Agreement, where a final determination of liability on the part of the Servicer is established by an arbitrator, court of law or by way of settlement agreed to by the Servicer. However, the maximum liability of the Servicer under the Servicing Agreement with respect to each pool of Student Loans for all losses incurred by the related Issuer as a result of servicing deficiencies with respect to such pool of Student Loans will not exceed ten percent (10%) of the initial aggregate principal balance of such pool of Student Loans (the "Pool Limit"); provided that the Servicer will be liable for such losses incurred with respect to each pool of Student Loans in excess of the Pool Limit until such time as the aggregate losses incurred by the Depositor and the Issuers, collectively, as a result of servicing deficiencies with respect to all Student Loans serviced by the Servicer is equal to ten percent (10%) of the initial aggregate principal balance of all such Student Loans. Proceeds from such indemnification will be deposited with the Indenture Trustee in the Collateral Proceeds Account and will be used to make interest and principal payments on the Bonds.

         Therefore, failure to originate or service properly a Student Loan in accordance with those rules, procedures or laws could adversely affect the total collections for any Interest Accrual Period and the Issuer's ability to pay principal and interest on the Bonds. See "The Servicer--The

Servicing Agreement" herein and "The Originator" herein and in the related Prospectus Supplement.

ACTUAL CASH FLOW RESULTS MAY BE MATERIALLY AND ADVERSELY DIFFERENT; INABILITY OF INDENTURE TRUSTEE TO LIQUIDATE FINANCED STUDENT LOANS

         The interest and principal payments received with respect to the Student Loans for a particular Interest Accrual Period may vary greatly in both timing and amount from the payments actually due on the Student Loans as of such Interest Accrual Period for a variety of economic, social and other risk factors, including both individual risk factors, such as additional periods of deferral, customary servicer forbearance or forbearance required by applicable bankruptcy or insolvency laws prior to or after a borrower's commencement of repayment, and general risk factors, such as a general economic downturn which could increase the amount of defaulting Student Loans. Failures by borrowers to pay timely the principal and interest on the Student Loans will affect the total collections during the Interest Accrual Period which may reduce the amount of principal and interest paid to the Bondholders on a Payment Date. The occurrence of one or more of these risk factors is impossible to predict, and no estimate can be given of the point at which the effect of such risk factors would impair the Issuer's ability to pay principal and interest on the Bonds.

         In the event that the Issuer is unable to pay principal on the Bonds on their Stated Maturity Date, the related Indenture will authorize the Indenture Trustee to declare an Event of Default and sell the Student Loans. There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Student Loans in a timely manner or one who is willing to pay the aggregate outstanding principal amount of such Student Loans. If the proceeds of any such sale do not, together with other available assets held under the Indenture, exceed the aggregate outstanding principal amount of, and accrued interest on, the Bonds, the Bondholders may suffer a loss.

         See "The GATE(R) Student Loan Program" herein for a complete discussion of the characteristics of the GATE(R) Student Loan program and GATE(R) Student Loans, including the terms for the payment of principal and interest thereof.

UNSECURED NATURE OF STUDENT LOANS; LIMITED ASSETS; NO GUARANTEE

         The Student Loans are not secured by any assets of the respective borrowers pursuant to the requirements of the GATE(R) Student Loan program. No series of Bonds will have any claim or security interest in the Trust Estate for any other series. If the related Trust Estate has insufficient assets to make payments on such Bonds, no other assets will be available for payment of the deficiency. Unless otherwise specified in the related Prospectus Supplement, the Issuer will not have, nor will it be permitted or expected to have, any significant assets or sources of funds other than the Student Loans, the Collateral Proceeds Account and the Reserve Fund and all investment income thereon. The Bonds represent obligations solely of the Issuer and, unless otherwise specified in the related Prospectus Supplement, the Bonds will not be insured or guaranteed by any governmental agency or instrumentality, or by any Owner Participants, the Originator, the Servicer or any other person or entity. Although the Issuer will covenant to sell the Student Loans if directed to do so by the Indenture Trustee in accordance with the Indenture following an acceleration of the Bonds upon an Event of Default, there can be no assurance that the market value of the Student Loans, together with other available assets held under the Indenture, will at any time be equal to or greater than the Aggregate Current Principal Amount of and accrued interest on the outstanding Bonds. Therefore, upon an Event of Default with respect to the Bonds, there can be no assurance that sufficient funds will be available to repay Bondholders in full. In addition, the amount of principal required to be distributed to Bondholders under the Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on the Bonds will not result in the occurrence of an Event of Default until the Stated Maturity Date of the related series of Bonds. See "Description of the Indenture--Events of Default".

BOOK-ENTRY REGISTRATION

         Unless otherwise specified in the related Prospectus Supplement, each class of each series of Bonds will be initially represented by one or more bonds registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Bondholders or their nominees. Because of this, unless and until corresponding Definitive Bonds are issued, beneficial owners of the Bonds will not be recognized by the Trustee as "Bondholders" (as that term is to be used in the related Indenture). Thus, until such time, those beneficial owners will be able to exercise the rights of Bondholders only indirectly through DTC and its participating organizations. Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Bond Owner to pledge its interest in the Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Bonds, may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Bonds--Book--Entry Registration and Definitive Bonds".

                                  THE DEPOSITOR

         The National Collegiate Trust (the "Depositor") is a business trust established under the laws of the State of Delaware in July 1992. NCT Holdings, Inc., a Delaware corporation and the wholly-owned subsidiary of The First Marblehead Corporation, a Delaware corporation ("First Marblehead"), owns all of the beneficial ownership of the Depositor. The Depositor maintains a registered office at c/o Delaware Trust Capital Management, Inc., 900 Market Street, Wilmington, Delaware 19801, telephone number (302) 421-7339, and its principal place of business is 237 Park Avenue, New York, New York, 10017, telephone number (212) 551-1470. First Marblehead is engaged in the business of investment banking and maintains its principal office at 7 Tuckers Wharf, Marblehead, Massachusetts 01945, telephone number (617) 639-2000.

         With the issuance of each series of Bonds, First Marblehead may be paid a structural advisory fee and/or a loan origination processing fee in amounts to be negotiated with the Owner Participants participating in each series. The structural advisory fee is expected to range between 0.5% and 1.5% of the aggregate principal amount of the Bonds, while the loan origination processing fee is expected to be $10.00 per Student Loan. The structural advisory fee will be paid only upon condition that First Marblehead provides services in connection with the issuance of such series, while the loan origination processing fee will be paid only upon condition that First Marblehead assists the Owner Participants in the origination process as to Student Loans constituting such series. The factors that will determine the amount of the structural advisory and loan origination processing fees include, among others, the aggregate number and principal amount of Student Loans securing the Bonds and the extent of services provided by First Marblehead. The amount of each structural advisory fee and loan origination processing fee shall be disclosed in the related Prospectus Supplement.

         The Depositor was formed for the purpose of creating one or more trusts, each of which will issue one or more series of Bonds, and for the purpose of developing and promoting the GATE(R) student loan program. The Bonds of any series will be obligations solely of the related Issuer.

                                   THE ISSUER

         Each trust established to act as Issuer of a series of Bonds will be created pursuant to a deposit trust agreement among the Depositor, the Issuer and a bank, trust company or other fiduciary specified in the related Prospectus Supplement acting as Owner Trustee (the "Owner Trustee"). The Owner Trustee will control the Issuer at the direction of the beneficiaries thereof. All beneficiaries of the Issuer will be subject to certain restrictions regarding the transfer of their beneficial interests. The proportion of ownership by each Owner Participant will be determined primarily by the initial aggregate principal balance of each Owner Participant's related Student Loans deposited in the Trust Estate. The Issuer will pay fees and expenses for legal, structuring, underwriting and accounting services rendered in connection with each series of Bonds.

         The Issuer will acquire the Student Loans from the Originator. The Student Loans will be pooled and pledged to the Indenture Trustee as security for the issuance by the Issuer of a series of Bonds. After the payment of certain fees and expenses, and the funding of the related Interest Reserve Amount on the related closing date, the Issuer will remit the remaining proceeds of the sale of the Bonds to the Originator. Through its beneficial ownership of the Issuer, each Owner Participant will own a residual interest in the GATE(R) Student Loans related to its students in the pool.

         The Issuer will not engage in any business activity other than acquiring and holding the Student Loans and other assets of the Issuer and proceeds therefrom, issuing the Bonds, and making payments thereon and other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                                THE ADMINISTRATOR

         First Marblehead Data Services Inc., a Delaware corporation and wholly-owned subsidiary of First Marblehead, will act as the administrator (the "Administrator") for each Issuer. Pursuant to an Administration Agreement to be entered into among the Issuer, the Owner Trustee, the Indenture Trustee and the Administrator, the Issuer and the Owner Trustee will appoint the Administrator to act as their agents to perform the duties and the obligations of the Issuer under the related Indenture. The Administrator will receive an administration fee for its services. The amount of such fee shall be disclosed in the related Prospectus Supplement.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, the Student Loans will be funded initially by the Originator. The net proceeds to be received from the sale of a series of Bonds, unless otherwise specified in the related Prospectus Supplement, will be applied by the Issuer (i) to the purchase of the Student Loans at a discount directly or indirectly from the Originator simultaneously with the closing of the sale of such series of Bonds, (ii) to fund an amount specified in the related Prospectus Supplement, that will be deposited into the Reserve Fund; and (iii) for the Cost of Issuance Account, to fund the Cost of Issuance Amount. The Depositor expects to sell the

Bonds from time to time, but the timing and amount of offerings of Bonds will depend on a number of risk factors, including prevailing interest rates and general market conditions.

                        THE GATE(R) STUDENT LOAN PROGRAM

         The following summaries describe certain provisions of GATE(R) Student Loans to be originated pursuant to the GATE(R) Student Loan Program's Policies and Procedures Manual (the "Program Manual"). Although all material provisions of the Program Manual are described herein and in the related Prospectus Supplement, the summaries do not purport to be complete and are qualified in their entirety by reference to the Program Manual. The Depositor reserves the right to alter the Program Manual, and the Originator will also be permitted to allow certain variations, to waive certain requirements or to impose additional conditions on the Student Loans. The Prospectus Supplement for each series of Bonds will describe any such variations or additional conditions to the Student Loans securing such series of Bonds.

GENERAL

         The GATE(R) Student Loan Program (the "Program") is a private, subsidized educational loan program established by the Depositor available to:

         (i) students enrolled full-time in participating professional schools or four-year public or private undergraduate colleges and universities (each, a "Participating Institution") that are recognized as such by one or more of the following accrediting associations: The Middle States Association of Colleges and Schools; The New England Association of Schools and Colleges; The North Central Association of Colleges and Schools; The Northwest Association of Schools and Colleges; The Southern Association of Colleges and Schools; and The Western Association of Schools and Colleges; and in the case of a professional school that is not affiliated with an accredited undergraduate school, an accrediting association acceptable to the Depositor;

         (ii) students who have received their undergraduate degree and are currently enrolled full-time in a graduate program at a Participating Institution which is either affiliated with an institution recognized by one of the aforementioned accrediting associations, or, if not so affiliated, is recognized by an accrediting association to the Depositor; and

         (iii) former students who have received an undergraduate or graduate degree (or have completed all requirements toward that degree) within the past three years from a Participating Institution recognized by one of the aforementioned accrediting associations, and who desire to refinance amounts currently owed to, or previously borrowed from, that institution to finance education expenses incurred during enrollment.

         The accrediting associations for the related Participating Institutions will be disclosed in the Prospectus Supplement for the related series of Bonds. Any additions or deletions to the accrediting associations shall also be disclosed therein.

         Each Participating Institution will, upon receipt and acceptance of a Program application and a promissory note from a GATE(R) borrower, forward the documents to the Originator. If the Originator approves the application, it will forward either 75% or 100% of expected net securitization proceeds of the Student Loan directly to the Participating Institution depending upon whether it is a Funding Owner. A "Funding Owner" is (a) obligated to make Liquidity Capital Contributions and Mandatory Capital Contributions pursuant to the Trust Agreement, (b) enter into a limited guarantee agreement with the Originator which guarantees (during the period prior to the sale of the Student Loans to the Issuer) the related Student Loans (up to an amount equal to the projected Funding Amount) and (c) will receive 100% of expected net securitization proceeds with respect to Student Loans to its students at the time of origination. A portion of net securitization proceeds with respect to Student Loans to students of Participating Institutions that are not Funding Owners will be deposited in the Reserve Fund and such Participating Institutions will receive 75% of expected net securitization proceeds with respect to such loans at the time of origination. During a student's full-time enrollment at the Participating Institution, payment of accrued interest will be deferred unless the borrower elects otherwise. All accrued and unpaid interest will be capitalized, to the extent permitted by law, upon the termination of the student's enrollment and will be repaid by the borrower as part of the principal balance of the related Student Loan. If not permitted to be capitalized and added to the principal balance, the borrower will be requested to execute an additional or consolidated note, reflecting the deferred interest, which will in turn bear interest at the same rate as the related Student Loan. Additional interest deferments and principal and interest forbearances are available for those students who either need additional time to complete their undergraduate degree full-time or who continue their education in post-undergraduate studies full-time, or whose ability to make scheduled payments is inhibited. As described below, in most circumstances, payments of principal are deferred for an additional five years from the termination of the student's enrollment.

THE GATE(R) STUDENT LOANS

         All full-time students and certain recent graduates at Participating Institutions who are U.S. citizens or certified permanent residents are eligible for a Student Loan (foreign students may be eligible under certain circumstances). Whether or not a borrower qualifies as a "full-time" student will be determined solely by the Participating Institution but typically means at least a half-time course schedule. Under the Program Manual, applications are subjected to a limited credit test under which prior defaults on student loans, bankruptcy and/or loan chargeoffs of any type in excess of $2,000 will disqualify a student applicant. The amount of each Student Loan may be set by the Participating Institution and can be up to the total cost of education for a student, as determined by each Participating Institution.

         Students enroll in the Program by submitting a combined application, note and disclosure form that is prepared at the Participating Institution on forms provided by the Originator. Except in very limited cases, only the borrower's name, social security number, and certain identifying information is collected in the application form. Borrowers under legal age must provide a cosigner, which cosigner will be subject to the same limited credit test as described above for the student applicant. Nonresident, noncitizen borrowers and students with outstanding or unpaid balances and expenses with the related Participating Institution must provide a fully credit-tested, United States resident cosigner. The Participating Institution then certifies the student's enrollment and its approval of the loan amount on each application form. The application, note and disclosure form is then forwarded to the Originator for review and acceptance or rejection. If accepted and approved by the Originator, the Student Loan will be funded by direct transfer of loan proceeds to the Participating Institution. The Participating Institution will then credit the student's account with the face amount of the Student Loan minus origination fees, if any.

         The Issuer will purchase the Student Loans from the Originator simultaneously with its receipt of proceeds of the Bonds. The Originator receives from the proceeds of the sale of the related series of Bonds, as the purchase price, an amount equal to the amount already funded to the Participating Institutions, an origination fee, and accrued interest on the Student Loans purchased by the Issuer. Excess proceeds, if any, are paid to the Participating Institutions, pursuant to agreements among the Depositor, the Originator and the Participating Institutions. Under limited circumstances, as set forth in the related Prospectus Supplement, the Issuer will have the right to acquire additional Student Loans within a specified period following the related Closing Date. An amount specified in the related Prospectus Supplement will be deposited by the Indenture Trustee into an account for such purpose, from the proceeds of the sale of the related series of Bonds.

         The initial Student Loan interest rate and the interest rate index and margin (with respect to any adjustable rate Student Loans), and the interest rate (with respect to any fixed rate Student Loans), will be determined at or about the time of issuance. No payments of interest are due from the borrower for so long as the borrower remains a full-time student. The terms of any adjustable rate Student Loans will be described in the related Prospectus Supplement.

         Assuming that the student graduates on the expected graduation date of such Student's entering class, or for a borrower using a Student Loan to refinance amounts currently owed to, or previously borrowed from, a Participating Institution, commencing immediately, the borrower would then be responsible for the payment of interest only over the next five years (such period, the "Interest Only Period"). For those borrowers who have taken more than one Student Loan, amounts due under all of the Student Loans of that borrower may be consolidated for payment purposes, so that only one monthly payment is due; provided, however, Student Loans made with a cosigner will only be consolidated with other Student Loans with the same cosigner. Students needing more than the scheduled time to complete their undergraduate degree, or who pursue graduate study and who enroll full-time at an accredited institution, may defer interest payments on their Student Loans during any part of the Interest Only Period, for up to the entire period. Such deferral need not begin immediately following scheduled graduation, but can only last during the originally scheduled Interest Only Period. Interest payments that are so deferred will be added to the outstanding loan balance on each Student Loan at the end of such deferral period.

         In addition to the foregoing, the Servicer may grant a forbearance period to a borrower if such borrower's ability to make scheduled payments of principal and/or interest is inhibited. The total of all forbearance periods for any one borrower may not exceed one year. If the Servicer grants a forbearance period to a borrower (i) for medical reasons, the amount of deferred principal and interest will be added at the end of such deferral period, on a pro rata basis, to each future payment and (ii) for economic hardship, the amount of deferred principal will be added at the end of such deferral period, on a pro rata basis, to each future payment, provided, the borrower will be required to make monthly interest payments.

         A student transferring full-time to another eligible school, either as an undergraduate or graduate student and whether during the original enrollment period or during deferment, retains all deferment privileges, whether or not the new school is a Participating Institution. A student graduating early and not qualifying for deferment and a student leaving school before receiving a degree or changing to part-time status will begin making loan payments within approximately four months. Students and the Participating Institutions will be obligated to notify the Servicer immediately of any such transfer or other change in enrollment status.

         Amortization of the principal of a Student Loan will begin after the end of the Interest Only Period (the "Amortization Date") and continue for the next eight years. Generally, the final principal payment will be due thirteen years and five months following the graduation of the student borrower's entering class. Therefore, the term of a Student Loan granted to an entering freshman will be seventeen years (four years as a full time student, five years after graduation in the Interest Only Period and the remaining eight years paying interest and principal), while the term of a Student Loan to a sophomore will be sixteen years (one less undergraduate year). Student Loan amortization is scheduled as follows:

                                                       % of Principal
        October 1 to September 30                       Scheduled to
          Period following the                        Be Repaid During
            Amortization Date                       such 12-month Period
            -----------------                       --------------------

                    1                                        5%
                    2                                        7%
                    3                                        9%
                    4                                        11%
                    5                                       13.5%
                    6                                       15.5%
                    7                                        18%
                    8                                        21%

Unless otherwise specified in the related Prospectus Supplement, the average life of a Student Loan will be 10.45 years following the graduation of the student's class.

         Any monthly payment overdue by more than 15 days will be considered delinquent. Student Loans which remain overdue for more than 150 days will be deemed to be in default and, approximately 30 days thereafter, will be referred by the Servicer to an appropriate agency for collection.

         Student Loans may be prepaid at any time at their then current outstanding principal amount without penalty. Such prepayment of principal will be used to reduce the total principal amount outstanding on a Student Loan in inverse order of scheduled principal due dates.

                                  THE SERVICER

         The Student Loans will be serviced by the Pennsylvania Higher Education Assistance Agency (the "Servicer"), pursuant to the Servicing Agreement between the Servicer and the Depositor, dated January 6, 1995, as amended (the "Servicing Agreement"). On the Closing Date for each series of Bonds, the Depositor will assign its interest in the Servicing Agreement with respect to the related Student Loans to the related Issuer. The Servicer is a public corporation and a government instrumentality of the Commonwealth of Pennsylvania. The Servicer was formed in 1964 and has its principal place of business at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102 (Tel. No.
(717) 720-2750). In addition to servicing student loans, the Servicer guarantees loans under the federal Title IV programs, administers certain state scholarship and financial aid programs, and issues tax-exempt and taxable notes to finance its direct lending secondary market purchases of student loan portfolios. As of December 31, 1996, the Servicer had total assets of approximately $2.3 billion. As of that date, the Servicer serviced approximately 1.6 million student loan borrower accounts, with an aggregate principal balance of over $11.1 billion. The Servicer is one of the largest servicers of education loans in the United States. PHEAA has approximately 2,300 employees.

         Pursuant to the Servicing Agreement, the Servicer has agreed to service, and perform all other related tasks with respect to the Student Loans. The Servicer will be required to perform all services and duties customary to the servicing of Student Loans and to do so in compliance with all applicable standards and procedures. See "Description of the Servicing Agreement--Servicing Standards and Procedures".

THE SERVICING AGREEMENT

         Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Servicing Agreement, pursuant to which the Servicer has agreed to service the Student Loans. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Servicing Agreement.

         Pursuant to the Servicing Agreement, the Servicer will agree to perform all services and duties customary to the servicing of student loans on behalf of each Issuer with respect to the GATE(R) Student Loans including, without limitation, the following:

                  (i) Prepare schedules of repayment and coupon books or invoices for each borrower;

                  (ii) Collect and maintain records of all payments on the Student Loans;

                  (iii) Remit payments received on each Student Loan to the Indenture Trustee monthly;

                  (iv) Respond to inquiries and communications from borrowers regarding their Student Loans;

                  (v) Ensure the safekeeping of loan documents delivered to the Servicer relating to the Student Loans in accordance with procedures that the Servicer has established for such purposes; and

                  (vi) Furnish the Issuer with a monthly report of collections.

         Pursuant to the Servicing Agreement, the Servicer will agree to indemnify the Depositor and the related Issuer for any claim, loss, liability or expense, including reasonable attorney's fees, that arise out of or relate to the Servicer's acts or omissions with respect to the servicing of the Student Loans under the Servicing Agreement, where a final determination of liability on the part of the Servicer is established by an arbitrator, court of law or by way of settlement agreed to by the Servicer. However, the maximum liability of the Servicer under the Servicing Agreement with respect to each pool of Student Loans for all losses incurred by the related Issuer as a result of servicing deficiencies with respect to such pool of Student Loans will not exceed ten percent (10%) of the initial aggregate principal balance of such pool of Student Loans (the "Pool Limit"); provided that the Servicer will be liable for such losses incurred with respect to each pool of Student Loans in excess of the Pool Limit until such time as the aggregate losses incurred by the Depositor and the Issuers, collectively, as a result of servicing deficiencies with respect to all Student Loans serviced by the Servicer is equal to ten percent (10%) of the initial aggregate principal balance of all such Student Loans.

         SERVICING COMPENSATION

         The Servicer will be entitled to a monthly fee for its services (the "Servicing Fee") in an amount specified or to be calculated in a manner described in the related Prospectus Supplement.

         SERVICING STANDARDS AND PROCEDURES

         Subject to applicable law and the terms of the Servicing Agreement and the Student Loans, the Servicer is required to service the Student Loans in accordance with its customary and usual standards of practice, and with a view to the maximization of timely recovery of principal and interest on the Student Loans, but without regard to: (i) any relationship that the Servicer or any affiliate of the Servicer may have with a related borrower, and (ii) the ownership of any Bond by the Servicer or any affiliate of the Servicer. To the extent that the Servicing Agreement does not specify the practices to be followed by the Servicer with respect to any particular servicing matter, and if there are specific servicing procedures with respect to such particular servicing matter set forth in the Program Manual, those procedures will be deemed to comply with the foregoing standards. The Servicer will make reasonable efforts to collect all payments due with respect to the Student Loans. If the Servicer determines that eventual payment in full of a Student Loan is unlikely, the Servicer will follow the procedures set forth in the Program Manual to attempt to collect the outstanding amounts payable under the Student Loan.

         The Servicer will remit to the Indenture Trustee all collections on the Student Loans at the times and in the manner specified herein and in the related Prospectus Supplement.

                                 THE ORIGINATOR

         The Student Loans will be originated by (i) BankBoston ("BankBoston"),
(ii) Bank of America National Association ("BANA") or (iii) another originator identified in the related Prospectus Supplement (BankBoston, BANA or the originator identified in the related Prospectus Supplement, in such capacity, the "Originator"). See "The GATE(R) Student Loan Program". The Originator will be responsible for ensuring that all of the Student Loans are originated in compliance with the Program Manual and applicable state and federal consumer lending laws. Except as otherwise set forth in the related Prospectus Supplement, if the Originator fails to originate a Student Loan in compliance with the Program Manual and state and federal consumer lending laws, the Originator will be obligated to indemnify the Indenture Trustee on behalf of the related Issuer for any losses incurred as a result thereof or repurchase the related Student Loan, as set forth in the related Origination Agreement. Proceeds from such indemnification or repurchase will be deposited with the Indenture Trustee in the Collateral Proceeds Account and will be used to make interest and principal payments on the Bonds. See "Description of the Bonds--Collateral Proceeds Account".

         The identity of the Owner Participants with respect to a series of Bonds will be disclosed in the related Prospectus Supplement. Each Owner Participant must be a Participating Institution.
See "The GATEss. Student Loan Program--General".

         If BankBoston is the Originator of Student Loans to students of an Owner Participant, such Owner Participant will enter into (i) a Participation Agreement with the Depositor, pursuant to which such Owner Participant will participate in the Program, and (ii) an Origination and Funding Agreement with BankBoston, pursuant to which BankBoston will agree to originate Student Loans to students of such Owner Participant. Pursuant to that certain Master Purchase and

Securitization Agreement, dated as of August 31, 1995, between BankBoston and the Depositor, BankBoston has agreed to sell all of such Student Loans to an Issuer designated by the Depositor.

         If BANA is the Originator of Student Loans to students of an Owner Participant, such Owner Participant will enter into (i) a Participation Agreement with the Depositor, pursuant to which such Owner Participant will participate in the Program, and (ii) a Loan Packaging and Funding Agreement with BANA, pursuant to which BANA will agree to originate Student Loans to students of such Owner Participant. Pursuant to that certain Note Purchase Agreement, dated as of August 1, 1996, between BANA and the Depositor, BANA has agreed to sell all of such Student Loans to an Issuer designated by the Depositor.

ORIGINATION SERVICES AGREEMENT

         The Servicer will provide certain origination services for the Originator pursuant to an origination services agreement to be entered into with respect to each series of Bonds between the Servicer and the related Issuer. The Servicer will be entitled to an origination services fee as set forth in the related Prospectus Supplement for the Student Loans that it assists in originating.

                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds offered hereby and by the related Prospectus Supplements will be issued pursuant to Indentures between each Issuer acting through its Owner Trustee and the Indenture Trustee for each series as specified in the related Prospectus Supplement. A form of Indenture is an exhibit to the Registration Statement of which this Prospectus forms a part. The Indenture relating to each series of Bonds will be attached as an exhibit to a Current Report on Form 8-K to be filed with the Commission by the related Issuer promptly following the closing of the sale of such series of Bonds. The Prospectus Supplement for such series of Bonds will describe any provisions of the particular Indenture relating to such series of Bonds that materially differ from the form of Indenture filed as an exhibit to the Registration Statement.

         Each Prospectus Supplement relating to a series of Bonds will include information, as of the date of such Prospectus Supplement as to specific characteristics regarding the Student Loans securing such series, including without limitation (i) the aggregate principal amount of the Student Loans, (ii) the number of Student Loans issued by each Owner Participant, (iii) the original stated maturity date of the Student Loans and (iv) the terms of any adjustable-rate Student Loans. Specific information will also be set forth in a Current Report on Form 8-K which will be filed with the Commission by the related Issuer as soon as practicable after the closing of the sale of the related series of Bonds.

         The Bonds are issuable in series. As described in the related Prospectus Supplement, the Bonds of each series may consist of one or more classes of Bonds that, among other things, (i) are senior (the "Senior Bonds") or subordinate (the "Subordinate Bonds") to one or more other classes of Bonds in entitlement to certain payments of interest, principal and other amounts payable on the Bonds or (ii) provide for payments of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Bonds of such series. The following summaries describe certain provisions common to each series of Bonds. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture relating to each series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

         Each series of Bonds will be issued in fully registered book-entry form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, unless specified otherwise in the related Prospectus Supplement. (Indenture, Section 2.03) The Bonds in certificated form may be transferred or exchanged for Bonds of the same series without the payment of any service charge other than any tax or government charge payable in connection with such registration of transfer or exchange. (Indenture, Section 2.05)

         Payments of principal of, and interest on, each series of Bonds will be made on the dates (the "Payment Dates") set forth in the Prospectus Supplement relating to such series in the case of Bonds in certificated form by check mailed to Bondholders of such series registered as such on the related record date preceding such Payment Date at the addresses of such Bondholders appearing on the Bond Register, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. (Indenture, Section 3.02(a)) Payment and transfer procedures for Bonds in book-entry form will be specified in the related Prospectus Supplement. Notice will be mailed not less than five days before the Payment Date on which the final payment of principal on any Bond is expected to be made to the holder of such Bond. (Indenture, Section 3.02(b))

         Payments of principal of, and interest on, each series of Bonds will be made by the Indenture Trustee as the Paying Agent of the Issuer out of the related Collateral Proceeds Account established under the Indenture. All distributions with respect to the Student Loans, all investments made with those distributions, including all income or other gain from such investments, and any Funding Owner Payments, will be deposited into such Collateral Proceeds Account and thereafter will be available to make payments on such series of Bonds on the next succeeding Payment Date.
(Indenture, Section 3.03)

         The Indenture Trustee will include with each payment on a Bond which includes both interest and principal, a statement showing the amount of such payment that constitutes interest and principal, respectively, and the remaining unpaid principal amount of a Bond of minimum denomination. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate unpaid principal amount of the Bonds of the same series. (Indenture, Section 8.03). See "Reports to Bondholders" below.

COLLATERAL PROCEEDS ACCOUNT; APPLICATION OF FUNDS

         For each series of Bonds, all amounts collected on the Student Loans will be remitted directly to a trust account or accounts (collectively, the "Collateral Proceeds Account"), to be established by the Indenture Trustee for the benefit of the Bondholders of such series. (Indenture, Section 3.03) Unless otherwise provided in the related Prospectus Supplement, all Available Funds deposited in the Collateral Proceeds Account will be available for application to the payment of principal and interest on the Bonds on the next Payment Date. The Indenture Trustee will invest the funds in the Collateral Proceeds Account, at the direction of the Issuer, in Eligible Investments maturing no later than the day preceding the next Payment Date for the related series of Bonds. (Indenture, Section 3.04)

         Unless otherwise provided in the related Prospectus Supplement, on each Payment Date, the Indenture Trustee will apply all Available Funds held in the Collateral Proceeds Account and the Reserve Fund, unless otherwise specified in the related Prospectus Supplement, FIRST, to the Senior Bonds for the payment of accrued interest at the related Bond Interest Rate; SECOND, to the Subordinate Bonds for the payment of accrued interest at the related Bond Interest Rate; THIRD, to the payment of any shortfall in the Interest Reserve Amount for the related Interest Accrual Period (provided that, if after giving effect to all payments of interest and principal on the Bonds on such Payment Date, the Interest Reserve Amount equals or exceeds the Aggregate Current Principal Amount of the Outstanding Bonds, then the Indenture Trustee will declare all the Bonds to be immediately due and payable by a notice in writing to the Issuer); FOURTH, to the payment of any unpaid amount due the Indenture Trustee pursuant to the Indenture; FIFTH, to the payment of any unpaid amount due any firm of independent accountants pursuant to the related Indenture; SIXTH, to the payment of any unpaid amount due the Owner Trustee of the Issuer pursuant to the related Trust Agreement between the Owner Trustee and the Owner Participants; SEVENTH, to the payment of any unpaid amount due the Administrator pursuant to the Administration Agreement; EIGHTH, to the Owner Trustee, for the benefit of the Funding Owners, the amount of any Funding Owner Payments which are designated Liquidity Capital Contributions under the Trust Agreement, which have previously been deposited into the Reserve Fund pursuant to the Indenture and which have not been repaid to the Owner Trustee for the benefit of the Funding Owners; NINTH, on each Principal Payment Date, to the Senior Bonds for the payment of any unpaid principal amount of the Senior Bonds; TENTH, on each Principal Payment Date following payment in full of the Senior Bonds (which initially may be the same Principal Payment Date on which the Senior Bonds are paid in full), to the Subordinate Bonds for the payment of any unpaid principal amount of the Subordinate Bonds; and ELEVENTH, if such Payment Date is not a Principal Payment Date, any remaining amounts in the Collateral Proceeds Account will be deposited in the Reserve Fund. (Indenture, Section 3.03)

         Any Available Funds remaining in the Collateral Proceeds Account immediately following retirement of the Bonds in full and payment of any unpaid administrative fees and expenses will be paid to the Issuer. The funds so paid to the Issuer may be used to pay the Issuer's general operating expenses and to make distributions to the related Owner Participants.

PAYMENTS OF INTEREST

         The Bonds of each class of each series will bear interest from the date and at the rate per annum specified in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months) until the principal amount of the Bonds of each class of such series is paid in full. Unless otherwise specified in the related Prospectus Supplement, interest on the Bonds will be due and payable semiannually on the Payment Dates specified in the related Prospectus Supplement. Each such payment of interest will represent interest accrued for the six-month period from the most recent Payment Date (or from the date specified in the related Prospectus Supplement, in the case of the first such payment) through the last day preceding the related Payment Date, or such other period as is specified in the related Prospectus Supplement (an "Interest Accrual Period").

PAYMENTS OF PRINCIPAL

         Unless otherwise specified in the related Prospectus Supplement, principal payments on each series of Bonds will be payable semiannually on the dates specified in the related Prospectus Supplement (each, a "Principal Payment Date"; an Interest Payment Date and a

Principal Payment Date may also be referred to herein as a "Payment Date"), commencing with respect to the Senior Bonds, no later than the fourth anniversary of the issuance of such series of Bonds and with respect to the Subordinate Bonds, commencing upon retirement of the Senior Bonds, from all amounts on deposit in the Reserve Fund less the Interest Reserve Amount, and, thereafter, in an aggregate amount equal to the sum (net of the Servicing Fee) of (i) all monthly interest collected with respect to the Student Loans during the related Collection Period, in excess of the amount needed to make the interest payment on such series of Bonds on such Principal Payment Date; (ii) all monthly principal collected with respect to the Student Loans during the related Collection Period together with any and all prepayments received with respect to the Student Loans during the Collection Period; (iii) net liquidation proceeds related to defaulted Student Loans received during the Collection Period; (iv) reinvestment income deposited in the Collateral Proceeds Account during the Collection Period; and (v) funds in the Reserve Fund in excess of the Interest Reserve Amount.

OPTIONAL REDEMPTION

         Unless otherwise provided in the related Prospectus Supplement, to avoid excessive administrative expense, the Issuer will be permitted, at its option, to redeem the Senior Bonds and, upon retirement in full of all Senior Bonds, to redeem Subordinate Bonds on any Payment Date on which the Aggregate Current Principal Amount of all Bonds outstanding of such series has declined to 10% or less of their initial Aggregate Current Principal Amount at a price equal to 100% of their unpaid principal amount, plus accrued interest. In addition, unless otherwise specified in the related Prospectus Supplement, the Issuer will have the right, as its option, (a) to redeem Senior Bonds and Subordinate Bonds in part, pro rata, during the 60-day period following the related Closing Date, in an amount not to exceed five percent (5%) of the Aggregate Current Principal Amount of such series of Bonds and (b) to redeem Senior Bonds and upon their retirement, to redeem Subordinate Bonds, on any Payment Date prior to the first Principal Payment Date, in an amount equal to principal prepayments collected by the Servicer during the related Prepayments Collection Period, at a redemption price of at least 100% of their unpaid principal amount, plus accrued interest. Notice of redemption shall be given to Bondholders not less than fifteen days prior to such redemption.

LIMITED WITHDRAWAL AND SUBSTITUTION OF STUDENT LOAN COLLATERAL

         Unless otherwise specified in the related Prospectus Supplement, during the 60-day period following the related Closing Date, the Issuer will have the right, at its option, to withdraw Student Loans having an original principal balance up to five percent (5%) of the aggregate principal balance of the Student Loans constituting the related Trust Estate, to permit Owner Participants to cancel Student Loans of students who choose not to attend or who leave soon after arrival, and to make loans to students, who had not made timely application, in unusual or emergency circumstances. Such withdrawn Student Loans may be released from the Trust Estate if the Issuer deposits with the Indenture Trustee additional Student Loans having the same terms, including interest rates, as the Student Loans being withdrawn and/or cash in the aggregate amount specified in the Indenture.

COST OF ISSUANCE ACCOUNT

         On the related Closing Date, the Indenture Trustee will establish a cost of issuance account (the "Cost of Issuance Account") into which the Indenture Trustee will deposit funds in an amount specified in the related Prospectus Supplement (the "Cost of Issuance Amount"), which amount shall be equal to anticipated costs or expenses incurred by the related Issuer in connection with the issuance of the Bonds (the "Cost of Issuance"). Promptly after the related Closing Date, the Indenture Trustee will withdraw amounts in the Cost of Issuance Account to pay the actual Cost of Issuance. Thereafter, the Indenture Trustee will withdraw any remaining amounts from the Cost of Issuance Account and deposit the same in the Collateral Proceeds Account.

CREDIT ENHANCEMENT

         The related Prospectus Supplement will specify forms of credit support, such as insurance policies, subordination or overcollateralization, for a series of Bonds.

OVERCOLLATERALIZATION

         Unless otherwise specified in the related Prospectus Supplement, on the related Closing Date, the aggregate principal amount of assets (i.e. Student Loans and Eligible Investments deposited in the Reserve Fund) included in the related Trust Estate will exceed the related aggregate principal amount of Bonds issued and sold on such date by a percentage set forth in the related Prospectus Supplement. See "The GATE(R) Student Loan Program".

         The amount of the initial overcollateralization provided with respect to a series of Bonds will be determined on the basis of criteria established by each Rating Agency rating each series of Bonds. Those criteria are sometimes based upon an actuarial analysis of the behavior of student loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of student loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of GATE(R) Student Loans.

RESERVE FUND

         The Indenture Trustee will establish and maintain a reserve fund (the "Reserve Fund") pursuant to the related Indenture for the benefit of the holders of the related series of Bonds. On the related Closing Date, an amount specified in the related Prospectus Supplement will be deposited in the Reserve Fund and invested in Eligible Investments by the Indenture Trustee. Unless otherwise specified in the related Prospectus Supplement, all funds remaining in the Collateral Proceeds Account on each Payment Date commencing with the initial Payment Date as set forth in the related Prospectus Supplement and ending but including the Payment Date that is on the fourth anniversary of the initial Payment Date, after making all interest payments due on such series of Bonds on such Payment Dates, will be deposited in the Reserve Fund. On each Payment Date thereafter, upon the payment of all interest accrued and owing on the related series of Bonds, any remaining funds in the Collateral Proceeds Account will be deposited in the Reserve Fund, to the extent necessary, so that the amount therein will equal the amount of interest payable on such series of Bonds on the next succeeding Payment Date (the "Interest Reserve Amount").

         On any Payment Date, if the amount in the Collateral Proceeds Account is not sufficient to pay interest due and unpaid on the Bonds, the Indenture Trustee will withdraw (to the extent of available funds) from the Reserve Fund and deposit in the Collateral Proceeds Account an amount equal to such shortfall; provided that, if after giving effect to all payments of interest and principal and all other payments on the related series of Bonds on such Payment Date, the Interest Reserve Amount equals or exceeds the outstanding principal amount of all Bonds of such series (the "Aggregate Current Principal Amount"), then the Indenture Trustee will declare all the Bonds of such series to be immediately due and payable.

SUBORDINATION

         The Subordinate Bonds will be subordinate to and support the Senior Bonds since principal payments on the Subordinate Bonds will commence only after retirement of the Senior Bonds.

REPORTS TO BONDHOLDERS

         The Indenture Trustee will prepare and deliver to the Issuer and each Bondholder not later than the first Business Day following each Payment Date, a statement (a "Payment Date Statement") with respect to such Payment Date setting forth (Indenture, Section 3.05):

                  (a) Available Funds on deposit in the Collateral Proceeds Account and the Reserve Fund, itemizing (i) Servicer remittances received during the related Collection Period, (ii) net liquidation proceeds related to defaulted Student Loans received during the related Collection Period, (iii) the aggregate amount of reinvestment income received during the Collection Period, (iv) Funding Owner Payments received by the Indenture Trustee during the related Interest Accrual Period, designating whether such payments are Mandatory Capital Contributions or Liquidity Capital Contributions and the Funding Owners who have made such contributions and (v) the amount on deposit in the Reserve Fund in excess of the Interest Reserve Amount.

                  (b) the aggregate amount of interest accrued during the immediately preceding Interest Accrual Period on all outstanding Bonds;

                  (c) the aggregate amount of interest accrued during the immediately preceding Interest Accrual Period on all outstanding Senior Bonds;

                  (d) the aggregate amount of interest accrued during the immediately preceding Interest Accrual Period on all outstanding Subordinate Bonds;

                  (e) the aggregate amount of all payments then being made with respect to the Bonds;

                  (f) the aggregate amount of all payments then being made with respect to the Senior Bonds;

                  (g) the aggregate amount of all payments then being made with respect to the Subordinate Bonds;

                  (h) the aggregate amount of all payments then being made with respect to the Bonds which represents principal;

                  (i) the aggregate amount of all payments then being made with respect to the Senior Bonds which represents principal;

                  (j) the aggregate amount of all payments then being made with respect to the Subordinate Bonds which represents principal;

                  (k) the amount of any payment then being made with respect to an individual Bond;

                  (l) the amount of the payment then being made with respect to an individual Bond which represents interest;

                  (m) the amount of the payment then being made with respect to an individual Bond which represents principal;

                  (n) the outstanding principal amount of an individual Bond after giving effect to any repayment of principal made on such date;

                  (o) the sum of (A) the outstanding principal balance after giving effect to all payments and recoveries of principal and (B) any interest in excess of interest payable at the interest rate of the related series of Bonds, paid or payable by the Servicer to the related Indenture Trustee, of all Student Loans still subject to the lien of the related Indenture;

                  (p) the Aggregate Current Principal Amount of Senior Bonds after giving effect to the principal payments to be made on such Payment Date;

                  (q) the Aggregate Current Principal Amount of Subordinate Bonds after giving effect to the principal payments to be made on such Payment Date; and

                  (r) the number and aggregate outstanding principal balance of Student Loans that are more than 150 days delinquent, if any, as of the related Payment Date.

         In addition, the Issuer, to the extent required by applicable law, will prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority and to Bondholders pursuant to any applicable law with respect to the Trust Estate and the transactions contemplated hereby.


                          DESCRIPTION OF THE INDENTURE

         The following summaries describe certain provisions of the form of Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The Indenture relating to each Series of Bonds will be attached as an exhibit to a Current Report on Form 8-K to be filed with the Commission promptly following the closing of the sale of such series of Bonds. The Prospectus Supplement for such series of Bonds will describe any provisions of the particular Indenture relating to such series of Bonds which materially differ from the form of Indenture filed as an exhibit to the Registration Statement of which this Prospectus forms a part.




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



MODIFICATION OF INDENTURE

         With the consent of the holders of Bonds of each class affected thereby representing not less than 66 2/3% of the Aggregate Current Principal Amount of the outstanding Bonds on each such class, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Bonds or modify (except as provided below) in any manner the rights of the Bondholders.

         Without the consent of the holder of each outstanding Bond affected thereby, however, no supplemental indenture shall (i) change the Stated Maturity Date of any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, or change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (ii) reduce the percentage of the Aggregate Current Principal Amount of the outstanding Bonds, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture,
(iii) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of each outstanding Bond affected thereby, or the provisions of the Indenture without the consent of each outstanding Bond affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default, except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (iv) modify or alter the provisions of the Indenture regarding the definition of "Outstanding Bonds", (v) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the assets subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (vi) modify any of the provisions of the Indenture in such manner as to effect the calculation of principal and interest payable on the Bonds on any Payment Date (including the components of any such calculations), adversely affect the rights of the Bondholders to the benefits of any provisions for the mandatory redemption of Bonds, or to adversely affect the rights of the Bondholders to any amounts deposited in the Reserve Fund, (vii) modify or alter the provisions of the Indenture with respect to the sale of the Trust Estate under certain circumstances, (viii) impair or adversely affect the Trust Estate except as otherwise permitted under the Indenture, or (ix) change the percentage required to declare an acceleration of the Bonds. (Indenture, Section 10.02)

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer form or registered form or for the conversion of any outstanding Bonds to or from bearer form, to provide for the maintenance of the rating of such series of Bonds at the Issuer's option, and to do such other things as would not adversely affect the interests of the Bondholders. (Indenture, Section 10.01)

EVENTS OF DEFAULT

         An event of default ("Event of Default") with respect to the Bonds is defined in the Indenture as being (i) a default in the payment of principal of any Bond; (ii) a default in the


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



payment of interest on any Bond which continues for five days; (iii) a default in the payment of the redemption price of any Bond that has been called for redemption which continues for ten days; (iv) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Bonds representing at least 25% of the Aggregate Current Principal Amount of the Bonds then outstanding; or (vi) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. (Indenture, Section 6.01)

RIGHTS UPON EVENTS OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to the Bonds, the Indenture Trustee or holders of Bonds representing at least 66 2/3% of the Aggregate Current Principal Amount of the Bonds then outstanding may declare the Bonds to be immediately due and payable. Such declaration may under certain circumstances be rescinded by the holders of not less than 66 2/3% of the Aggregate Current Principal Amount of the Bonds then outstanding. (Indenture, Section 6.02).

         If an Event of Default occurs and is continuing, the Indenture Trustee may do one or more of the following: (i) institute proceedings for the collection of all amounts then payable on the Bonds or under the Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust Estate securing the Bonds and from the Issuer amounts adjudged due; (ii) sell the Trust Estate securing the Bonds or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; (iii) institute proceedings from time to time for the complete or partial foreclosure of the Indenture with respect to the Trust Estate securing the Bonds; and (iv) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee of the Bondholders; provided, however, that unless a declaration of acceleration has been made, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate securing the Bonds.

         Subject to certain provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 66 2/3% of the Aggregate Current Principal Amount of the outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds; and the holders of each class of Bonds affected by such default representing not less than 66 2/3% of the Aggregate Current Principal Amount of the Bonds then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. (Indenture, Sections
6.12 and 6.13)

         No holder of any Bond will have the right to institute any proceedings with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of an Event of Default, (ii) the holders of not less than 25% of the Aggregate Current Principal Amount of the outstanding Bonds have made written request of the Indenture Trustee to institute such proceedings in its own name as Indenture Trustee and have offered the Indenture Trustee reasonable indemnity, (iii) the Indenture Trustee has for 60 days neglected or refused to institute any such proceeding, and (iv) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of not less than 66 2/3% of the Aggregate Current Principal Amount of the outstanding Bonds. (Indenture, Section 6.08)

LIST OF BONDHOLDERS

         Three or more holders of the Bonds (each of whom has owned a Bond for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Bondholders maintained by the Indenture Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.
(Indenture, Section 8.02)

SERVICER'S ANNUAL COMPLIANCE STATEMENT

         The Issuer will cause the Servicer to file annually with the Indenture Trustee a written statement as to the fulfillment of the Servicer's obligations under the Servicing Agreement.
(Indenture, Section 9.07)

REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

         The Issuer will be required to file with the Indenture Trustee within 15 days after it files them with the Commission, copies of any and all reports, statements and information respecting the related Trust Estate and the Bonds required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer will be required to promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or other exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Bonds. (Indenture, Section 8.04)

SERVICER'S EVIDENCE AS TO COMPLIANCE

         For such time as the Issuer is required to file reports or information pursuant to Section 13 or 15(d) of the Exchange Act, the Issuer will be required to cause the Servicer (and the Servicing Agreement so provides) on or before March 31 of each calendar year, beginning on the first March 31 following the related Closing Date, to cause a firm of nationally recognized independent public accountants to furnish a report to the effect that such firm has examined certain documents and records relating to the servicing of the Student Loans, compared the information contained in the Servicer's reports delivered during the period covered by the report with such documents and records relating to the servicing of the Student Loans and that, on the basis of such examination and comparison, nothing has come to the attention of such accountants to indicate that such servicing was not in compliance with the Program Manual and the Servicing Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. (Indenture, Section 9.12)

INDENTURE TRUSTEE'S PLEDGED ACCOUNTS REPORTS

         The Indenture Trustee will be required to prepare and deliver to the Issuer not later than the tenth (10th) Business Day after the end of each calendar quarter, a report, with respect to each of the Reserve Fund and the Collateral Proceeds Account, setting forth the following information: (1) the balance in each of such accounts at the beginning and end of such calendar quarter; (2) the cash and eligible investments (as defined in the related Indenture) held in each such account at the end of such calendar quarter; and
(3) the aggregate amount of reinvestment income with respect to each such account received during such calendar quarter. (Indenture, Section 3.06)

INDENTURE TRUSTEE'S ANNUAL REPORT

         To the extent required by applicable law, the Indenture Trustee will mail each year to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under each Indenture, any amounts advanced by it under each Indenture, the property and funds physically held by the Indenture Trustee as such and any action taken by it which materially affects the Bonds and which has not been previously reported. (Indenture, Section 8.03)

SATISFACTION AND DISCHARGE OF INDENTURE

         Each Indenture will be discharged with respect to the Student Loans securing the related Bonds upon the delivery to the Indenture Trustee for cancellation of all the Bonds or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds. (Indenture, Section 5.01)

BOOK-ENTRY REGISTRATION AND DEFINITIVE BONDS

         Unless otherwise specified in the related Prospectus Supplement, the Bonds may be purchased only in book-entry form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, and initially will be represented by a single certificate registered in the name of the nominee of the Depository Trust Company ("DTC" and, together with any successor depository, the "Depository"). The Issuer has been advised by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Bonds. No person acquiring an interest in the Bonds (a "Bond Owner") will be entitled to receive a certificate representing such person's interest in the Bonds except in the event that Bonds in fully registered, certificated form are issued to Bond Owners or their nominees ("Definitive Bonds"), instead of to DTC under the following limited circumstances: (i) if the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Bonds, and the Indenture Trustee or the Issuer is unable to locate a qualified successor, or
(ii) if the Issuer, in its sole discretion (but only with the express prior written consent of the Trustee), elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Indenture, Bond Owners representing not less than two-thirds in Aggregate Current Principal Amount of such Book--Entry Bonds advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Bond Owners. (Indenture, Section 2.09)

         Upon occurrence of any of the foregoing events, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Bonds. Upon surrender by DTC of the certificate representing the Bonds and instructions for re-registration, the Indenture Trustee will issue the entire Aggregate Current Principal Amount of Bonds then outstanding in Definitive Bonds as holders under the Indenture.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

         Unless otherwise provided in the related Prospectus Supplement, Bond Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Bonds may do so only through DTC Participants and Indirect DTC Participants. In addition, such Bond Owners will receive all distributions on the Book-Entry Bonds through DTC and its DTC Participants. Under a book-entry format, Bond Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to DTC's nominee, on each such date, DTC will forward such payments to its DTC Participants which thereafter will in turn be required to forward them to Indirect DTC Participants or Bond Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Bondholder" (as such term is used in the related Indenture) will be Cede, as nominee of DTC, and the Bond Owners will not be recognized by the Trustee as Bondholders under the Indenture. Bond Owners will be permitted to exercise the rights of Bondholders under the related Indenture only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Bondholder under an Indenture only at the direction of one or more DTC Participants to whose account with DTC interests in the Bonds are credited.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit distributions of principal of and interest on the Bonds. DTC Participants and Indirect DTC Participants with which Bond Owners have accounts with respect to the Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners.

         Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Bond Owner to pledge its interest in the Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Bonds, may be limited due to the lack of a physical certificate evidencing such interest.

               CERTAIN LEGAL ASPECTS OF THE GATE(R) STUDENT LOANS

         The following discussion contains general summaries of certain legal aspects of student loans. Because such legal aspects are governed by applicable federal and state laws (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including the making of student loans. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code (the "UCCC") and state sales finance and other similar laws. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. In certain circumstances, the related Issuer may be liable for certain violations of consumer protection laws that apply to the GATE(R) Student Loans, either as assignee from the Originator or as the party directly responsible for obligations arising after the transfer. This liability could affect an assignee's ability to enforce consumer finance contracts.

         The Originator will represent and warrant to the Issuer that all Student Loan notes and accompanying notices and disclosures comply with all applicable state and federal laws, rules and regulations. The Originator will be liable to the Issuer either for indemnification or repurchase of the related Student Loans for breach of such representations and warranties.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the UCCC, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses that the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by an obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Since the Student Loans are subject to the requirements of the FTC Rule, the related Indenture Trustee, as holder of such Student Loans, will be subject to any claims or defenses that the borrower may assert against the Originator of the Student Loan. Such claims are limited to a maximum liability equal to the amounts paid by the borrower on the Student Loan. If a borrower were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Originator's warranties with respect to such Student Loan and would create an obligation of the Originator and the Participating Institution to indemnify the Indenture Trustee for all losses arising out of such claim or defense.

OTHER LIMITATIONS

         In addition to consumer protection laws, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the Servicer to collect payments on the Student Loans. For example, a bankruptcy court may reduce the monthly payments due under a contract or change the rate of finance charge and time or repayment of the indebtedness.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of certain anticipated federal income tax consequences of the purchase and ownership of the Bonds. The summary and the opinions referenced below are based upon the provisions of the Internal Revenue Code of 1986 (the "Code"), the legislative history thereto and the regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect (or in the case of certain regulations, proposed), all of which are subject to change, possibly on a retroactive basis, and to differing interpretations. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors who do not hold the Bonds as capital assets or who are subject to special treatment under the federal income tax laws (including, without limitation, banks, thrifts, insurance companies, dealers in securities, and real estate investment trusts). Prospective investors in the Bonds are advised to consult their own tax advisors concerning the federal, state, local, foreign or other tax consequences to them of the purchase and ownership of the Bonds.

CHARACTERIZATION OF INVESTMENTS IN BONDS

         Upon the issuance of each series of the Bonds, Thacher Proffitt & Wood, counsel to the Issuer, will deliver its opinion generally to the effect that, under the law in effect on the date thereof and assuming compliance with the related Indenture and other documents, for federal income tax purposes: (i) the Bonds will constitute indebtedness of and not equity interests in the Issuer or in a separate association taxable as a corporation and (ii) the Issuer will not be classified as an association taxable as a corporation. Prospective investors should be aware, however, that the Issuer will not seek any ruling from the Internal Revenue Service (the "Service") on the federal income tax classification of the Bonds or the classification of the Issuer and opinions of counsel are not binding on the Service or the courts.

TAXATION OF OWNERS OF BONDS

         STATED INTEREST INCOME

         Unless otherwise stated in the related Prospectus Supplement, the stated interest paid or accrued on a Bond generally will be taxable as ordinary income in accordance with the Bondholder's normal accounting method.

         ORIGINAL ISSUE DISCOUNT

         Some or all of the Bonds may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code ("OID"). Any holders of Bonds having OID generally will be required to include OID in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. The related Prospectus Supplement will state whether the related Bonds are expected to be issued with OID.

         The following discussion is based in part upon the rules governing OID that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). The OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities, such as the Bonds. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Bonds OID. Regulations have not been issued under that Section.

         The Code requires that a reasonable assumed prepayment rate (the "Prepayment Assumption") be used with respect to the Student Loans securing the Bonds and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a Bond must be the same as that used in pricing the initial offering of such Bond. The Prepayment Assumption used in reporting original issue discount for each series of Bonds will be consistent with this standard. The Prepayment Assumption used in reporting OID for the Bonds will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Servicer nor any Issuer will make any representation that the Student Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate. Although the Treasury regulations have not been issued, upon such issuance, it will be necessary to determine the Prepayment Assumption in a manner prescribed by the Treasury regulations. Thus, the Prepayment Assumption may have to be adjusted.

         The OID, if any, on a Bond will be the excess of its stated redemption price at maturity over its issue price. The issue price of a Bond will be the first cash price at which a substantial amount of the Bonds of that class are sold (excluding bond houses, brokers and underwriters) on the date of their initial issuance (the "Closing Date"). Under the OID Regulations, the stated redemption price of a Bond is equal to the total of all payments to be made on such Bond other than "qualified stated interest." With respect to any Bond bearing OID, "qualified stated interest" will be the interest that is unconditionally payable at least annually at a single fixed rate. (It is anticipated that all Bonds will bear only fixed rate interest. The use of variable rate interest will be disclosed in the related Prospectus Supplement.)

         If the accrued interest to be paid on the first Interest Payment Date is computed with respect to a period that begins prior to the Closing Date for a sale of a series of Bonds, a portion of the purchase price paid for a Bond will reflect such accrued interest. In any such case, unless otherwise disclosed in the applicable Prospectus Supplement, information returns to the Bondholders and the Service will be based on the position that the portion of the purchase price paid for the interest accrued with respect to the periods prior to the Closing Date is treated as part of the overall cost of such Bond (and not as a separate asset the cost of which is recovered entirely out of interest received on the first Interest Payment Date) and that portion of the interest paid on the first Interest Payment Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Interest Payment Date should be included in the stated redemption price of such Bond. However, the OID Regulations suggest that all or some portion of such accrued interest "may" be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first Interest Payment Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Bondholder. Where the interval between the issue date and the first Interest Payment Date on a Bond is either longer or shorter than the interval between subsequent Interest Payment Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. Although not entirely certain, the OID Regulations suggest that all interest on a long first period Bond that is issued with non-DE MINIMIS OID may be treated as OID. Bondholders should consult their own tax advisers to determine the issue price and stated redemption price at maturity of a Bond.

         Notwithstanding the general definition of OID, OID on a Bond will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Bond multiplied by its weighted average life. For this purpose, the weighted average life of a Bond is computed as the sum, for all payments of amounts included in the stated redemption price of such Bond, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) until each payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of such payment and the denominator of which is the stated redemption price of such Bond. Under the OID Regulations, OID of only a DE MINIMIS amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal balance of the Bond. The OID Regulations also would permit a Bondholder to elect to accrue DE MINIMIS OID into income on a current yield method. See "Market Discount," below.

         If OID on a Bond is in excess of a DE MINIMIS amount, the holder of such Bond must include in ordinary gross income the sum of the "daily portions" of OID for each day during its taxable year on which it held such Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Bond, the daily portions of OID will be determined as follows.

         As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to an Interest Payment Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the OID that accrued during such accrual period. Unless otherwise disclosed in the related Prospectus Supplement, the following method will be used in making that calculation. The portion of OID that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period of all of the distributions remaining to be made on the Bond, if any, in future periods and (B) the distributions made on such Bond during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the Bond will be received in future periods based on the Student Loans being prepaid at a rate equal to the

Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Bond and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Bond will be calculated based on the Student Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of OID with respect to such Bond that accrued in prior accrual periods, and reduced by the amount of any distributions made on such Bond in any prior accrual period of amounts included in the stated redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a Bond that purchases such Bond at a cost (not including payments for accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Bond. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Bond. The adjusted issue price of a Bond on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the Bond at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT

         A Bondholder that purchases a Bond at a market discount, that is, in the case of a Bond issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a Bond issued with OID, at a purchase price less than its adjusted issue price (as defined in the preceding paragraph) will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Bondholder using the accrual method of accounting to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a Bond with market discount, the Bondholder is deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. See "Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a Bond is irrevocable.

         Market discount with respect to a Bond will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the stated redemption price of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of the obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount will be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method of accruing market discount on debt instruments the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that, in each accrual period, market discount on a Bond should accrue, at the Bondholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Bond issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bond as of the beginning of the accrual period, or (iii) in the case of a Bond issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the Bond at the beginning of the accrual period. Moreover, if Bonds were issued with OID, the Prepayment Assumption used in calculating the accrual of OID would also be used in calculating the accrual of market discount. The related Prospectus Supplement will disclose the Prepayment Assumption used with respect to OID Bonds, if any. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

         To the extent that a Bond provides for monthly or periodic distributions throughout the term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were OID. Moreover, in any event a holder of a Bond generally will be required to treat a portion of any gain on the sale or exchange of such Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code, a purchaser may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense will not exceed the market discount that accrued during such taxable year and, in general, will be allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A Bond purchased at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a Bond may elect to amortize such premium under the constant yield method over the life of the Bond. Such an election applies to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certain Bondholders to elect to include all interest, discount and premium in income based on a constant yield method, treating the Bondholder as having made the election to amortize premium generally. See "Market Discount".

         The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to Bonds without regard to whether such Bonds have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the Bonds and noncorporate holders of the Bonds that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Bonds become wholly or partially worthless as the result of one or more realized losses on the Student Loans. However, it appears that a noncorporate holder that does not acquire a Bond in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a Bond will be required to accrue interest and original issue discount with respect to such Bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Student Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Bond could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         SALE OR EXCHANGE OF REGULAR BONDS

         A Bondholder's tax basis in its Bond is the price such holder pays for a Bond, plus amounts of market discount and original issue discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Bond, measured by the difference between the amount realized and the Bond's basis as so adjusted, will generally be capital gain or loss, assuming that the Bond is held as a capital asset. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided such Bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The maximum marginal tax rate on ordinary income for individual taxpayers is 39.6%. The maximum tax on capital gain realized by such a taxpayer with whom has held a bond for at least 18 months will be 20% (10% in the case of a taxpayer in the 15% ordinary income tax bracket) and the maximum tax on capital gain realized by such a taxpayer with whom has held a Bond for more than one year and less than 18 months will be 28%. The maximum tax rate on both ordinary income and capital gains of corporate taxpayers is 35%. Taxpayers other than corporations should be aware that the Code may limit deductions for interest on loans incurred to acquire Bonds held for investment if gain realized on a sale or exchange of such Bonds would be taxable at capital gains rates.

         Gain recognized on the sale of a Bond by a seller who purchased such Bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such market discount that accrued during the period such Bond was held by such holder, reduced by any market discount included in income under the rules described above under " -- Market Discount" and " -- Premium".

         A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         REPORTING

         Reporting of interest income, including any OID, with respect to the Bonds will be required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual Bondholders and the Service; Bondholders that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The Issuer must also comply with rules requiring a Bond with OID to disclose on its face the amount of OID and the issue date, and requiring such information to be reported to the Service.

         The information reports will include a statement of the adjusted issue price of the OID Bonds at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holders purchase price that the Issuer may not have, the applicable regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Market Discount".

         Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Owner Trustee.

         BACKUP WITHHOLDING WITH RESPECT TO BONDS

         Payments of interest and principal, as well as payments of proceeds from the sale of Bonds may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers or otherwise fail to establish an exemption from such tax. Any amount deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Certain penalties may also be imposed by the Service on a recipient of payments that is required to supply information but does not do so in the proper manner.

         The Indenture Trustee will report to the holders and to the Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Bonds. State income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state and local tax consequences of investments in the Bonds.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code and on collective investment funds and insurance company separate accounts in which such plans, accounts or arrangements are invested (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, and civil money penalties and other sanctions under ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

         A Plan's investment in Bonds may cause the assets constituting the related Trust Estate (the "Trust Assets") to be deemed Plan assets. Section 2510.3-101 of the regulations ("Regulations") of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply. The Regulations only apply to the purchase by a Plan of an "equity interest" in an entity. Accordingly, if the Bonds do not constitute equity interests for purposes of the Regulations, the related Issuer would not be deemed to hold Plan assets by reason of the acquisition of the Bonds by a Plan. In order not to be an equity interest under the Regulations, (i) the Bonds must be treated as indebtedness under applicable local law and (ii) the Bonds must lack any substantial equity features. Assuming that the Bonds are equity interests, the Regulations contain an exception that provides that a Plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if: (i) the entity is an operating company; or (ii) the equity investment made by the Plan is either a "publicly-offered security" as defined in the Regulations or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or
(iii) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" as defined in section 3(3) of ERISA which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan assets by reason of a plan's investment in the entity. One requirement for a class of securities to be a publicly-offered security as defined in the Regulations is that the class must be owned by 100 or more investors who are independent of the Issuer and of one another.

         There can be no assurance that any of the exceptions set forth in the Regulations will apply to the purchase of Bonds offered hereby. Under the terms of the Regulations, if the Trust were deemed to hold Plan assets by reason of a Plan's investment in Bonds, such Plan assets would include an undivided interest in the Student Loans and any other assets held by the Trust.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or the Administrator, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the related Issuer were deemed to hold Plan assets, each Bondholder may be subject to the fiduciary responsibility provisions of Title I of ERISA with respect to its right to consent or withhold consent to amendments to the Indenture.

         If the Trust Assets constitute Plan assets, the purchase of Bonds by a Plan, as well as the operation of the Trust Estate, may constitute or involve a prohibited transaction under ERISA and the Code and subject to excise taxes under Section 4975 of the Code, and penalties and other sanctions under Section 502 of ERISA unless an exemption is applicable. In addition, the persons providing services with respect to the assets of the Issuer, including the Servicer and the related Indenture Trustee, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. There are certain statutory and class exemptions issued by the DOL that could apply in such event including DOL Prohibited Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the related Issuer's assets.

INSURANCE COMPANY GENERAL ACCOUNTS

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Bonds by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Bonds should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Bonds after the date which is 18 months after the date the 401(c) Regulations become final.

         In addition, certain affiliates of the Servicer, the related Issuers, the Indenture Trustees, the Owner Trustees, the Depositor, the Administrator, the Originator and the Owner Participants are considered to be Parties in Interest or fiduciaries with respect to many Plans. An investment by such a Plan in Bonds may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

         Any Plan fiduciary that proposes to cause a Plan to purchase Bonds should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) any prohibited transaction exemption in connection therewith. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Bonds should consider whether such purchase would be appropriate under the general fiduciary standards of prudence and diversification, taking into account the overall investment policy of the Plan and its existing portfolio, and should consult with its counsel with respect to the potential applicability of ERISA and the Code.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Bond will depend on the price paid by the Bondholder, the receipt and timing of receipt of payments on the Bonds and the weighted average coupons and terms to maturity of the Student Loans in the related Trust Estate.

PAYMENT DELAYS

         With respect to any series of Bonds, a period of time will elapse between the date upon which payments or distributions on the Student Loans are collected and the Payment Date on which interest and principal on the Bonds are paid to Bondholders. That delay will likely effectively reduce the yield that could otherwise be produced if payments to Bondholders were made on or near the date payments on the Student Loans were collected.

YIELD AND PREPAYMENT CONSIDERATIONS

         A Bond's yield to maturity will be affected by the rate of principal payments on the Student Loans and the allocation thereof to reduce the principal balance of such Bond. The rate of principal payments on the Student Loans will in turn be affected by the amortization schedules thereof and the rate of principal prepayments thereon. Prepayments on the Student Loans after the fifth anniversary of issuance (and before under certain circumstances) will result in distributions on the Bonds of amounts that would otherwise accrue interest and be distributed over the remaining terms of the Student Loans. Assuming the Bonds are sold at par, a higher than anticipated rate of principal prepayments on the Student Loans will not affect the yield to maturity on the Bonds, although it will affect the average life of the Bonds. Thus, although the Bonds will be paid in full they may be retired earlier than expected. If the Bonds are sold at a discount or at premium, a higher rate of prepayment on the Student Loans will increase or decrease, respectively, the yield to maturity on the Bonds.

         Because the rates of payment of principal on the Student Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. In general, the earlier a prepayment of principal on the Student Loans is distributed on a Bond, the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The extent of prepayments of principal of the Student Loans varies between pools and from time to time may be affected by a number of factors, including, without limitation, economic, demographic, geographic, social, legal and tax. The rate of prepayment on a pool of Student Loans is also affected by prevailing market interest rates for Student Loans. When the prevailing market interest rate is below a Student Loan coupon, a borrower may have an increased incentive to refinance his or her Student Loan. There can be no assurance as to the rate of prepayment on the Student Loans in any Trust Estate or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. Furthermore, there can be no assurance that student loan programs, such as programs currently implemented or proposed by the federal or state government, will not result in significant prepayment of the Student Loans. Neither the Issuer nor the Depositor will make any representation as to the particular factors that will affect the prepayment of the Student Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Student Loans that will be paid as of any date or as to the overall rate of prepayment on the Student Loans.

         Only limited information regarding historic prepayment rates for GATE(R) Student Loans will be provided in the related Prospectus Supplement. See "Repayment History Regarding GATE(R) Student Loans" in the related Prospectus Supplement. Because the first GATER Student Loans were originated in 1994, the age of the portfolio of GATE(R) student loans serviced by the Servicer is fairly recent, and, more importantly, only a small portion of such student loans are in repayment status. Thus, the repayment experience with respect to GATE(R) student loans is insufficient to provide reliable predictive information based on the historical repayment performance of GATE(R) student loans. There can be no assurance that the Student Loans that secure any series of Bonds will be in any manner comparable to the limited historical information provided in the related Prospectus Supplement. In addition, no information regarding historic prepayment rates for other student loans serviced by the Servicer is expected to be provided in the related Prospectus Supplement, because the Depositor believes that the terms of the GATE(R) Student Loan Program are materially different from any of the other student loans serviced by the Servicer, and that any information regarding historic prepayment rates on such loans would not only be irrelevant, but might mislead investors into making erroneous judgments as to the likely level of prepayments under the GATE(R) Student Loan Program. The major differences between the GATE(R) Student Loan Program and other existing loan programs, which the Registrant believes are likely to affect the level of prepayments, are:

         (i) Other student loan programs that involve loans which carry a fixed-rate interest rate over their term generally bear interest at a below-market, subsidized rate, while the GATE(R) fixed-rate and the initial rate for adjustable rate loans is based on actual market conditions at the time of origination. Since borrowers will generally not prepay a loan bearing interest at a below-market rate, prepayment speeds for such loans may be significantly slower than what could be expected for the Student Loans.

         (ii) While Student Loan repayments are of interest only for five years and then rise over time to include escalating amortization of principal, most other student loan repayment schedules require immediate amortization of principal and are either level over their terms or decline over time. As a result, the borrower's repayment burden is significantly different under the GATE(R) Student Loan Program than under other student loan programs, and could also significantly affect the prepayment speeds of the Student Loans.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Student Loans and the rate at which payments are made from the Collateral Proceeds Account or the Reserve Fund for a related series of Bonds may affect the ultimate maturity and the weighted average life of the Bonds of such series. Weighted average life refers to the average amount of time that will elapse from the date of issue of an instrument until each dollar of principal of such instrument is repaid to the investor.

         The weighted average life of a series of Bonds will be influenced by the rate at which principal on the related Student Loans, whether in the form of scheduled amortization or prepayments, is paid on such series of Bonds. Prepayment rates on loans are commonly measured relative to a prepayment standard or model. The related Prospectus Supplement will describe specific prepayment standards or models.

         The Prospectus Supplement with respect to each series of Bonds will contain tables, if applicable, setting forth the projected weighted average life of such series of Bonds and the percentage of the initial Aggregate Current Principal Amount of such series that would be outstanding on specified Payment Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Student Loans are made at rates corresponding to various percentages of specified models, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Bonds to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Bonds.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         INCREASED PRINCIPAL PAYMENTS; EXTENSIONS OF MATURITY

         The Student Loans require that principal payments only be made after the first five years after graduation (the "Interest Only Period"). Thus, monthly loan payments will gradually increase in size. The ability of a borrower to make increased principal payments may depend upon its ability to refinance the loan and other economic factors, and, therefore, there is a risk that the Student Loans may default during the eight years of principal amortization after the Interest Only Period, or that the maturity of a Student Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower. In order to minimize losses on defaulted Student Loans, the Servicer, to the extent and under the circumstances set forth in the related Prospectus Supplement, may be authorized to modify Student Loans that are in default or as to which a payment default is imminent. Any defaulted principal payment or modification that extends the maturity of a Student Loan will tend to extend the weighted average life of the Bonds, thereby lengthening the period of time elapsed from the date of issuance of a Bond until it is retired.

         NEGATIVE AMORTIZATION

         The weighted average life of a series of Bonds may be affected by (i) students that defer repayment of their respective Student Loans to attend graduate school or (ii) by Servicer approved forbearance periods during which a student's monthly payments on the related Student Loan may be deferred or reduced due to such student's inability to make scheduled payments. During any such deferment or forbearance period, interest accrued on a Student Loan will be added to the outstanding principal balance of such Student Loan, thus causing negative amortization. To the extent that deferred interest is added to the principal balance of a Student Loan, future interest accruals are computed on that higher principal balance and the scheduled payment is increased to amortize the unpaid principal over the remaining amortization term of the Student Loan. Accordingly, the weighted average lives of the Bonds will increase.

                                  UNDERWRITING

         The Bonds offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Bonds may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Bonds will be distributed in a firm commitment underwriting, subject to the terms and conditions of an underwriting agreement to be entered into between the Issuer and an underwriter or underwriters named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Bonds agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Issuer. In connection with the sale of Bonds, underwriters may receive compensation from the Issuer or from purchasers of Bonds in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Issuer.

         Alternatively, the Prospectus Supplement may specify that Bonds will be distributed by an underwriter or underwriters acting as agent, or in some cases as principal, with respect to Bonds that it has previously purchased or agreed to purchase. If an underwriter acts as agent in the sale of Bonds, it will receive a selling commission with respect to such Bonds, depending on market conditions, expressed as a percentage of the Aggregate Current Principal Balance of such Bonds as of the related closing date. The exact percentage for each series of Bonds will be disclosed in the related Prospectus Supplement. To the extent that an underwriter or underwriters elect to purchase Bonds as principal, such underwriter or underwriters may realize losses or profits based upon the difference between the purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Bonds of such series.

         Each Issuer of a series of Bonds will indemnify the underwriter or underwriters thereof against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments such underwriter or underwriters may be required to make in respect thereof.

         The Depositor anticipates that the Bonds will be sold primarily to institutional investors. Purchasers of Bonds, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Bonds. Bondholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                              FINANCIAL INFORMATION

         A new Issuer will be formed with respect to each series of Bonds and no Issuer will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Bonds. Accordingly, no financial statements with respect to any Issuer will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of each class of any series of Bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency; provided, however, unless otherwise specified in the related Prospectus Supplement neither the Depositor nor any Issuer will be obligated to maintain such rating.

         Ratings on collateralized student loan bonds address the likelihood of receipt by bondholders of all payments due on the bonds. These ratings address the structural, legal and issuer-related aspects associated with such bonds and the nature of the underlying student loans. Ratings on collateralized student loan bonds do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, bondholders might suffer a lower than anticipated yield. In addition, the default experience of the Student Loans securing a series of Bonds may exceed anticipated default levels, thus causing the Rating Agency to lower its rating on such series of Bonds and in extreme cases Bondholders might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                                  LEGAL MATTERS

         Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Bonds, including certain federal income tax consequences, will be passed upon for the Depositor and the Issuer by Thacher Proffitt & Wood, New York, New York.

                           GLOSSARY OF PRINCIPAL TERMS

ADMINISTRATOR: First Marblehead Data Services, Inc.

AGGREGATE CURRENT PRINCIPAL AMOUNT: With respect to any series of Bonds, an amount equal to the original principal amount of such series of Bonds, minus all prior payments, if any, made with respect to principal of such series of Bonds.

AMORTIZATION DATE: The date on which amortization of the principal of a Student Loan commences, which date is immediately after the end of the Interest Only Period.

AVAILABLE FUNDS: Amounts on deposit in the Collateral Proceeds Account and the Reserve Fund available to pay interest and principal on the Bonds which unless otherwise specified in the related Prospectus Supplement, are equal to (i) all monthly interest collected with respect to the Student Loans during the six-month period ending on the 15th day of the calendar month in which the related Payment Date occurs (each such period, a "Collection Period"); (ii) all monthly principal collected with respect to the Student Loans during the related Collection Period together with any and all prepayments received with respect to the Student Loans during the Collection Period; (iii) net liquidation proceeds related to defaulted Student Loans received during the Collection Period; (iv) reinvestment income deposited in the Collateral Proceeds Account during the Collection Period and (v) funds in the Reserve Fund in excess of the Interest Reserve Amount.

BANA ORIGINATION AGREEMENT: A Loan Packaging and Funding Agreement between BANA and an Owner Participant.

BANKBOSTON ORIGINATION AGREEMENT: An Origination and Funding Agreement between BankBoston and an Owner Participant.

BOND INTEREST RATE: The rate of interest payable on the Bonds as set forth in the related Prospectus Supplement.

BOND OWNER:  A person acquiring an interest in the Bonds.

BONDHOLDERS:  Holders of interests in the Bonds.

BONDS: Collectively, each class of collateralized student loan bonds, issuable in series pursuant to an Indenture.

CEDE:  Cede & Co.

CLOSING DATE: The closing date for a sale of a series of Bonds as set forth in the related Prospectus Supplement.

CODE:  The Internal Revenue Code of 1986, as amended.

COLLATERAL PROCEEDS ACCOUNT: For each series of Bonds, a trust account or accounts into which all amounts collected on the Student Loans, net of the Servicing Fee, will be remitted.

COLLECTION PERIOD: The six month period ending the 15th day of the calendar month in which a related Payment Date occurs, or the date specified in the related Prospectus Supplement.

COMMISSION:  The Securities and Exchange Commission.

COMMITTEE REPORT: The Conference Committee Report accompanying the Tax Reform Act of 1986.

COST OF ISSUANCE ACCOUNT: For each series of Bonds, a trust account into which the Cost of Issuance Amount shall be deposited.

COST OF ISSUANCE AMOUNT: For each series of Bonds, the amount specified in the related Prospectus Supplement.

COST OF ISSUANCE: The costs or expenses incurred by the related Issuer in connection with the issuance of a series of Bonds.

DEFINITIVE BONDS: Bonds in fully registered, certificated form issued to Bond Owners or their nominees.

DEPOSITOR:  The National Collegiate Trust.

DEPOSITORY:  The Depository Trust Company and any successor depository.

DOL:  United States Department of Labor.

DTC:  The Depository Trust Company.

DTC PARTICIPANTS:  DTC's participating organizations.

ELIGIBLE INVESTMENTS: Eligible investments identified in the related Indenture, that the Indenture Trustee is permitted to invest funds deposited in the Collateral Proceeds Account and the Reserve Fund.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

EVENT OF DEFAULT: With respect to the Bonds, an event of default under the Indenture.

EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

FUNDING AMOUNT: The maximum aggregate Liquidity Capital Contributions and Mandatory Capital Contributions a Funding Owner is required to make under the Trust Agreement.

FUNDING OWNER: An Owner Participant identified in the related Prospectus Supplement that is obligated to make Liquidity Capital Contributions and Mandatory Capital Contributions to the Issuer pursuant to the Trust Agreement.

FUNDING OWNER PAYMENTS: Mandatory Capital Contributions and Liquidity Capital Contributions.

INDENTURE: A trust indenture pursuant to which each Issuer will issue a series of Bonds.

INDENTURE TRUSTEE: A bank or trust company acting as trustee for the Bondholders under the related Indenture and to whom the Student Loans will be pledged as collateral by the related Issuer.

INDIRECT DTC PARTICIPANTS: Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

INTEREST ACCRUAL PERIOD: The six-month period from the most recent Payment Date (or from the date specified in the related Prospectus Supplement, in the case of the first payment of interest on the Bonds) through the last day preceding the related Payment Date, or such other period as is specified in the related Prospectus Supplement.

INTEREST ONLY PERIOD: With respect to a Student Loan, the period in which interest and not principal is due and payable on such Student Loan which period follows termination of a student's full-time enrollment.

INTEREST PAYMENT DATE:  The date on which interest is payable on the Bonds.

INTEREST RESERVE AMOUNT: With respect to any Payment Date, an amount equal to the amount of interest payable on the related series of Bonds on the next succeeding Payment Date.

ISSUER:  Separate trusts established by the Depositor to issue Bonds.

LIQUIDITY CAPITAL CONTRIBUTION: A capital contribution made by a Funding Owner pursuant to the Trust Agreement to cover shortfalls in the Interest Reserve Amount.

MANDATORY CAPITAL CONTRIBUTION: A capital contribution made by a Funding Owner pursuant to the Trust Agreement to cover losses on the Student Loans (up to the Funding Amount) as more particularly described in the related Prospectus Supplement.

NON-FUNDING OWNER: A Participating Institution identified in the related Prospectus Supplement that is not required to make Funding Owner Payments.

OID REGULATIONS: The Treasury regulations issued under the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code.

ORIGINATION AGREEMENT: A BankBoston Origination Agreement or a BANA Origination Agreement.

ORIGINATOR: An originator of Student Loans, which may be BankBoston, N.A., Bank of America National Association or an originator of student loans identified in the related Prospectus Supplement.

OWNER PARTICIPANTS: Educational institutions holding all or any portion of the beneficial ownership of an Issuer.

OWNER TRUSTEE: A bank, trust company or other fiduciary acting as owner trustee for the Issuer.

PARTICIPATING INSTITUTION: A professional school or four-year public or private undergraduate college, or university that participates in the Program.

PARTIES IN INTEREST: Persons who have certain specified relationships to a Plan.

PAYMENT DATE:  An Interest Payment Date and/or a Principal Payment Date.

PAYMENT DATE STATEMENT: With respect to any Payment Date, a statement regarding the Bonds and the Student Loans prepared by the Indenture Trustee and delivered to the Issuer and each Bondholder pursuant to the related Indenture.

PLANS: Employee benefit plans, certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, and collective investment funds and insurance company separate accounts in which such plans, accounts or arrangements are investments.

POOL LIMIT: With respect to each Trust Estate, ten percent of the initial aggregate principal balance of the pool of Student Loans in such Trust Estate.

PREPAYMENT ASSUMPTION: A reasonable, assumed prepayment rate with respect to the Student Loans securing the Bonds.

PREPAYMENTS COLLECTION PERIOD: With respect to each Payment Date, the six-month period ending on the 15th day of the calendar month preceding the month in which the related Payment Date occurs.

PRINCIPAL PAYMENT DATE:  The date on which principal is payable on the Bonds.

PROGRAM:  The GATE(R) Student Loan Program.

PROGRAM MANUAL: The GATE(R) Student Loan Program's Policies and Procedure
Manual.

RATING AGENCY:  A nationally recognized statistical rating agency.

REGULATIONS:  The regulations of the DOL.

RESERVE FUND: A reserve fund established and maintained by the Indenture Trustee pursuant to the related Indenture for the benefit of the holders of the related series of Bonds.

SENIOR BONDS: With respect to any series of Bonds, the class of bonds that is senior in right of payment of principal to any other class of Bonds of such series.

SCHEDULED DEFERMENT END DATE: With respect to each Student Loan, the September 30th immediately following the expected graduation date for the related student as set forth in the related Student Loan promissory note.

SERVICER:  The Pennsylvania Higher Education Assistance Agency.

SERVICING AGREEMENT: The servicing agreement entered into between the Depositor and the Servicer pursuant to which the Servicer has agreed to service the Student Loans.

SERVICING FEE:  The monthly fee payable to the Servicer for its services.

STATED MATURITY DATE: The scheduled maturity date of the related series of Bonds.

STUDENT LOANS: The GATE(R) fixed-rate and/or adjustable rate loans to students securing each series of Bonds.

SUBORDINATE BONDS: With respect to any series of Bonds, the Class of Bonds that is subordinate in right to payment of principal to any other Class of Bonds of such series.

TRUST AGREEMENT: The related Trust Agreement initially between the Depositor and the related Owner Trustee regarding the formation of the related Issuer.

TRUST ASSETS: The assets constituting a Trust Estate.

TRUST ESTATE: The trust estate with respect to a series of Bonds, consisting primarily of the related pool of Student Loans.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                                TABLE OF CONTENTS

                           PROSPECTUS SUPPLEMENT                            Page
                                                                            ----

Summary of Prospectus Supplement.............................................S-1
Risk Factors.................................................................S-9
Use of Proceeds.............................................................S-11
Description of the Student Loans............................................S-11
The Servicer................................................................S-15
The Originators.............................................................S-18
The Owner Participants......................................................S-18
The Owner Trustee...........................................................S-23
The Administrator...........................................................S-23
Description of the Bonds....................................................S-24
Credit Enhancements.........................................................S-26
Description of the Indenture................................................S-30
Certain Yield and Prepayment Considerations.................................S-34
Certain Federal Income Tax Consequences.....................................S-36
ERISA Considerations........................................................S-39
Underwriting................................................................S-41
Legal Matters...............................................................S-42
Rating......................................................................S-42

                                   PROSPECTUS

Prospectus Supplement..........................................................1
Available Information..........................................................1
Incorporation Of Certain.......................................................1
  Information By Reference.....................................................1
Summary Of Prospectus..........................................................2
Risk Factors..................................................................10
The Depositor.................................................................13
The Issuer....................................................................14
The Administrator.............................................................14
Use Of Proceeds...............................................................14
The GATE(R) Student Loan Program..............................................15
The Servicer..................................................................18
The Originator................................................................20
Description Of The Bonds......................................................21
Description Of The Indenture..................................................28
Certain Legal Aspects Of The GATE(R)
  Student Loans...............................................................33
Certain Federal Income Tax Consequences.......................................34
State Tax Consequences........................................................41
Erisa Considerations..........................................................42
Yield Considerations..........................................................44
Underwriting..................................................................47
Financial Information.........................................................48
Rating........................................................................48
Legal Matters.................................................................49
Glossary Of Principal Terms...................................................50












                                  THE NATIONAL
                            COLLEGIATE TRUST 1997-S2



                                    GRADS(R)


                          7.24% COLLATERALIZED STUDENT
                                   LOAN BONDS
                                 SERIES 1997-S2


                                   ----------

                              PROSPECTUS SUPPLEMENT

                                NOVEMBER 25, 1997

                                   ----------



                              BANCAMERICA ROBERTSON
                                    STEPHENS